As filed with the Securities and Exchange Commission on May 6, 1997
                                                Registration No. 333-16279
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

         Registration Statement under the Securities Act of 1933

                              Amendment No. 2

         FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
          (Exact name of registrant as specified in its charter)

        NEW YORK                   6355
    (State or other         (Primary Standard         (I.R.S. Employer
    jurisdiction of             Industrial          Identification No.)
    incorporation or       Classification Code           13-3919096
     organization)               Number)

                          230 Park Avenue, Suite 966
                              New York, New York
                              (212) 973-9647
 (Address and Telephone Number of registrant's principal executive office)

    Marilyn Talman, Esq.                       COPY TO:
    First Golden American Life Insurance       Stephen Roth, Esq.
      Company of New York                      Sutherland, Asbill &
    1001 Jefferson Street, Suite 400             Brennan, L.L.P.
    Wilmington, DE  19801                      1275 Pennsylvania Avenue, N.W.
    (302) 576-3516                             Washington, D.C.  20004-2404
    (Name and Address of Agent for Service of Process)
                               ____________

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement
                               _____________

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... [X]

                      Calculation of Registration Fee

                                 Proposed       Proposed
   Title of     Amount Being     Maximum        Maximum       Amount of
  Securities     Registered      Offering      Aggregate     Registration
    Being                         Price         Offering         Fee
  Registered                   Per Unit (1)    Price (1)
___________________________________________________________________________

   Annuity          N/A            N/A        $25,080,000       $7,600
  Contracts
(Interests in
    Fixed
   Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
(2)      Previously paid.
__________________________________________________________________________

FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                          CROSS REFERENCE SHEET
                 Pursuant to Regulation S-K, Item 501(b)


Form S-1 Item No. and Caption       Prospectus Heading
-----------------------------       ------------------

 1.  Forepart of the Registration   Outside Front Cover
     Statement and Outside Front    Page
     Cover Page of Prospectus

 2.  Inside Front and Outside Back  Summary of the
     Cover of Prospectus            Contract; Table of
                                    Contents

 3.  Summary Information, Risk      Outside Front Cover
     Factors and Ratio of Earnings  page; Facts About the
     to Fixed Charges               Company and the
                                    Accounts; Summary of
                                    the Contract;
                                    Definitions

 4.  Use of Proceeds                Facts About the Company
                                    and the Accounts

 5.  Determination of Offering      Not Applicable
     Price

 6.  Dilution                       Not Applicable

 7.  Selling Security Holders       Not Applicable

 8.  Plan of Distribution           Selling the Contract

 9.  Description of Securities to   Summary of the
     be Registered                  Contract; Facts About
                                    the Contract

10.  Interest of Named Experts and  Experts
     Counsel

11.  Information of Named Experts   First Golden; More
     and Counsel                    Information About First
                                    Golden American Life
                                    Insurance Company of
                                    New York; Directors and
                                    Executive Officer;
                                    Legal Proceedings

12.  Disclosure of Commission       Part II, Item 14
     Position on
     Indemnification for
     Securities Act Liabilities

                                 PART I


                             EXPLANATORY NOTE


       The Contracts covered by this Registration Statement are being offered through two different distribution systems. Therefore, there are two Prospectuses ("Version 1" and "Version 2") for the Contracts covered by this registration statement, one pertaining to each distribution system. Version 2 differs from Version 1 in the following respects: (a) Version 2 offers different variable funding options; and (b) Version 2 is intended to be used by a different retail distribution system, receiving different compensation, than is the case for Version 1. Both versions contain the same features and options other than the variable funding options. In particular, Version 1 and Version 2 include the market value adjusted fixed account option covered by this registration statement. Other interests in the Contract identical to both Version 1 and Version 2 are covered by a registration statement on Form N-4 (File Nos. 333-16501, 811-07935).

       This  Post-Effective Amendment includes the text  of  both
       Version 1 and Version 2 of the Prospectus.


       The Prospectus contained herein does not contain all of the information permitted by Securities and Exchange Commission Regulations. Therefore, this Amendment No. 2 on Form S-1 for First Golden American Life Insurance Company of New York ("First Golden") incorporates by reference the Statement of Additional Information for the GoldenSelect DVA PLUS and Empire PrimElite Combination Variable and Fixed Annuity, and Part C (Other Information) contained the in Registration Statement on Form N-4 (post-effective amendment No. 1, File Nos. 333-16501, 811-07935, filed on or about the date hereof) for First Golden Separate Account NY-B. This information may be obtained free of charge from First Golden American Life Insurance Company of New York by calling Customer Service at 800-963-9539.

FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.

                       DEFERRED COMBINATION VARIABLE AND
                           FIXED ANNUITY PROSPECTUS
                             GOLDENSELECT DVA PLUS
-------------------------------------------------------------------------------

This prospectus describes individual deferred variable annuity Contracts (the "Contract") offered by First Golden American Life Insurance Company of New York ("First Golden," "we," "our" or "us"). The Owner ("you" or "your") pur-chases the Contract with an Initial Premium and is permitted to make addi-tional premium payments.

The Contract is funded by two accounts, Separate Account NY-B ("Account NY-B") and the Fixed Account (collectively, the "Accounts").

Nineteen Divisions of Account NY-B are currently available under the Contract. The investments available through the Divisions of Account NY-B include mutual fund portfolios (the "Series") of The GCG Trust (the "GCG Trust") and the Equi-Select Series Trust (the "ESS Trust"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee Periods of-fered. Not all Guarantee Periods may be available for new allocations.

This prospectus describes the Contract and provides background information re-garding Account NY-B and the Fixed Account. The prospectuses for the GCG Trust and the ESS Trust (individually, "a Trust," and collectively, "the Trusts"), which must accompany this prospectus, provide information regarding investment activities and policies of the Trusts.

You may allocate your premiums among the nineteen Divisions and the Fixed Al-locations available under the Contract in any way you choose, subject to cer-tain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to as-sess a charge for each allocation change after the twelfth allocation change in a Contract Year.

Your Accumulation Value in Account NY-B will vary in accordance with the in-vestment performance of the Divisions selected by you. Therefore, you bear the entire investment risk for all amounts allocated to Account NY-B. You also bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guarantee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commence-ment Date when the Owner is other than an individual.

This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before in-vesting. A Statement of Additional Information, dated May 1, 1997, about Ac-count NY-B has been filed with the Securities and Exchange Commission ("SEC") and is available without charge upon request. To obtain a copy of this docu-ment call or write our Customer Service Center. The Table of Contents of the Statement of Additional Information may be found on the last page of this pro-spectus. The Statement of Additional Information is incorporated herein by reference.

-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONTRACTS AND UNDERLYING SERIES SHARES WHICH FUND THE CONTRACTS ARE NOT IN-SURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGA-TIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO MARKET FLUCTUATION, REINVESTMENT RISK AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE GCG TRUST AND THE ESS TRUST.

DISTRIBUTED BY:                ISSUED BY:                         ADMINISTERED AT:
Directed Services, Inc.        First Golden American Life         Customer Service Center
Wilmington, Delaware 19801     Insurance Company of New York      230 Park Avenue, Suite 966
                                                                  New York, NY 10169
                               HOME OFFICE:                       1-800-963-9539
                               New York, New York

                                PROSPECTUS DATED: MAY 1, 1997

-------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                                            PAGE
DEFINITION OF TERMS........................................................   1
SUMMARY OF CONTRACT........................................................   3
FEE TABLE..................................................................   5
CONDENSED FINANCIAL AND OTHER INFORMATION..................................   8
FINANCIAL STATEMENTS.......................................................   8
 Performance Related Information
INTRODUCTION...............................................................   9
 First Golden..............................................................   9
 The GCG Trust and the ESS Trust...........................................   9
 Separate Account NY-B.....................................................   9
 Account NY-B Divisions....................................................  10
 Changes Within Account NY-B...............................................  13
 The Fixed Account.........................................................  13
FACTS ABOUT THE CONTRACT...................................................  15
 The Owner.................................................................  15
 The Annuitant.............................................................  16
 The Beneficiary...........................................................  16
 Change of Owner or Beneficiary............................................  16
 Availability of the Contract..............................................  16
 Types of Contracts........................................................  16
 Your Right to Select or Change Contract Options...........................  17
 Premiums..................................................................  17
 Making Additional Premium Payments........................................  17
 Crediting Premium Payments................................................  17
 Restrictions on Allocation of Premium Payments............................  18
 Your Right to Reallocate..................................................  18
 Dollar Cost Averaging.....................................................  18
 What Happens if a Division is Not Available...............................  19
 Accumulation Value in Each Division.......................................  19
 Measurement of Investment Experience......................................  20
 Cash Surrender Value......................................................  20
 Surrendering to Receive the Cash Surrender Value..........................  20
 Partial Withdrawals.......................................................  20
 Automatic Rebalancing.....................................................  22
 Proceeds Payable to the Beneficiary.......................................  22
 Death Benefit Options.....................................................  22
 Reports to Owners.........................................................  23
 When We Make Payments.....................................................  23

                                                                            PAGE
CHARGES AND FEES..........................................................   23
 Charge Deduction Division................................................   23
 Charges Deducted from the Accumulation Value.............................   24
 Charges Deducted from the Divisions......................................   24
 Trust Expenses...........................................................   25
CHOOSING YOUR ANNUITIZATION OPTIONS.......................................   25
 Annuitization of Your Contract...........................................   25
 Annuity Commencement Date Selection......................................   26
 Frequency Selection......................................................   26
 The Annuitization Options................................................   26
 Payment When Named Person Dies...........................................   27
OTHER CONTRACT PROVISIONS.................................................   27
 In Case of Errors in Application Information.............................   27
 Contract Changes--Applicable Tax Law.....................................   27
 Your Right to Cancel or Exchange Your Contract...........................   27
 Other Contract Changes...................................................   27
 Group or Sponsored Arrangements..........................................   28
 Selling the Contract.....................................................   28
REGULATORY INFORMATION....................................................   28
 Voting Rights............................................................   28
 State Regulation.........................................................   28
 Legal Proceedings........................................................   28
 Legal Matters............................................................   28
 Experts..................................................................   29
MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW
YORK......................................................................   29
 Management's Discussion and Analysis of Financial Condition and Results
 of Operations............................................................   29
 Directors and Executive Officers.........................................   31
FEDERAL TAX CONSIDERATIONS................................................   33
 Introduction.............................................................   33
 Tax Status of First Golden...............................................   33
 Taxation of Non-Qualified Annuities......................................   33
 IRA Contracts and Other Qualified Retirement Plans.......................   36
 Federal Income Tax Withholding...........................................   39
FINANCIAL STATEMENTS OF FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF
NEW YORK..................................................................   40
STATEMENT OF ADDITIONAL INFORMATION.......................................   51
 Table of Contents........................................................   51
APPENDIX A................................................................  A-1
 Market Value Adjustment Examples.........................................  A-1

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

                                       I

-------------------------------------------------------------------------------
DEFINITION OF TERMS

ACCOUNTS
Separate Account NY-B and the Fixed Account.

ACCUMULATION VALUE
The total amount invested under the Contract. Initially, this amount is equal to the premium paid. Thereafter, the Accumulation Value will reflect the pre-miums paid, investment experience of the Divisions and interest credited to your Fixed Allocations, charges deducted and any partial withdrawals.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION
An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turn-ing age 80, as adjusted for additional premiums and partial withdrawals.

ANNUITANT
The person designated by the Owner to be the measuring life in determining An-nuity Payments.

ANNUITY COMMENCEMENT DATE
The date on which Annuity Payments begin.

ANNUITY OPTIONS
Options the Owner selects that determine the form and amount of Annuity Pay-ments.

ANNUITY PAYMENT
The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

ATTAINED AGE
The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

BENEFICIARY
The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

BUSINESS DAY
Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE
The amount the Owner receives upon surrender of the Contract, including any Market Value Adjustment.

CHARGE DEDUCTION DIVISION
The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Liquid Asset Division.

CONTINGENT ANNUITANT
The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT
The entire Contract consisting of the basic Contract and any riders or en-dorsements.

CONTRACT ANNIVERSARY
The anniversary of the Contract Date.

CONTRACT DATE
The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

CONTRACT PROCESSING DATES
The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next suc-ceeding Valuation Date. The Contract Processing Dates will be once each year on the Contract Anniversary.

CONTRACT PROCESSING PERIOD
The first Contract processing period begins with the Contract Date and ends at the close of business on the first Contract Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract Processing Date and extend to the close of business on the next Con-tract Processing Date. There is one Contract processing period each year.

CONTRACT YEAR
The period between Contract anniversaries.

CUSTOMER SERVICE CENTER
Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

DIVISIONS
The investment options available under Account NY-B.

ENDORSEMENTS
An endorsement changes or adds provisions to the Contract.

EXPERIENCE FACTOR
The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT
An Account which contains all of our assets that support Owner Fixed Alloca-tions and any interest credited thereto.

FIXED ALLOCATION
An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

FREE LOOK PERIOD
The period of time within which the Owner may examine the Contract and return it for a refund.

GUARANTEED INTEREST RATE
The effective annual interest rate which we will credit for a specified Guar-antee Period. The Guaranteed Interest Rate will never be less than 3%.

GUARANTEE PERIOD
The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

INDEX OF INVESTMENT EXPERIENCE
The index that measures the performance of a Division.

INITIAL PREMIUM
The payment required to put a Contract into effect.

ISSUE AGE
The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

ISSUE DATE
The date the Contract is issued at our Customer Service Center.

MARKET VALUE ADJUSTMENT
A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed Allocation prior to the end of a Guarantee Period.

MATURITY DATE
The date on which a Guarantee Period matures.

OWNER
The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

RIDER
A rider amends the Contract, in certain instances adding benefits.

SPECIALLY DESIGNATED DIVISION
The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify oth-erwise. The Specially Designated Division currently is the Liquid Asset Divi-sion.

STANDARD DEATH BENEFIT OPTION
The death benefit option that you will receive under the Contract unless the Annual Ratchet Death Benefit Option is elected. The death benefit provided by this option is equal to the greatest of (i) Accumulation Value; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

VALUATION DATE
The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD
Each business day together with any non-business days before it.

-------------------------------------------------------------------------------
SUMMARY OF CONTRACT

This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract. Information concerning the Series underlying the Divisions of Account NY-B and the Fixed Account is set forth in the Trusts' prospectuses.

This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this pro-spectus and in the Contract. The Contract, together with any riders or en-dorsements, constitutes the entire agreement between you and us and should be retained as part of your permanent records.

This prospectus has been designed to provide you with the necessary informa-tion to make a decision on purchasing the Contract. You have a choice of in-vestments. We do not promise that your Accumulation Value will increase. De-pending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

DESCRIPTION OF THE CONTRACT
The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, an individual retirement annuity ("IRA") meeting the requirements of section 408(b) of the Internal Revenue Code of 1986 ("qualified plan"). For a Contract funding a qualified plan, dis-tributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan ("non-qualified plan").

The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the annuity commencement date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your An-nuity Options.

AVAILABILITY
We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qual-ified plans, except for rollover contributions). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Other Contract Provisions, Group or Spon-sored Arrangements.

The minimum additional premium payment we will accept is $500 for a non-quali-fied plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all an-nuities that you maintain with us to exceed $1,000,000.

THE DIVISIONS
Each of the nineteen Divisions of Account NY-B offered under this prospectus invests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account NY-B invests in a corresponding Series of the GCG Trust, managed by Directed Services, Inc. ("DSI"), or a correspond-ing Series of the ESS Trust, managed by Equitable Investment Services, Inc. ("EISI," and together with DSI, the "Managers"). The Trusts and the Managers have retained several portfolio managers to manage the assets of each Series. See Facts About the Company and the Accounts, Account NY-B Divisions.

HOW THE ACCUMULATION VALUE VARIES
The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumulation Value also reflects premium payments, charges deducted and partial withdrawals. See Facts About the Contract, Accumulation Value in Each Division.

THE FIXED ACCOUNT
The investments available through the Fixed Account include various Fixed Al-locations which we credit with fixed rates of interest for the Guarantee Peri-ods you select. We reset the interest rates for new Guarantee Periods periodi-cally based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

You bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Pe-riod may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program. Systematic withdrawals from a Fixed Allocation also are not subject to a Market Value Adjustment.

MARKET VALUE ADJUSTMENT
We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Alloca-tion made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account NY-B.

SURRENDERING YOUR CONTRACT
You may surrender the Contract and receive its Cash Surrender Value at any time while both the Annuitant and Owner are living and before the Annuity Com-mencement Date. See Facts About the Contract, Cash Surrender Value and Surren-dering to Receive the Cash Surrender Value.

TAKING PARTIAL WITHDRAWALS
After the Free Look Period, prior to the annuity commencement date and while the Contract is in effect, you may take partial withdrawals from the Accumula-tion Value of your Contract. You may elect in advance to take systematic par-tial withdrawals on a monthly, quarterly or annual basis. If you have an IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or an-nual basis.

Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Par-tial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial With-drawals.

DOLLAR COST AVERAGING
Under this program, you may choose to have a specified dollar amount trans-ferred from either the Limited Maturity Bond Division, Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period to the other Divisions of Account NY-B on a monthly basis with the objective of shielding your in-vestment from short-term price fluctuations. See Facts About the Contract, Dollar Cost Averaging.

YOUR RIGHT TO CANCEL THE CONTRACT
You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract. For purposes of admin-istering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to Cancel or Exchange Your Contract.

YOUR RIGHT TO CHANGE THE CONTRACT
The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract Provisions, Other Contract Changes.

DEATH BENEFIT OPTIONS
The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are two death benefit options that may be available to you under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced Death Benefit Option. See Facts About the Contract, Death Benefit Options. We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

DEDUCTIONS FOR CHARGES AND FEES
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain re-strictions we impose. See Facts About the Contract, Restrictions on Allocation of Premium Payments. We then may deduct an annual Contract fee from your Accu-mulation Value; other charges, including the mortality and expense risk charge and asset based administrative charge, are deducted from the Account NY-B Di-visions. See Fee Table, Other Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other Con-tract Provisions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account NY-B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

FEDERAL INCOME TAXES
The ultimate effect of Federal income taxes on the amounts held under an annu-ity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on First Golden's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on in-creases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or surren-der the Contract before reaching age 59 1/2. See Federal Tax Considerations.

-------------------------------------------------------------------------------
FEE TABLE

TRANSACTION EXPENSES/1/

Contingent Deferred Sales Charge/2/ (imposed as a percentage of premium pay-ments withdrawn upon excess partial withdrawal or surrender):/3/

              COMPLETE YEARS ELAPSED   SURRENDER
              SINCE PREMIUM PAYMENT     CHARGE
                       0                   7%
                       1                   6%
                       2                   5%
                       3                   4%
                       4                   3%
                       5                   2%
                       6                   1%
                       7+                  0%

     Excess Allocation Charge............................................ $0/4/

ANNUAL CONTRACT FEES

     Administrative Charge................................................ $30
     (Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

SEPARATE ACCOUNT ANNUAL EXPENSES (percentage of assets in each Division):/5/

                                                                     ENHANCED
                                                      STANDARD    DEATH BENEFIT
                                                    DEATH BENEFIT ANNUAL RATCHET
                                                    ------------- --------------
     Mortality and Expense Risk Charge.............     1.10%         1.25%
     Asset Based Administrative Charge.............     0.15%         0.15%
                                                        -----         -----
     Total Separate Account Expenses...............     1.25%         1.40%

THE GCG TRUST ANNUAL EXPENSES (based on combined net assets of the indicated groups of Series):

                                                    OTHER            TOTAL
                 SERIES              FEES/6/     EXPENSES/7/       EXPENSES
                 ------              ------- ------------------- -------------
     Multiple Allocation, Fully
     Managed, Capital Appreciation,
     Rising Dividends, All-Growth,    0.99%         0.01%            1.00%
     Real Estate, Hard Assets,
     Value Equity, Strategic
     Equity, and Small Cap Series:

     Emerging Markets Series:/8/      1.75%         0.05%            1.80%

     Managed Global Series:/9/        1.25%         0.01%            1.26%

     Limited Maturity Bond and        0.60%         0.01%            0.61%
     Liquid Asset Series:

THE ESS TRUST ANNUAL EXPENSES:

                                                    OTHER            TOTAL
                                                  EXPENSES         EXPENSES
                                                AFTER EXPENSE    AFTER EXPENSE
                 SERIES              FEES/6/  REIMBURSEMENT/10/  REIMBURSEMENT
                 ------              ------- ------------------- -------------

     OTC, Research and Total Return   0.80%         0.40%            1.20%
     Portfolios

     Growth & Income and Value +      0.95%         0.40%            1.35%
     Growth Portfolios

-------------------
 1 A Market Value Adjustment, which may increase or decrease your Accumulation
   Value, may apply to certain transactions. See Market Value Adjustment.
 2 We also deduct a charge for premium taxes (which can range from 0% to 3.5% of premium) from your Accumulation Value upon surrender, excess partial withdrawals or on the Annuity Commencement Date. See Premium Taxes.
 3 For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an ex-cess partial withdrawal are not treated as a withdrawal of any premium pay-ments. See Charges Deducted from the Accumulation Value, Surrender Charge for Excess Partial Withdrawals.
 4 We reserve the right to impose a charge in the future at a maximum of $25 for each allocation change in excess of twelve per Contract Year. See Ex-cess Allocation Charge.

 5 See Facts About the Contract, Death Benefit Options, for a description of the Contract's Standard and Annual Ratchet Death Benefit Options.
 6 Fees decline as combined assets increase (see Account NY-B Divisions and the Trust prospectuses for details).
 7 Other Expenses generally consist of independent trustees fees and expenses. 8 Expenses have been restated to reflect current fees.
 9 The expenses for the Managed Global Series are based on the actual experi-ence of the Series together with that of its predecessor for accounting purposes, the Managed Global Account of Separate Account D.
10 Other expenses shown take into account the effect of EISI's agreement to reimburse each portfolio for all operating expenses, excluding management fees, that exceed 0.40% of its average daily net assets. This reimbursement is voluntary and can be terminated at any time. Prior to February 3, 1997, EISI had an agreement to reimburse each portfolio for all operating ex-penses, excluding management fees, that exceeded 0.75% of its average daily net assets. In the absence of the current reimbursement agreement, Other Expenses would have been 0.55%, 0.51%, 0.45%, 0.69% and 0.95%, respectively for the OTC, Research, Growth & Income, and Value + Growth Portfolios for the year ended December 31, 1996.

Examples:

The examples do not take into account any deduction for premium taxes. Premium taxes currently range from 0% to 3.5% of premium payments. There may be sur-render charges if you choose to annuitize within the first three Contract Years.

If at issue you elect the Annual Ratchet Enhanced Death Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:

     DIVISION                          ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
     Multiple Allocation..............  $84.77    $116.20    $150.24    $277.70
     Fully Managed....................  $84.77    $116.20    $150.24    $277.70
     Capital Appreciation.............  $84.77    $116.20    $150.24    $277.70
     Rising Dividends.................  $84.77    $116.20    $150.24    $277.70
     All-Growth.......................  $84.77    $116.20    $150.24    $277.70
     Real Estate......................  $84.77    $116.20    $150.24    $277.70
     Hard Assets......................  $84.77    $116.20    $150.24    $277.70
     Value Equity.....................  $84.77    $116.20    $150.24    $277.70
     Strategic Equity.................  $84.77    $116.20    $150.24    $277.70
     Small Cap........................  $84.77    $116.20    $150.24    $277.70
     Emerging Markets.................  $92.75    $139.96    $189.51    $354.24
     Managed Global...................  $87.37    $123.98    $163.18    $303.31
     OTC..............................  $86.77    $122.19    $160.21    $297.47
     Research.........................  $86.77    $122.19    $160.21    $297.47
     Total Return.....................  $86.77    $122.19    $160.21    $297.47
     Growth & Income..................  $88.27    $126.67    $167.62    $312.01
     Value + Growth...................  $88.27    $126.67    $167.62    $312.01
     Limited Maturity Bond............  $80.86    $104.41    $130.50    $237.92
     Liquid Asset.....................  $80.86    $104.41    $130.50    $237.92

If at issue you elect the Annual Ratchet Enhanced Death Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:

     DIVISION                          ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
     Multiple Allocation..............  $24.77    $76.20     $130.24    $277.70
     Fully Managed....................  $24.77    $76.20     $130.24    $277.70
     Capital Appreciation.............  $24.77    $76.20     $130.24    $277.70
     Rising Dividends.................  $24.77    $76.20     $130.24    $277.70
     All-Growth.......................  $24.77    $76.20     $130.24    $277.70
     Real Estate......................  $24.77    $76.20     $130.24    $277.70
     Hard Assets......................  $24.77    $76.20     $130.24    $277.70
     Value Equity.....................  $24.77    $76.20     $130.24    $277.70
     Strategic Equity.................  $24.77    $76.20     $130.24    $277.70
     Small Cap........................  $24.77    $76.20     $130.24    $277.70
     Emerging Markets.................  $32.75    $99.96     $169.51    $354.24
     Managed Global...................  $27.37    $83.98     $143.18    $303.31
     OTC..............................  $26.77    $82.19     $140.21    $297.47
     Research.........................  $26.77    $82.19     $140.21    $297.47
     Total Return.....................  $26.77    $82.19     $140.21    $297.47
     Growth & Income..................  $28.27    $86.67     $147.62    $312.01
     Value + Growth...................  $28.27    $86.67     $147.62    $312.01
     Limited Maturity Bond............  $20.86    $64.41     $110.50    $237.92
     Liquid Asset.....................  $20.86    $64.41     $110.50    $237.92

The purpose of the Fee Table is to       The examples reflect the election at
assist you in understanding the vari-    issue of the Annual Ratchet Enhanced
ous costs and expenses that you will     Death Benefit Option. If the Standard
bear directly or indirectly. For pur-    Death Benefit Option is elected, the
poses of computing the annual per        actual expenses incurred will be less
Contract administrative charge, the      than those represented in the Exam-
dollar amounts shown in the examples     ples.
are based on an Initial Premium of
$65,000.                                 THIS EXAMPLE SHOULD NOT BE CONSIDERED
                                         A REPRESENTATION OF PAST OR FUTURE
                                         EXPENSES. ACTUAL EXPENSES MAY BE
                                         GREATER OR LESS THAN THOSE SHOWN,
                                         SUBJECT TO THE GUARANTEES UNDER THE
                                         CONTRACT.

-------------------------------------------------------------------------------
CONDENSED FINANCIAL AND OTHER INFORMATION

No condensed financial information for Account NY-B is presented because, as of the date of this prospectus, Account NY-B had not yet commenced operations.

FINANCIAL STATEMENTS
The audited financial statements of First Golden prepared in accordance with generally accepted accounting principles for the period ended December 31, 1996 (as well as the auditors' report thereon) are contained in the Prospec-tus.

PERFORMANCE RELATED INFORMATION
Performance information for the Divisions of Account NY-B, including the yield and effective yield of the Liquid Asset Division, the yield of the remaining Divisions, and the total return of all Divisions may appear in reports and promotional literature to current or prospective Owners.

Current yield for the Liquid Asset Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Liquid Asset Division is calcu-lated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

For the remaining Divisions, quotations of yield will be based on all invest-ment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experi-ence, Index of Investment Experience and Unit Value) earned during a given 30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical in-vestment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the appli-cable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account cer-tain contractual charges, such as the surrender charge.

Performance information for a Division may be compared, in reports and promo-tional literature, to: (i) the Standard & Poor's 500 Stock Index ("S&P 500"), Dow Jones Industrial Average ("DJIA"), Donoghue Money Market Institutional Av-erages, or other indices measuring performance of a pertinent group of securi-ties so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other in-vestment products tracked by Lipper Analytical Services, a widely used inde-pendent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Di-vision during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objec-tives and policies, characteristics and quality of the portfolio of the Series of the respective Trust in which the Division invests and the market condi-tions during the given time period, and should not be considered as a repre-sentation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information.

Reports and promotional literature may also contain other information includ-ing the ranking of any Division derived from rankings of variable annuity sep-arate accounts or other investment products tracked by Lipper Analytical Serv-ices or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria. First Golden may, from time to time, include in its advertising and sales materials, tax deferred compounding charts and other hypothetical illus-trations, which may include comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets.

-------------------------------------------------------------------------------
INTRODUCTION

The following information describes the Contract and the Accounts which fund the Contract, Account NY-B and the Fixed Account. Account NY-B invests in mu-tual fund portfolios of the Trusts. The Fixed Account contains all of the as-sets that support Owner Fixed Allocations which we credit with Guaranteed In-terest Rates for the Guarantee Periods you select.

FIRST GOLDEN
First Golden American Life Insurance Company of New York ("First Golden" or the "Company") is a stock life insurance company organized under the laws of the State of New York. First Golden is a wholly owned subsidiary of Golden American Life Insurance Company. Golden American Life Insurance Company, in turn, is an indirect wholly owned subsidiary of Equitable of Iowa Companies, a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., Equitable American Insurance Company, Equitable Investment Services, Inc. ("EISI"), and Directed Services, Inc. ("DSI"). First Golden is authorized to do business only in the State of New York. First Golden offers variable annuities.

THE GCG TRUST AND THE ESS TRUST
The GCG Trust is an open-end management investment company, more commonly called a mutual fund. The GCG Trust's shares may also be available to other separate accounts funding variable insurance products offered by First Golden. This is called "mixed funding."

The GCG Trust may also sell its shares to separate accounts of other insurance companies, both affiliated and not affiliated with First Golden. This is called "shared funding." Although we do not anticipate any inherent difficul-ties arising from either mixed or shared funding, it is theoretically possible that, due to differences in tax treatment or other considerations, the inter-est of Owners of various Contracts participating in the GCG Trust might at sometime be in conflict. After the GCG Trust receives the requisite order from the SEC, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The Board of Trustees of the GCG Trust, the GCG Trust's Manager, and we and any other insurance companies participating in the GCG Trust are required to monitor events to identify any material conflicts that arise from the use of the GCG Trust for mixed and/or shared funding or between various policy Owners and pension and retirement plans. For more information about the risks of mixed and shared funding, please refer to the GCG Trust prospectus.

The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insur-ance companies except affiliated insurance companies such as First Golden. It is anticipated that in the future the ESS Trust will become available to sepa-rate accounts of unaffiliated companies.

You will find complete information about both the GCG Trust and the ESS Trust, including the risks associated with each Series, in the accompanying Trusts' prospectuses. You should read them carefully in conjunction with this prospec-tus before investing. Additional copies of the Trusts' prospectuses may be ob-tained by contacting our Customer Service Center.

SEPARATE ACCOUNT NY-B
All obligations under the Contract are general obligations of First Golden. Account NY-B is a separate investment account used to support our variable an-nuity Contracts and for other purposes as permitted by applicable laws and regulations. The assets of Account NY-B are kept separate from our general ac-count and any other separate accounts we may have. We may offer other variable annuity Contracts investing in Account NY-B which are not discussed in this prospectus. Account NY-B may also invest in other series which are not avail-able to the Contract described in this prospectus.

We own all the assets in Account NY-B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other in-vestment accounts. As required, the assets in Account NY-B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

They may, however, be subject to liabilities arising from Divisions whose as-sets are attributable to other variable annuity Contracts supported by Account NY-B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.

Account NY-B was established on June 13, 1996 to invest in mutual funds, unit investment trusts or other investment portfolios which we determine to be suitable for the Contract's purposes. Account NY-B is treated as a unit in-vestment trust under Federal securities laws. It is registered with the

SEC under the Investment Company Act of 1940 (the "1940 Act") as an investment company and meets the definition of a separate account under the Federal secu-rities laws. It is governed by the laws of the state of New York, our state of domicile. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account NY-B.

ACCOUNT NY-B DIVISIONS
Account NY-B is divided into Divisions. Currently, each Division of Account NY-B offered under this prospectus invests in a portfolio of the GCG Trust or the ESS Trust. DSI serves as the Manager to each Series of the GCG Trust, and EISI serves as the Manager to each Series of the ESS Trust. See the Trusts' prospectuses for details. The Trusts, DSI and EISI have retained several port-folio managers to manage the assets of each Series as indicated below. There may be restrictions on the amount of the allocation to certain Divisions based on state laws and regulations. The investment objectives of the various Series in the Trusts are described below. There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on var-ious factors, including, in certain cases, how well the portfolio managers an-ticipate changing economic and market conditions. Account NY-B also has other Divisions investing in other series which are not available to the Contract described in this prospectus.

DSI and EISI provide the overall business management and administrative serv-ices necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Trusts' prospectuses for details.

DSI is responsible for providing or procuring, at DSI's expense, the services reasonably necessary for the ordinary operation of the Series of the GCG Trust. DSI does not bear the expense of brokerage fees and other transactional expenses for securities or other assets (which are generally considered part of the cost for assets), taxes (if any) paid by a Series of the GCG Trust, in-terest on borrowing, fees and expenses of the independent trustees, and ex-traordinary expenses, such as litigation or indemnification expenses. See the GCG Trust prospectus for details.

EISI is also responsible for providing or procuring the services reasonably necessary for the ordinary operation of the ESS Trust. The expenses associated with providing such services, however, in the absence of any expense reim-bursement by EISI, are expenses of the ESS Trust. See the ESS Trust prospectus for details.

Each Trust pays its respective Manager for its services a fee, payable month-ly, based on the annual rates of the average daily net assets of the Series shown in the tables below. DSI and EISI (and not the Trusts) pay each portfo-lio manager a monthly fee for managing the assets of the Series.

THE GCG TRUST

 SERIES                                           FEES (based on combined assets of the indicated groups of Series)
 ------------------------------------------------ -----------------------------------------------------------------
 Multiple Allocation, Fully Managed, Capital      1.00% of first $750 million;
 Appreciation, Rising Dividends, All-Growth,      0.95% of next $1.250 billion;
 Real Estate, Hard Assets, Value Equity,          0.90% of next $1.5 billion; and
 Strategic Equity, and Small Cap Series:          0.85% of amount in excess of $3.5 billion
 Emerging Markets Series:                         1.75% of average daily net assets
 Managed Global Series:                           1.25% of first $500 million;
                                                  1.05% of amount in excess of $500 million
 Limited Maturity Bond and Liquid Asset Series:   0.60% of first $200 million;
                                                  0.55% of next $300 million; and
                                                  0.50% of amount in excess of $500 million
-------------------------------------------------------------------------------------------------------------------

THE ESS TRUST

 SERIES                                           FEES
 ------------------------------------------------ ------------------------------------------------
 OTC, Research and Total Return Portfolios:       0.80% of first $300 million;
                                                  0.55% of amount in excess of $300 million
 Growth & Income and Value + Growth Portfolios:   0.95% of first $200 million;
                                                  0.75% of amount in excess of $200 million
--------------------------------------------------------------------------------------------------

The following Divisions invest in designated Series of the GCG Trust.

MULTIPLE ALLOCATION DIVISION
MULTIPLE ALLOCATION SERIES
OBJECTIVE -- The highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital and elimination of unnecessary risk.
INVESTMENTS -- Investment in equity and debt securities and the use of certain sophisticated investment strategies and techniques.
PORTFOLIO MANAGER -- Zweig Advisors Inc.

FULLY MANAGED DIVISION
FULLY MANAGED SERIES
OBJECTIVE -- High total investment return over the long term, consistent with the preservation of capital and prudent investment risk.
INVESTMENTS -- Pursues an active asset allocation strategy whereby investments are allocated, based upon an evaluation of economic and market trends and the anticipated relative total return available, among three asset classes -- debt securities, equity securities and money market instruments.
PORTFOLIO MANAGER -- T. Rowe Price Associates, Inc.

CAPITAL APPRECIATION DIVISION
CAPITAL APPRECIATION SERIES
OBJECTIVE -- Long-term capital growth.
INVESTMENTS -- Invests in common stocks and preferred stock that will be allo-cated among various categories of stocks referred to as "components" which consist of the following: (i) The Growth Component -- securities that the Portfolio Manager believes have the following characteristics: stability and quality of earnings and positive earnings momentum; dominant competitive posi-tions; and demonstrate above-average growth rates as compared to published S&P 500 earnings projections; and (ii) The Value Component--securities that the portfolio manager regards as fundamentally undervalued, i.e., securities sell-ing at a discount to asset value and securities with a relatively low price- /earnings ratio. The securities eligible for this component may include real estate stocks, such as securities of publicly owned companies that, in the portfolio manager's judgement, offer an optimum combination of current divi-dend yield, expected dividend growth, and discount to current real estate val-ue.
PORTFOLIO MANAGER -- Chancellor LGT Asset Management, Inc.

RISING DIVIDENDS DIVISION
RISING DIVIDENDS SERIES
OBJECTIVE -- Capital appreciation, with dividend income as a secondary objec-tive.
INVESTMENTS -- Investment in equity securities of high quality companies that meet the following four criteria: consistent dividend increases; substantial dividend increases; reinvested profits; and an under-leveraged balance sheet. PORTFOLIO MANAGER -- Kayne, Anderson Investment Management, L.P.

ALL-GROWTH DIVIDENDS
ALL-GROWTH SERIES
OBJECTIVE -- Capital appreciation.
INVESTMENTS -- Investment in securities selected for their long- term growth prospects.
PORTFOLIO MANAGER -- Pilgrim, Baxter & Associates, Ltd.

REAL ESTATE DIVISION
REAL ESTATE SERIES
OBJECTIVE -- Capital appreciation, with current income as a secondary objec-tive.
INVESTMENTS -- Investment in publicly traded equity securities of companies in the real estate industry listed on national exchanges or on the National Asso-ciation of Securities Dealers Automated Quotation System.
PORTFOLIO MANAGER -- E.I.I. Realty Securities, Inc.

HARD ASSETS DIVISION
HARD ASSETS SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment in equity and debt securities of companies engaged in the exploration, development, production, management, and distribution of natural resources.
PORTFOLIO MANAGER -- Van Eck Associates Corporation

VALUE EQUITY DIVISION
VALUE EQUITY SERIES
OBJECTIVE -- Capital appreciation with a secondary objective of dividend in-come.
INVESTMENTS -- Investment primarily in equity securities of U.S. and foreign issuers which, when purchased, meet quantitative standards believed by the Portfolio Manager to indicate above average financial soundness and high in-trinsic value relative to price.
PORTFOLIO MANAGER -- Eagle Asset Management, Inc.

STRATEGIC EQUITY DIVISION
STRATEGIC EQUITY SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment primarily in equity securities based on various eq-uity market timing techniques. The amount of the Series' assets allocated to equities shall vary from time to time to seek positive investment performance from advancing equity markets and to reduce exposure to equities when risk/reward characteristics are believed to be less attractive.
PORTFOLIO MANAGER -- Zweig Advisors Inc.

SMALL CAP DIVISION
SMALL CAP SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment primarily in equity securities of companies that, at the time of purchase, have a total market capitalization -- present market value per share multiplied by the total number of shares outstanding -- within the range of companies included in the Russell 2000 Growth Index.
PORTFOLIO MANAGER -- Fred Alger Management, Inc.

EMERGING MARKETS DIVISION
EMERGING MARKETS SERIES
OBJECTIVE -- Long-term growth of capital.
INVESTMENTS -- Investment primarily in equity securities of companies that are considered to be in emerging market countries in the Pacific Basin and Latin America. Income is not an objective, and any production of current income is considered incidental to the objective of growth of capital.
PORTFOLIO MANAGER -- Putnam Investment Management, Inc.

MANAGED GLOBAL DIVISION
MANAGED GLOBAL SERIES
OBJECTIVE -- High total investment return, consistent with a prudent regard for capital preservation.
INVESTMENTS -- Investment in a wide range of equity and debt securities and money market instruments of both domestic and foreign issuers.
PORTFOLIO MANAGER -- Putnam Investment Management, Inc.

LIMITED MATURITY BOND DIVISION
LIMITED MATURITY BOND SERIES
OBJECTIVE -- Highest current income consistent with low risk to principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors indicate that capital appreciation may be available with-out significant risk to principal.
INVESTMENTS -- Investment primarily in a diversified portfolio of limited ma-turity debt securities. No individual security will at the time of purchase have a remaining maturity longer than seven years and the dollar-weighted av-erage maturity of the Series will not exceed five years.
PORTFOLIO MANAGER -- Equitable Investment Services, Inc.

LIQUID ASSET DIVISION
LIQUID ASSET SERIES
OBJECTIVE -- High level of current income consistent with the preservation of capital and liquidity.
INVESTMENTS -- Obligations of the U.S. Government and its agencies and instru-mentalities; bank obligations; commercial paper and short-term corporate debt securities.
TERM -- All issues maturing in less than one year.
PORTFOLIO MANAGER -- Equitable Investment Services, Inc.

The following Divisions invest in designated Series of the ESS Trust.

OTC DIVISION
OTC PORTFOLIO
OBJECTIVE -- Long-term growth of capital.
INVESTMENTS -- Investment primarily in securities of companies that are traded principally on the over-the-counter (OTC) market.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

RESEARCH DIVISION
RESEARCH PORTFOLIO
OBJECTIVE -- Long term growth of capital and future income.
INVESTMENTS -- Investment primarily in common stocks or securities convertible into common stocks of companies believed to possess better than average pros-pects for long-term growth.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

TOTAL RETURN DIVISION
TOTAL RETURN PORTFOLIO
OBJECTIVE -- Above-average income consistent with prudent employment of capi-tal.
INVESTMENTS -- Investment primarily in equity securities.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

GROWTH & INCOME DIVISION
GROWTH & INCOME PORTFOLIO
OBJECTIVE -- Long-term total return.
INVESTMENTS -- Investment primarily in equity and debt securities, focusing on small- and mid-cap companies that offer potential appreciation, current in-come, or both.
PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

VALUE + GROWTH DIVISION
VALUE + GROWTH PORTFOLIO
OBJECTIVE -- Capital appreciation.
INVESTMENTS -- Investment primarily in mid-cap growth companies with favorable relationships between price /earnings ratios and growth rates. Mid-cap compa-nies are those with market capitalizations ranging from $750 million to ap-proximately $2 billion.
PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

CHANGES WITHIN ACCOUNT NY-B
We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account NY-B, to combine two or more Divisions, or to substitute a new portfolio for the port-folio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfo-lio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we re-serve the right to transfer assets of Account NY-B, which we determine to be associated with the class of Contracts to which your Contract belongs, to an-other account. If necessary, we will get prior approval from the insurance de-partment of our state of domicile before making such a substitution or trans-fer. We will also get any required approval from the SEC and any other required approvals before making such a substitution or transfer. We will no-tify you as soon as practicable of any proposed changes.

When permitted by law, We reserve the right to:

(1) deregister Account NY-B under the 1940 Act;

(2) operate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust;

(3) restrict or eliminate any voting rights as to Account NY-B; and

(4) combine Account NY-B with other accounts.

THE FIXED ACCOUNT
Premium payments may be allocated to the Fixed Account at the time of the Ini-tial Premium payment or as subsequently made. In addition, all or part of your Accumulation Value may be transferred to the Fixed Account. Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEE PERIOD. You may select one or more Fixed Allocations with specified Guarantee Periods for investment. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations. Each Fixed Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee Period.

Your Accumulation Value in the Fixed Account equals the sum of your Fixed Al-locations plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed Alloca-tion will be credited with the Guaranteed Interest Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The Guaranteed Interest Rate will be credited daily to yield the quoted Guaranteed Interest Rate.

GUARANTEED INTEREST RATES. Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determina-tion made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or
Baa), Standard & Poor's Ratings Group (AAA, AA, A or BBB) or any other nation-ally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage Association, the Federal National Mortgage As-sociation or the Government National Mortgage Association, or that have an in-vestment grade rating at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents. You will have no direct or indirect interest in these invest-ments. We will also consider other factors in determining the Guaranteed In-terest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, gen-eral economic trends and competitive factors. We cannot predict or guarantee the level of future interest rates. However, no Fixed Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any particu-lar strategy, except as may be required by New York and other state insurance laws.

TRANSFERS FROM A FIXED ALLOCATION. You may transfer your Accumulation Value from a Fixed Allocation to one or more new Fixed Allocations with new Guaran-tee Periods of any length offered by us or to the Divisions of Account NY-B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity Date, until we have honored your transfer request.

Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost averag-ing program will not be subject to a Market Value Adjustment. All other trans-fers from your Fixed Allocations will be subject to a Market Value Adjustment. The minimum amount that can be transferred to or from any Fixed Allocation is $250. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $250, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Alloca-tion.

At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Alloca-tions with Guarantee Periods of any length then offered by us. You may not, however, transfer amounts to any Fixed Allocation with a Guarantee Period that extends beyond your Annuity Commencement Date.

At least 30 calendar days prior to a Maturity Date of any of your Fixed Allo-cations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed Al-locations you must notify us as to which Division or new Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period. If such Guarantee Period is not available or extends beyond your annuity commencement date, we will transfer your Accumulation Value in the maturing Fixed Alloca-tion to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Designated Division.

PARTIAL WITHDRAWALS FROM A FIXED ALLOCATION. Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allocation by sending satisfactory no-tice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal Option. (See Partial Withdrawals, Systematic Partial Withdrawal Op-tion.) Systematic withdrawals from a Fixed Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program. With-drawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be imposed. Withdrawals may have federal in-come tax consequences, including a 10% penalty tax. See Surrender Charge, Sur-render Charge for Excess Partial Withdrawals and Federal Tax Considerations.

If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account NY-B. If there is no Accumulation Value in those Di-visions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

MARKET VALUE ADJUSTMENT. We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances:
(i) whenever you make a withdrawal or transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursu-ant to the dollar cost averaging program; and (ii) on the Annuity Commencement Date with respect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the annuity commencement date.

The Market Value Adjustment is determined by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                              1+I     /N/365/
                           ---------
                          (1+J+.0025)             -1


Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years remaining in the Guarantee Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the with-drawal, transfer or annuitization.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The aver-age currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determina-tion. The applicable maturity is the maturity date for these U.S. Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method approved where required.

We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed Allocation. If a full surrender, transfer or annuitization from the Fixed Allocation has been requested, the balance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calcu-lated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The Appendix con-tains several examples which illustrate the application of the Market Value Adjustment.

Because of the Market Value Adjustment provision of the Contract, you bear the investment risk that the Guaranteed Interest Rates offered by us at the time you make a withdrawal or transfer from a Fixed Allocation or start receiving annuity payments may be higher or lower than the Guaranteed Interest Rate of the Fixed Allocation to which the Market Value Adjustment is applied, with the result that the Accumulation Value of your Fixed Allocation may be substan-tially reduced or increased. This will depend on the relationship of (1) the initial Index Rate, applicable at the time the allocation is made, on the Fixed Allocation from which the withdrawal, transfer or annuitization is made to (2) the current Index Rate offered by us for the Guarantee Period equal to the number of years remaining in the Guarantee Period as of such date. If the initial Index Rate of (1) is higher than the then current Index Rate of (2) plus .0025, application of the Market Value Adjustment will result in an in-crease in your Accumulation Value. If the Index Rate of (1) is lower than the then current Index Rate of (2) plus .0025, application of the Market Value Ad-justment will result in a decrease in your Accumulation Value.

-------------------------------------------------------------------------------
FACTS ABOUT THE CONTRACT

THE OWNER

You are the Owner. You are also the Annuitant unless another Annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Own-ers named, the age of the oldest Owner shall determine the applicable death benefit.

Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Benefi-ciary the death benefit when due. The sole Owner's estate will be the Benefi-ciary if no Beneficiary designation is in effect, or if the designated Benefi-ciary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the annuity commencement date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

In the case where the Owner is a trust and a beneficial Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Con-tract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial Owner of the Trust has been designated, the availability of en-hanced death benefits will be determined by the age of the Annuitant at issue.

THE ANNUITANT
The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if the Annuitant is living on the Annuity Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (un-less the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

If there is no contingent Annuitant when the Annuitant dies prior to the Annu-ity Commencement Date, the Owner will become the Annuitant. The Owner may des-ignate a new Annuitant within 60 days of the death of the Annuitant.

If there is no contingent Annuitant when the Annuitant dies prior to the Annu-ity Commencement Date and the Owner is not an individual, we will pay the Ben-eficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole Owner and there is no Benefi-ciary designation, the Annuitant's estate will be the Beneficiary.

Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

THE BENEFICIARY
The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the annuity commence-ment date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint Owners, in which case death proceeds are payable to the sur-viving Owner(s)). See Proceeds Payable to the Beneficiary.

If the Beneficiary dies before the Annuitant or Owner, the death benefit pro-ceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, unless otherwise specified, we will as-sume any death benefit proceeds are to be paid in equal shares to the surviv-ing beneficiaries.

You have the right to change beneficiaries during the Annuitant's lifetime un-less you have designated an irrevocable Beneficiary. When an irrevocable Bene-ficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

CHANGE OF OWNER OR BENEFICIARY
During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaran-teed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satis-factory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before re-cording the change at our Customer Service Center. See Federal Tax Considera-tions, Transfer of Annuity Contracts, and Assignments.

AVAILABILITY OF THE CONTRACT
We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

TYPES OF CONTRACTS
QUALIFIED CONTRACTS. The Contract may be issued as an Individual Retirement Annuity or in connection with an individual retirement account. In the latter case, the Contract will be issued without an Individual Retirement Annuity en-dorsement, and the rights of the participant under the Contract will be af-fected by the terms and conditions of the particular individual retirement trust or custodial account, and by provisions of the Code and the regulations thereunder. For example, the individual retirement trust or custodial account will impose minimum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement Annuities and individual retirement accounts, the minimum Initial Premium is $1,500.

IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN, DISTRIBUTION MUST COM-MENCE NOT LATER THAN APRIL 1ST OF THE CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE 70 1/2. IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT YOUR TAX ADVISOR.

NON-QUALIFIED CONTRACTS. The Contract may fund any non-qualified plan. Non-qualified Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

YOUR RIGHT TO SELECT OR CHANGE CONTRACT OPTIONS. Before the Annuity Commence-ment Date, you may change the Annuity Commencement Date, frequency of Annuity Payments or the Annuity Option by sending a written request to our Customer Service Center. The Annuitant may not be changed at any time.

PREMIUMS
You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium re-quirements for certain group or sponsored arrangements. See Group or Sponsored Arrangements.

QUALIFIED PLANS. For IRA Contracts, the annual premium on behalf of any indi-vidual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some compensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation re-duced by the contribution (if any) made by you for the taxable year to your own IRA. However, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

WHERE TO MAKE PAYMENTS. Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

MAKING ADDITIONAL PREMIUM PAYMENTS
You may make additional premium payments after the end of the Free Look Peri-od. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contribu-tions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

CREDITING PREMIUM PAYMENTS
The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to deter-mine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within five busi-ness days, the applicant will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the applicant consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day re-ceived.

We will also accept, by agreement with broker-dealers and when permissible in a state, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accompanied by a simultaneous facsimile transmission of an application. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

Upon our acceptance of premium payments received via wire order and accompa-nied by a facsimile of an application, we will issue the Contract, allocate the premium payment according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by an application may be re-tained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract. If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the appli-cant, of the reasons for the delay and return the premium payment immediately to the broker-dealer for return to the applicant, unless the applicant specif-ically consents to allow us to retain the premium payment until our Customer Service Center receives the application.

On the date we receive and accept your initial or additional premium payment:

(1) We allocate the Initial Premium among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restric-tions on Allocation of Premium Payments. For additional premium payments, the Accumulation Value will increase by the amount of the premium. If we do not receive instructions from you, the in-crease in the Accumulation Value will be allocated among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accumulation Value will be allocated to a Fixed Allocation with the shortest Guarantee Period then available.

(2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the application, and investment of the premium payment, we will issue the Contract.

RESTRICTIONS ON ALLOCATION OF PREMIUM PAYMENTS
We may require that an Initial Premium designated for a Division of Account NY-B be allocated to the Specially Designated Division during the Free Look Period for Initial Premiums received. After the free look period, if your Ini-tial Premium was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of In-vestment Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen.

YOUR RIGHT TO REALLOCATE
You may reallocate your Accumulation Value among the Divisions and Fixed Allo-cations at the end of the free look period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each realloca-tion of your Accumulation Value equal at least $250 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of the GCG Trust or the ESS Trust. We also reserve the right to modify or terminate your right to reallocate your Accumulation Value at any time in accordance with ap-plicable law. Reallocations from the Fixed Account are subject to the Market Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer Service Center.

We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation re-quest if we believe that: (a) excessive trading by you or a specific realloca-tion request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by the GCG Trust or the ESS Trust that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the GCG Trust or the ESS Trust.

Where permitted by law, we may accept your authorization of third party real-location on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancella-tion. We may restrict the Divisions and Fixed Allocations that will be avail-able to you for reallocations of premiums during any period in which you au-thorize such third party to act on your behalf. We will give you prior notification of any such restrictions. However, we will not enforce such re-strictions if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your be-half for all your financial affairs.

Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your Right to Cancel or Exchange Your Contract.

DOLLAR COST AVERAGING
If you have at least $10,000 of Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from those Divisions or such Fixed Alloca-tion on a monthly basis.

The main objective of dollar cost averaging is to attempt to shield your in-vestment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Divi-sion if the value per unit is low and less units are purchased if the value per unit is high.

Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declin-ing markets.

Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to your Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise. If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may change the trans-fer amount once each Contract Year, or cancel this program by sending satis-factory notice to our Customer Service Center at least seven days before the next transfer date. Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Alloca-tions with other than one year Guarantee Periods. Transfers from a Fixed Allo-cation under the dollar cost averaging program will not be subject to a Market Value Adjustment. See Market Value Adjustment. A Fixed Allocation may not par-ticipate simultaneously in both the dollar cost averaging program and the Sys-tematic Partial Withdrawal Option.

WHAT HAPPENS IF A DIVISION IS NOT AVAILABLE
When a distribution is made from an investment portfolio supporting a Division of Account NY-B in which reinvestment is not available, we will allocate the distribution, unless you specify otherwise, to the Specially Designated Divi-sion.

Such a distribution can occur when (a) an investment portfolio matures, or (b) a distribution from a portfolio or Division cannot be reinvested in the port-folio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permit-ted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If, within 30 days, you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

YOUR ACCUMULATION VALUE
Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time. You select the Divisions and Fixed Allocations to which to allocate your Accumulation Value. We adjust your Accumulation Value on each Valuation Date to reflect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments or partial withdrawals since the previous Valuation Date, and on each Contract processing date to reflect any deduction of the annual Contract fee. Your Ac-cumulation Value is applied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

ACCUMULATION VALUE IN EACH DIVISION
ON THE CONTRACT DATE. On the Contract Date, your Accumulation Value is allo-cated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Pe-riod, in which case, the portion of your Initial Premium not allocated to a Fixed Allocation will be allocated to the Specially Designated Division during the Free Look Period. See Your Right to Cancel or Exchange Your Contract.

ON EACH VALUATION DATE. At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

(1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.

(2) We multiply (1) by the Division's net rate of return for the current Valu-ation Period.

(3) We add (1) and (2).

(4) We add to (3) any additional premium payments allocated to the Division during the current Valuation Period.

(5) We add or subtract allocations to or from that Division during the current Valuation Period.

(6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.

(7) We subtract from (6) the amounts allocated to that Division for: (a) any Contract fees; and (b) any charge for premium taxes.

All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account NY-B, unless the Charge Deduction Division has been specified. See Charges Deducted from the Accumulation Value.

MEASUREMENT OF INVESTMENT EXPERIENCE
INDEX OF INVESTMENT EXPERIENCE AND UNIT VALUE. The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. In most cases, we set the index at $10 when the first investments in an underlying se-ries are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current Valuation Period.

We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experi-ence for that date. The index of investment experience is equal to the value of a unit.

HOW WE DETERMINE THE EXPERIENCE FACTOR. For Divisions of Account NY-B the ex-perience factor reflects the investment experience of the Series of the Trust in which a Division invests as well as the charges assessed against the Divi-sion for a Valuation Period. The factor is calculated as follows:

(1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.

(2) We add to (1) the amount of any dividend or capital gains distribution de-clared for the investment portfolio and reinvested in such portfolio dur-ing the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

(3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

(4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the valuation period.

(5) We subtract the daily asset based administrative charge from each Division for each day in the valuation period.

Calculations for Divisions investing in a Series are made on a per share ba-sis.

NET RATE OF RETURN FOR A DIVISION. The net rate of return for a Division dur-ing a valuation period is the experience factor for that Valuation Period mi-nus one.

CASH SURRENDER VALUE
Your Contract's Cash Surrender Value fluctuates daily with the investment re-sults of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the cash surrender value is calculated as follows:

(1) We take the Contract's Accumulation Value;

(2) We deduct from (1) any surrender charge and any charge for premium taxes;

(3) We deduct from (2) any charges incurred but not yet deducted; and

(4) We adjust (3) for any Market Value Adjustment.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement Date.

A surrender will be effective on the date your written request and the Con-tract are received at our Customer Service Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity Options. We will usually pay the Cash Surrender Value within seven days but we may delay pay-ment. See When We Make Payments.

PARTIAL WITHDRAWALS
Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

There are three options available for selecting partial withdrawals, the Con-ventional Partial Withdrawal Option, the Systematic Partial Withdrawal Option and the IRA Partial Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 15% of your Accumulation Value. See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

CONVENTIONAL PARTIAL WITHDRAWAL OPTION. After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw un-der this option is $1,000. A conventional partial withdrawal from a Fixed Al-location may be subject to a Market Value Adjustment.

SYSTEMATIC PARTIAL WITHDRAWAL OPTION. This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

You may choose to receive systematic partial withdrawals on a monthly, quar-terly or annual basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You select the date of the quarter or month when the withdrawals will be made but no later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal sub-ject to the following maximums, but in no event can a payment be less than $100:

    FREQUENCY                                               MAXIMUM PERCENTAGE
    ---------                                               ------------------
    Monthly                                                        1.25%
    Quarterly                                                      3.75%
    Annual                                                        15.00%

If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage.

For example, if a $500 monthly withdrawal was elected and on the withdrawal date 1.25% of the Accumulation Value equaled $300, the withdrawal amount would be reduced to $300. If a percentage is selected and the amount to be systemat-ically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 1.0% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 1.25% of the Accumulation Value, we would send $100. If 1.0% equaled $75, and since $100 is more than 1.25% of the Accumulation Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new no-tice to our Customer Service Center.

Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month or quarter, depending on whether you have cho-sen a monthly, quarterly or annual frequency, respectively. Systematic Partial Withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled with-drawal date. However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a con-ventional partial withdrawal.

IRA PARTIAL WITHDRAWAL OPTION. If you have an IRA Contract and will attain age 70 1/2 in the current calendar year, distributions may be made to you to sat-isfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. See Federal Tax Considerations. We will send you a notice before your distributions commence, and you may elect this option at that time, or at a later date. You may not elect IRA partial withdrawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and dis-tributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the System-atic Partial Withdrawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is se-lected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

At your request, we will determine the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

An IRA partial withdrawal in excess of the amount allowed under the Systematic Partial Withdrawal Option may be subject to a Market Value Adjustment.

PARTIAL WITHDRAWALS IN GENERAL. CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considera-tions for more details.

AUTOMATIC REBALANCING
If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset al-location that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

Under the program you may elect to have all your allocations among the Divi-sions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Au-tomatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing you must submit to our Customer Serv-ice Center written notice in a form satisfactory to us. We will begin the pro-gram on the last Valuation Date of the applicable calendar period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

PROCEEDS PAYABLE TO THE BENEFICIARY
If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annu-ity Option, a single sum distribution will be made. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribu-tion requirements.

DEATH BENEFIT OPTIONS
Subject to our rules, there are two death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced Death Benefit Option.

The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individu-al) is age 79 or younger at issue.

We may offer a reduced death benefit under certain group and sponsored ar-rangements. See Other Contract Provisions, Group or Sponsored Arrangements.

STANDARD DEATH BENEFIT OPTION. You will automatically receive the Standard Death Benefit Option unless you elect the Annual Ratchet Enhanced

Death Benefit. The Standard Death Benefit Option for the Contract is equal to the greatest of: (i) your Accumulation Value; (ii) total premiums less any partial withdrawals; and (iii) the Cash Surrender Value.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION. The Annual Ratchet Enhanced Death Benefit under the Contract, if elected, is equal to the greatest of: (i) the Accumulation Value; (ii) total premium payments less any partial withdraw-als; (iii) the Cash Surrender Value; or (iv) the following valuation:

(1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.

(2) We add to (1) any additional premiums paid since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior Valua-tion Date.

(3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

On all other Valuation Dates, the enhanced death benefit is equal to (2).

HOW TO CLAIM PAYMENTS TO BENEFICIARY. We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service Center before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

REPORTS TO OWNERS. We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accu-mulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your Ac-cumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios or securities in which Account NY-B invests, as well as any other reports, no-tices or documents required by law to be furnished to Owners.

WHEN WE MAKE PAYMENTS
We will generally pay death benefit proceeds and the cash surrender value within seven days after our Customer Service Center receives all the informa-tion needed to process the payment.

However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account NY-B because:

(1) The NYSE is closed for trading;

(2) The SEC determines that a state of emergency exists;

(3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,

(4) The check used to pay the premium has not cleared through the banking sys-tem. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions, we may delay:

(1) Determination and payment of any Cash Surrender Value;

(2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;

(3) Allocation changes of the Accumulation Value; or,

(4) Application under an Annuity Option of the Accumulation Value.

We reserve the right to delay payment of amounts from the Fixed Account for up to six months.

-------------------------------------------------------------------------------
CHARGES AND FEES

We deduct the charges described below to cover our costs and expenses, serv-ices provided and risks assumed under the Contracts. We incur certain costs and expenses for the distribution and administration of the Contracts, for providing the benefits payable thereunder and for bearing various risks there-under. The amount of a charge will not necessarily correspond to the costs as-sociated with providing the services or benefits indicated by the designation of the charge. For example, the Surrender Charge collected may not fully cover all of the distribution expenses incurred by us.

CHARGE DEDUCTION DIVISION
You may specify at issue if you wish to have all charges against the Accumula-tion Value deducted from the Liquid Asset Division. We call this the Charge Deduction Division Option, and within this context refer to the Liquid Asset Division as the Charge Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory no-tice to our Customer Service Center.

CHARGES DEDUCTED FROM THE ACCUMULATION VALUE
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain re-strictions. See Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all affected Divisions in which you are invested. If there is no Accumulation Value in those Divisions, we will deduct charges from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

SURRENDER CHARGE. A contingent deferred sales charge ("Surrender Charge") is imposed as a percentage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the seven year period from the date we receive and accept such premium payment. The percentage of premium payments deducted at the time of surrender or excess partial withdrawal de-pends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment as follows:

  Complete Years Elapsed      Surrender
   Since Premium Payment       Charge
    -------------------       ---------
             0                   7%
             1                   6%
             2                   5%
             3                   4%
             4                   3%
             5                   2%
             6                   1%
            7+                   0%

SURRENDER CHARGE FOR EXCESS PARTIAL WITHDRAWALS. There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 15% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial with-drawal. Such a withdrawal will be considered a partial surrender of the Con-tract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account, Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Ac-cumulation Value in each Division or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumulation Value in each such Division or Fixed Alloca-tion, charges will be deducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

For purposes of calculating the surrender charge for the excess partial with-drawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess par-tial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for pur-poses of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See Federal Tax Considerations, Taxation of Non-Qualified Annuities.

For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Con-tract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fourth Contract Year of 20% of the Accumulation Value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum partial withdrawal that may be withdrawn during the Contract Year without the imposition of a surren-der charge. The total partial withdrawal would be $7,000 ($35,000 x .2). Therefore, $1,750 ($7,000-$5,250) is considered an excess partial withdrawal of a part of the Initial Premium payment of $10,000 and would be subject to a 4% surrender charge of $70.00 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

PREMIUM TAXES. We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium. The charge depends on the Owner's state of residence. We reserve the right to change this amount to con-form with changes in the law or if the Owner changes state of residence.

Premium taxes are generally incurred on the annuity commencement date and a charge for such premium taxes is then deducted from your Accumulation Value on such date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Commence-ment Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and deduct it against Accumulation Value on surrender of the Contract, excess partial with-drawals or on the Annuity Commencement Date.

ADMINISTRATIVE CHARGE. The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $30 per Contract Year. See Asset Based Administrative Charge, below.

EXCESS ALLOCATION CHARGE. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount represents the maximum we will charge. The charge would be deducted from the Divisions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation unless you have chosen to use the Charge Deduction Division. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not Available will not be included in determining if the excess allocation charge should apply.

CHARGES DEDUCTED FROM THE DIVISIONS
MORTALITY AND EXPENSE RISK CHARGE. The amount of the mortality and expense risk charge depends on the death benefit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an an-nual basis, to 1.10% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003030% for each day in the Valuation Pe-riod. If the Annual Ratchet Enhanced Death Benefit is elected, the charge is equivalent, on an annual basis, to 1.25% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003446% for each day in the Valuation Period.

ASSET BASED ADMINISTRATIVE CHARGE. We will deduct a daily charge from the as-sets in each Division, to compensate us for a portion of the administrative expenses under the Contract. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.

TRUST EXPENSES
There are fees and charges deducted from each Series of the GCG Trust and the ESS Trust. Please read the respective Trust prospectus for details.

-------------------------------------------------------------------------------
CHOOSING YOUR ANNUITIZATION OPTIONS

ANNUITIZATION OF YOUR CONTRACT
If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Op-tion by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be deter-mined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annu-ity Options section below, subject to our published rules at such time. See When We Make Payments.

You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Com-mencement Date. If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable Federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable pay-ment rate used and the investment results of the Divisions and interest cred-ited to the Fixed Allocations in which the Accumulation Value has been invest-ed.

Some annuity options may provide only for fixed payments. Fixed Annuity Pay-ments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of pay-ments chosen, the age of the Annuitant or Beneficiary (and sex, where appro-priate), the total Accumulation Value applied to purchase the fixed option, and the applicable payment rate.

Our approval is needed for any option where:

(1) The person named to receive payment is other than the Owner or Beneficia-ry;

(2) The person named is not a natural person, such as a corporation; or

(3) Any income payment would be less than the minimum annuity income payment allowed.

ANNUITY COMMENCEMENT DATE SELECTION
You select the Annuity Commencement Date. You may select any date following the fifth Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's 90th birthday. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a life annuity or a period certain of at least five years duration. If you do not select a date, the annuity commencement date will be in the month follow-ing the Annuitant's 90th birthday. If the Annuity Commencement Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Con-sult your tax advisor.

FREQUENCY SELECTION
You choose the frequency of the Annuity Payments. They may be monthly, quar-terly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITIZATION OPTIONS
There are four options to choose from as shown below. Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumula-tion Value in the Divisions is transferred to the general account.

OPTION 1. INCOME FOR A FIXED PERIOD. Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the annuity com-mencement date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are available upon request. Illustrations are available upon request. If the Cash Surrender Value or Accumulation Value is applied un-der this option, a 10% penalty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

OPTION 2. INCOME FOR LIFE. Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain may be available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed pe-riod, payments continue until his or her death. We guarantee that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

OPTION 3. JOINT LIFE INCOME. This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available upon re-quest.

OPTION 4. ANNUITY PLAN. An amount can be used to buy any single premium annu-ity we offer on the option's effective date.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

(1) For option 1, or any remaining guaranteed payments under option 2, pay-ments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and 3.50% for option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.

(2) For option 3, no amounts are payable after both named persons have died.

(3) For option 4, the annuity agreement will state the amount due, if any.

-------------------------------------------------------------------------------
OTHER CONTRACT PROVISIONS

IN CASE OF ERRORS IN APPLICATION INFORMATION
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

SENDING NOTICE TO US. Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

ASSIGNING THE CONTRACT AS COLLATERAL. You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Transfer of Annuity Contracts, and Assign-ments. An assignment may have Federal tax consequences. See Federal Tax Con-siderations.

You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the valid-ity of any assignment.

NON-PARTICIPATING. The Contract does not participate in the divisible surplus of First Golden.

AUTHORITY TO MAKE AGREEMENTS. All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any can change any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given ad-vance written notice of such changes.

YOUR RIGHT TO CANCEL OR EXCHANGE YOUR CONTRACT
CANCELLING YOUR CONTRACT. You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of ad-ministering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer Free Look Period. If you decide to cancel, you may mail or deliver the Contract to our Customer Service Center. We will refund the greater of the premium paid or the Accumulation Value plus any charges we deducted; and the contract will be void as of the effective date of cancellation. We may require your premiums designated for investment in the Divisions of Account NY-B be allocated to the Specially Designated Division during the Free Look Period. Premiums designated for the Fixed Account will be allocated to a Fixed Alloca-tion with the Guarantee Period you have chosen. If you do not choose to exer-cise your right to cancel during the Free Look Period, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Experience and Unit Value.

EXCHANGING YOUR CONTRACT. For information regarding Section 1035 Exchanges, see Federal Tax Considerations.

OTHER CONTRACT CHANGES
You may change the Contract to another annuity plan subject to our rules at the time of the change.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, ad-ministration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our require-ments for size and number of years in existence. Group or sponsored arrange-ments that have been set up solely to buy Contracts or that have been in ex-istence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

SELLING THE CONTRACT
DSI is also principal underwriter and distributor of the Contract as well as for any other Contracts issued through Account NY-B and any other separate ac-counts of First Golden and Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.

DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered rep-resentatives who are licensed to sell securities and variable insurance prod-ucts including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by First Golden to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent will receive commissions and expense allowances totaling up to 6.5% of any initial or additional premium payments made.

-------------------------------------------------------------------------------
REGULATORY INFORMATION

VOTING RIGHTS
ACCOUNT NY-B. We will vote the shares of a Trust owned by Account NY-B accord-ing to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instruc-tions by mail at least 10 days before the meeting.

If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Divi-sion. We will also vote shares we hold in Account NY-B which are not attribut-able to Owners in the same proportion.

STATE REGULATION
We are regulated and supervised by the Insurance Department of the State of New York, which periodically examines our financial condition and operations. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of New York. We are re-quired to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
First Golden, as an insurance company, is ordinarily involved in litigation. We do not believe that any current litigation is material and we do not expect to incur significant losses from such actions.

LEGAL MATTERS
The legal validity of the Contract described in this prospectus has been passed on by Myles R.

Tashman, Esquire, Executive Vice President, General Counsel and Secretary of First Golden. Sutherland, Asbill & Brennan, L.L.P. of Washington, D.C. has provided advice on certain matters relating to Federal securities laws.

EXPERTS
The audited financial statements of First Golden American Life Insurance Com-pany of New York, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this Prospectus and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW
YORK

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the GAAP Basis Financial Statements and Notes to Financial Statements included herein.

First Golden, a wholly owned subsidiary of Golden American Life Insurance Com-pany ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly owned indirect subsidiary of Equitable of Iowa Companies. Equitable of Iowa Companies is a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securi-ties, Inc., Equitable American Insurance Company, Equitable Investment Servic-es, Inc., Equitable of Iowa Securities Network, Inc., Directed Services, Inc., and Golden American. First Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997, First Golden became li-censed as a life insurance company in the State of New York. First Golden is authorized to do business only in the State of New York.

First Golden's primary business purpose is to offer variable insurance prod-ucts ("Contracts"). First Golden Contracts are funded by Separate Account NY-B and were first offered to the public on March 25, 1997. As of the date of this prospectus, Separate Account NY-B had not received any premium payments under the Contracts.

BUSINESS ENVIRONMENT. The current business and regulatory environment remains challenging for the insurance industry. Increasing competition from tradi-tional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable annuity product remains strong for several reasons including: a dynamic stock market perfor-mance over the last 3 years; relatively low interest rates; an aging United States population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; po-tential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

RESULTS OF OPERATIONS FOR THE PERIOD DECEMBER 17, 1996 (COMMENCEMENT OF OPERA-TIONS) THROUGH DECEMBER 31, 1996. Net income for the period from December 17, 1996 through December 31, 1996 was $42,000. Net investment income of $65,000 was earned and income taxes were $23,000.

Future revenues will be generated from the sale of variable products resulting in product charge revenues as well as investment income from the investments. Future benefits and expenses will include policy benefits, operating expenses and commission expenses associated with the sale and maintenance of the Con-tracts.

LIQUIDITY AND CAPITAL RESOURCES. Positive cash flow elements from operations included net income and increases in liabilities. Negative cash flow elements from operations were produced from two sources, the increase in accrued in-vestment income and the net amortization of discounts on short-term invest-ments.

Future cash flows will consist of product charges, investment income and matu-rities of fixed maturity investments. Future cash flow uses will include the payment of annuity and insurance benefits, operating expenses and commissions and the purchase of new investments.

On December 17, 1996, Golden American made capital contributions to First Golden of $25,000,000. Of this amount, $2,000,000 represented 200,000 shares of common stock with a par value of $10.00 per share. The remaining $23,000,000 was contributed as additional paid-in capital. First Golden be-lieves that it will be able to fund the capital and surplus required for projected new business from existing statutory capital and surplus as well as future surplus contributions from its Parent. First Golden expects to continue to receive capital contributions from Golden American if necessary.

First Golden is required to maintain a minimum capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell insurance products on January 2, 1997.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than 30 days in advance of the proposed declaration. The super-intendent may disapprove the distribution by giving written notice to the Com-pany within 30 days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

The NAIC's risk-based capital requirements require insurance companies to cal-culate and report information under a risk-based capital formula. These re-quirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the type and mixture of risks in-herent in the Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Company intends to comply with these requirements in 1997, as its insurance license was approved on January 2, 1997, and expects its total adjusted capital to ex-ceed levels which require regulatory action.

SEGMENT INFORMATION. First Golden's operations will consist of one business segment, the sale of insurance products. First Golden anticipates that it will not be dependent upon any single customer but anticipates three brokers-deal-ers will account for a significant portion of its revenue in 1997. All premi-ums will be received from consumers in the State of New York.

FINANCIAL CONDITION
INVESTMENTS. First Golden's assets are invested in accordance with applicable New York laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their as-sets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate and certain other investments.

First Golden makes investments in accordance with investment guidelines that take into account investment quality, liquidity and diversification, and in-vests primarily in investment grade securities. All of First Golden's assets except for variable separate account assets are available to meet its obliga-tions under the Contracts. At December 31, 1996, First Golden had invested as-sets of $24,570,000 consisting of $24,220,000 of bonds, and $350,000 of short-term securities.

Based on amortized cost, at December 31, 1996, 91.6% of the investment portfo-lio were invested in investment grade bonds and 8.4% were invested in non-in-vestment grade securities. First Golden defines non-investment grade as unsecured corporate debt obligations which do not have a rating equivalent to Standard & Poor's (or similar rating agency) BBB or higher and are not guaran-teed by an agency of the federal government.

RESERVES. Future policy benefits for the fixed account will be established utilizing the retrospective deposit accounting method. Policy reserves repre-sent the premiums received plus accrued interest less mortality and adminis-tration charges.

REINSURANCE. The Company intends to reinsure its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies.

COMPETITION. In 1997, First Golden will be engaged in a business that is highly competitive because of the number of competitors including banks, mu-tual funds and life insurance companies which all compete for retirement sav-ings from consumers. There are approximately 142 stock, mutual and other types of insurers in the life insurance business in the State of New York, a sub-stantial number of which offer similar products and are significantly larger than First Golden.

CERTAIN AGREEMENTS. On November 8, 1996, First Golden and Golden American en-tered into an administrative service agreement pursuant to which Golden Ameri-can agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Golden American in relation to this service agreement will be reimbursed by First Golden on an allocated cost basis. As of December 31, 1996, no such charges have been billed to First Golden. First Golden expects to enter into a similar agreement with another affiliate, Equitable Life Insurance Company of Iowa, for additional services.

Also on November 8, 1996, First Golden and DSI entered into a service agree-ment pursuant to which First Golden has agreed to provide DSI certain of its personnel to perform management, administrative and clerical services and the use of certain of its facilities. First Golden expects to charge DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and second allocated based on the estimated amount of time spent by First Golden's employees on behalf of DSI. As of De-cember 31, 1996, no such charges have been billed to DSI.

DISTRIBUTION AGREEMENT. First Golden has entered into agreements with DSI to perform services related to the distribution of its products. DSI will act as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by First Golden.

EMPLOYEES. During 1996, Golden American provided the support necessary for the incorporation and licensing of First Golden. During 1997, First Golden will have few direct employees due to its small size and will continue to receive support pursuant to various management services from DSI, Golden American and other affiliates as described above under "Certain Agreements." The cost of these services are allocated to First Golden.

Certain officers of First Golden are also officers of Golden American and DSI, and certain officers of First Golden are also officers of Equitable of Iowa Companies, Equitable Life Insurance Company of Iowa and/or of Equitable of Iowa Securities Network, Inc. See "Directors and Executive Officers."

PROPERTIES. First Golden's principal office is located at 230 Park Avenue, Suite 966, New York, New York 10169, where certain of the Company's records are maintained. The 2,568 square feet of office space is leased for a 5 year term.

DIRECTORS AND EXECUTIVE OFFICERS

                                                      POSITIONS(S) WITH THE
       NAME (AGE)                                            COMPANY
-------------------------                          ---------------------------
Terry L. Kendall (50)                              Chairman, President,
                                                    Chief Executive Officer
                                                    and Director
Myles R. Tashman (54)                              Executive Vice President,
                                                    General Counsel, Secretary
                                                    and Director
Barnett Chernow (47)                               Executive Vice President,
                                                    Director
Edward C. Wilson (56)                              Executive Vice President
Carol V. Coleman (47)                              Director
Stephen J. Friedman (59)                           Director
Frederick S. Hubbell (46)                          Director

                                                       POSITIONS(S) WITH THE
      NAME (AGE)                                              COMPANY
-----------------------                              -------------------------
Bernard Levitt (71)                                  Director
Roger R. Martin (65)                                 Director
Andrew Kalinowski (52)                               Director
David L. Jacobson (47)                               Senior Vice President
                                                      and Assistant Secretary
Stephen J. Preston (39)                              Senior Vice President
                                                      and Chief Actuary
Mary B. Wilkinson (40)                               Senior Vice President
                                                      and Treasurer
                                                      (Chief Financial Officer)
Marilyn Talman (50)                                  Vice President, Associate
                                                      Counsel and Assistant
                                                      Secretary

Each director is elected to serve for one year or until the next annual meet-ing of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of First Golden's ultimate parent, Equitable of Iowa Companies.

The principal positions of First Golden's directors and senior executive offi-cers for the past five years are listed below:

Mr. Terry L. Kendall is President, Chief Executive Officer and Chairman of the Board of the First Golden American Life Insurance Company of New York. Since September, 1993, Mr. Kendall has also served as President and Chief Executive Officer of Golden American Life Insurance Company. From September, 1993 through September, 1996, Mr. Kendall also served as Chairman of the Board of Golden American Life Insurance Company. From 1982 through June 1993, he was President and Chief Executive Officer of United Pacific Life Insurance Compa-ny. He was elected to serve as director of First Golden in June, 1996.

Mr. Myles R. Tashman is Executive Vice President, General Counsel, Secretary and Director of First Golden American Life Insurance Company of New York. Since December, 1995, Mr. Tashman has also served as Executive Vice President of Golden American Life Insurance Company. From 1986 through 1993, he was Se-nior Vice President and General Counsel of United Pacific Life Insurance Com-pany. He was elected to serve as a director of First Golden in June, 1996.

Mr. Barnett Chernow is Executive Vice President and Director of First Golden American Life Insurance Company of New York. Since 1996, Mr. Chernow has also served as Executive Vice President of Golden American Life Insurance Company. From 1977 through 1993, he held various positions with Reliance Insurance Com-panies and was Senior Vice President and Chief Financial Officer of United Pa-cific Life Insurance Company from 1984 through 1993. He was elected to serve as a director of First Golden in June, 1996.

Mr. Edward C. Wilson is Executive Vice President of First Golden American Life Insurance Company. Since January, 1997, Mr. Wilson has also served as Presi-dent of Directed Services, Inc. Since January, 1996, Mr. Wilson has also served as Executive Vice President of Golden American Life Insurance Company. From August, 1994 to December, 1995, he was Senior Managing Director at Van Eck Global Investors. From July, 1990 to August, 1994, he was Vice President and National Sales Manager at Keyport Life Insurance Company.

Ms. Carol V. Coleman is a Director of First Golden, having been first ap-pointed in December, 1997. She is a financial recruiter with Vantage Staffing since 1994. From 1991 through 1993, she was a consultant with Executive Edge. She also served as a Chair of the Board for Typa Youth Program Association from 1988 through 1990. Prior to that, she held various executive and board positions with banking institutions.

Mr. Stephen J. Friedman is a Director of First Golden, having been first ap-pointed in June, 1996. Mr. Friedman is a partner of the law firm of Debevoise & Plimpton in New York, NY since 1993. From 1988 through 1993, he was Execu-tive Vice President and General Counsel to Equitable Life Assurance Society of the United States.

Mr. Frederick S. Hubbell is a Director of First Golden, having been first ap-pointed in December, 1997. Mr. Hubbell is Chairman, President and Chief Execu-tive Officer of Equitable of Iowa since 1991. He also has served as Chairman and President of Equitable Life Insurance Company of Iowa since 1987. He serves in a similar capacity for most Equitable of Iowa affiliate companies.

Mr. Bernard Levitt is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in 1990, Mr. Levitt was a life insurance consultant with American Life Insurance Company or New York, since 1989.

Mr. Roger R. Martin is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in July, 1995, Mr. Martin was a Vice Pres-ident with Bear Sterns since 1984.

Mr. Andrew Kalinowski is a Director of First Golden, having been first ap-pointed in June, 1996. Mr. Kalinowski is a Principal and the President of Up-state Special Risk Services, Incorporated since 1974. He is also a Principal, the Chief Marketing Officer and Vice President of LifeMark Securities Corpora-tion since 1983, a Principal, Vice President and Secretary of LifeMark Associ-ates, Incorporated since 1993, and a Principal and Director of LIFE Incorpo-rated.

Mr. David L. Jacobson is Senior Vice President and Assistant Secretary of First Golden American Life Insurance Company. Since November, 1993, Mr. Jacob-son has also served as Senior Vice President and Assistant Secretary of Golden American Life Insurance Company. Since September, 1996, Mr. Jacobson has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as Vice President of Equitable of Iowa Securities Network, Inc. From April, 1974 through November, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President upon leaving.

Mr. Stephen J. Preston is Senior Vice President and Chief Actuary of First Golden American Life Insurance Company. Since December, 1993, Mr. Preston has served in an identical capacity with Golden American Life Insurance Company. From September, 1993 through November, 1993, he was Senior Vice President and Actuary for Mutual of America Insurance Company. From July, 1987 through Au-gust, 1993, he held various positions with United Pacific Life Insurance Com-pany and was Vice President and Actuary upon leaving.

Ms. Mary Bea Wilkinson is Senior Vice President and Treasurer of First Golden American Life Insurance Company. From November, 1993 through 1996, Ms. Wilkin-son served as Senior Vice President, Assistant Secretary and Treasurer of Golden American Life Insurance Company. From August, 1993 through October, 1993, she was an Assistant Vice President with CIGNA Insurance Companies. From January, 1987 through July, 1993, she held various positions with United Pa-cific Life Insurance Company and was Vice President and Controller upon leav-ing.

Ms. Marilyn Talman is Vice President, Associate General Counsel and Assistant Secretary of First Golden American Life Insurance Company of New York. Since April, 1996, Ms. Talman has also served as Vice President, Associate General Counsel and Assistant Secretary for Golden American Life Insurance Company. Since September, 1996, Ms. Talman has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as Vice President of Equitable of Iowa Securities Network, Inc. From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and General Counsel upon leaving. From June, 1989 through February, 1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll.

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FEDERAL TAX CONSIDERATIONS

INTRODUCTION
The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not in-tended as tax advice. The federal income tax treatment of the Contract is un-clear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circum-stances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations ex-isting on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, FIRST GOLDEN MAKES NO GUARAN-TEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

TAX STATUS OF FIRST GOLDEN
First Golden is taxed as a life insurance company under the Code. Since the operations of Account NY-B are a part of, and are taxed with, the operations of First Golden, Account NY-B is not separately taxed as a "regulated invest-ment company" under the Code. Under existing federal income tax laws, invest-ment income and capital gains of Account NY-B are not taxed to First Golden to the extent they are applied under a Contract. First Golden does not anticipate that it will incur any federal income tax liability in Account NY-B attribut-able to Contract obligations, and therefore First Golden does not intend to make provision for any such taxes. If First Golden is taxed on investment in-come or capital gains of Account NY-B, then First Golden may impose a charge against Account NY-B, as appropriate, in order to make provision for such tax-es.

TAXATION OF NON-QUALIFIED ANNUITIES
TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Code, except as described below, any increase in an Owner's Accumulation Value is generally not taxable to the Owner until amounts are received from the Con-tract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribution. However, this rule allowing deferral applies only if (1) the investments of Account NY-B are "adequately diversi-fied" in accordance with Treasury Department regulations, (2) First Golden, rather than the Owner, is considered the owner of the assets of Account NY-B for federal income tax purposes, and (3) the Contract is owned by an individ-ual (or is treated as owned by an individual). In addition to the foregoing, if the Contract's annuity commencement date occurs at a time when the Annui-tant is at an advanced age, such as over age 85, it is possible that the Owner will be taxable currently on the annual increase in the Accumulation Value.

  Diversification Requirements. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset ac-count, such as the Divisions of Account NY-B, are to be "adequately diver-sified." If a Division of Account NY-B failed to comply with these diversi-fication standards, Contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the con-tract (as defined in the tax law) beginning with the period of non-diversification. First Golden expects that the Divisions of Account NY-B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

  Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account NY-B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise in-vestment control over the assets. In addition, the Treasury Department an-nounced, in connection with the issuance of regulations concerning invest-ment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the in-surance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particu-lar subaccounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

  The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a seg-regated asset account. For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could re-sult in the Owner being treated as the owner of all or a portion of the as-sets of Account NY-B. In addition, First Golden does not know what stan-dards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. First Golden therefore reserves the right to modify the Contract as necessary to attempt to prevent Con-tract Owners from being considered the owners of the assets of Account NY-
  B. However, there is no assurance that such efforts would be successful.

  Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective ba-sis only. Thus, if the IRS or the Treasury Department were to issue regula-tions or a ruling which treated an Owner of this Contract as the owner of Account NY-B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new posi-tion, an Owner might retroactively be determined to be the owner of the as-sets of Account NY-B.

  Non-Natural Owner. As a general rule, Contracts held by "non-natural per-sons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax pur-poses. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural Owners. First, Contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

  In addition, exceptions to the general rule for non-natural Owners will ap-ply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in con-nection with qualified retirement plans, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from pur-chase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

  The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

TAXATION OF PARTIAL WITHDRAWALS AND SURRENDERS. In the case of a partial with-drawal prior to the annuity commencement date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) be-fore the surrender exceeds his or her "investment in the contract." In the case of a surrender of the Contract for the cash surrender value, amounts re-ceived are includible in income to the extent they exceed the "investment in the contract." For these purposes, the investment in the contract at any time equals the total of the premium payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includible in income.

In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the annuity commencement date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is possible that additional amounts may be includible in income.

The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. As described elsewhere in this prospectus, First

Golden imposes certain charges with respect to the death benefit. It is possi-ble that some portion of those charges could be treated for federal tax pur-poses as a partial withdrawal from the Contract.

TAXATION OF ANNUITY PAYMENTS. Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the ex-clusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by multiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund feature, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract (determined under Treasury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the Contract allocated to the variable annuity option when payments begin divided by the number of vari-able payments expected to be made (determined by Treasury Department regula-tions).

Once the total amount of the investment in the contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant or Beneficiary (depending upon the circumstances).

TAXATION OF DEATH BENEFIT PROCEEDS. Prior to the annuity commencement date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or
(2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the annuity commencement date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully ex-cludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.

If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as construc-tively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annuity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable mimimum distribution requirements imposed by the Code.)

ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS. Other than in the case of Con-tracts issued as IRAs or in connection with certain other qualified retirement plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax purposes as a partial withdrawal of such amount or portion. The investment in the Contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the con-tract will be increased to reflect the increase in the transferor's income.

SECTION 1035 EXCHANGES. Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endow-ment, or annuity contract, provided that no cash or other property is received in the exchange transaction. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035. Also, there are addi-tional tax considerations involved when the contracts are issued in connection with qualified retirement plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section 1035 exchange (with re-spect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover (with respect to qualified annuity contracts).

PENALTY TAX ON PREMATURE DISTRIBUTIONS. Where a Contract has not been issued as an IRA or in connection with another qualified retirement plan, there gen-erally is a 10% penalty tax on the taxable amount of any payment from the Con-tract unless the payment is: (a) received on or after the Owner reaches age 59 1/2; (b) attributable to the Owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law), or (e) made under a Contract pur-chased with a single purchase payment when the annuity starting date (as de-fined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this excep-
tion). In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed Allocation, exception
(d) will not apply.

AGGREGATION OF CONTRACTS. In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by combining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For exam-ple, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the annuity commencement date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. The effects of such aggregation are not clear; how-ever, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA CONTRACTS AND OTHER QUALIFIED RETIREMENT PLANS
IN GENERAL. In addition to issuing the Contracts as non-qualified annuities, First Golden also currently issues the Contracts as IRAs. (As indicated above, in this prospectus, IRAs are referred to as "qualified plans.") First Golden may also issue the Contracts in connection with certain other types of quali-fied retirement plans which receive favorable treatment under the Code. Numer-ous special tax rules apply to the owners under IRAs and other qualified re-tirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and conditions of the plan itself. For example, for both surrenders and annuity payments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount received may be taxable. Also, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Con-tracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Own-ers, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, First Golden is not bound by terms and condi-tions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless First Golden consents.

INDIVIDUAL RETIREMENT ANNUITIES. As indicated above, First Golden currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.

  Premium Payments. Both the premium payments that may be paid, and the tax deduction that an individual may claim for such premium payments, are lim-ited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the indi-vidual's earned income for the year. Also, with respect to an individual who has less income than his or her spouse, premium payments may be made by that individual to an IRA to the extent of the lesser of (1) $2,000, or (2) the sum of (i) the compensation includible in the gross income of the indi-vidual's spouse for the taxable year and (ii) the compensation includible in the gross income of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.

  The deductible amount of the premium payments made for an IRA for any tax-able year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. A single person who is an active participant in a qualified retirement plan (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $35,000 may not deduct premium payments, and such a person with adjusted gross income between $25,000 and $35,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a quali-fied retirement plan, and who have adjusted gross income in excess of $50,000 may not deduct premium payments, and those with adjusted gross in-come between $40,000 and $50,000 may deduct only a portion of such pay-ments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

  In applying these and other rules applicable to an IRA, all individual re-tirement accounts and IRAs owned by an individual are treated as one con-tract, and all amounts distributed during any taxable year are treated as one distribution.

  Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.

  IRAs and individual retirement accounts (that may invest in this Contract) generally may not invest in life insurance contracts, but an annuity con-tract that is issued as an IRA (or that is purchased by an individual re-tirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an en-hanced death benefit could be viewed as violating the prohibition on in-vestment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.

  Taxation of Distributions and Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible pre-mium payments were made to an IRA (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is in-cludible in income when it is distributed. In such a case, any amount dis-tributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distrib-uted that were excluded from income). Also, in such a case, any amount dis-tributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the contract to the Accumulation Value.

  In any event, subject to the direct rollover and mandatory withholding re-quirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retire-ment account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible indi-viduals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

  Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are ex-cludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age 59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic pay-ments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution ex-ceeds the actual distribution from an IRA. Under this requirement, distri-butions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

OTHER TYPES OF QUALIFIED RETIREMENT PLANS. The following sections describe tax considerations of Contracts used in connection with various types of qualified retirement plans other than IRAs. First Golden does not currently offer all of the types of qualified retirement plans described and may not offer them in the future. Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact First Golden's Cus-tomer Service Center to ascertain the availability of the Contract for quali-fied retirement plans at any given time.

  Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employ-ees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make de-ductible contributions on behalf of the employees to IRAs. As discussed above (see Individual Retirement Annuities), there is some uncertainty re-garding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employ-ers intending to use the contract in connection with such plans should seek competent advice.

  SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various require-ments, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As dis-cussed above (see Individual Retirement Annuities), there is some uncer-tainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the Contract in connection with a SIMPLE retirement account should seek competent advice.

  Corporate and Self-Employed ("H.R. 10" or "Keogh") Pension and Profit-Shar-ing Plans. Sections 401(a) and 403(a) of the Code permit corporate employ-ers to establish various types of tax-favored retirement plans for employ-ees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed indi-viduals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. The Contract pro-vides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be pro-vided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants. Em-ployers intending to use the Contract in connection with such plans should seek competent advice.

  Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section 170(b)(l)(A)(ii), to have their employers purchase an-nuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes. Purchasers of the Contracts for use as a "Section 403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associ-ated with such contracts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accu-mulation Value. It is possible that such death benefit could be character-ized as an incidental death benefit. If the death benefit were so charac-terized, this could result in currently taxable income to employees. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity Contract. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.

  Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years begin-ning after December 31, 1988, (ii) earnings on those contributions, and
  (iii) earnings after 1988 on amounts attributable to salary reduction con-tributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the em-ployee has reached age 59 1/2, separated from service, died, become disa-bled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent First Golden is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issuer of another Section 403(b) Annu-ity Contract or into a section 403(b)(7) custodial account subject to with-drawal restrictions which are at least as stringent.)

  Eligible Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes. The em-ployees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-ex-empt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

DIRECT ROLLOVERS AND FEDERAL INCOME TAX WITHHOLDING FOR "ELIGIBLE ROLLOVER DISTRIBUTIONS". In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or that is a Section 403(b) Annuity Contract, any "eligi-ble rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distri-bution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under
Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under sec-tion 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made not less frequently than annually for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the employee's designated benefi-ciary (within the meaning of the tax law), or for a specified period of 10 years or more).

Under these new requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not ap-ply to that portion of the eligible rollover distribution which, instead of receiving, the taxpayer elects to have directly transferred to certain eligi-ble retirement plans (such as to this Contract when issued as an IRA).

If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a
Section 403(b) Annuity Contract, then, prior to receiving an eligible rollover distribution, the Owner will receive a notice (from the plan administrator or First Golden) explaining generally the direct rollover and mandatory withhold-ing requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING
First Golden will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the dis-tributee notifies First Golden at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, First Golden may be required to withhold tax, as explained above. The with-holding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the annuity commencement date) is 10%. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distri-butions is 20%.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS OF FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW
YORK

December 17, 1996 (Commencement of Operations) through December 31, 1996 with Report of Independent Auditors

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                              FINANCIAL STATEMENTS

    DECEMBER 17, 1996 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 1996

CONTENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors.............................................  42
Audited Financial Statements
Balance Sheet..............................................................  43
Statement of Income........................................................  44
Statement of Changes in Stockholder's Equity...............................  45
Statement of Cash Flows....................................................  46
Notes to Financial Statements..............................................  47

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
First Golden American Life Insurance Company of New York

  We have audited the accompanying balance sheet of First Golden American Life Insurance Company of New York (wholly owned by Golden American Life Insurance Company) as of December 31, 1996 and the related statements of income, changes in stockholder's equity, and cash flows for the period from December 17, 1996 (commencement of operations) through December 31, 1996. These financial state-ments are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Golden American Life Insurance Company of New York at December 31, 1996, and the results of its op-erations and its cash flows for the period from December 17, 1996 through De-cember 31, 1996, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
January 24, 1997

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                                 BALANCE SHEET

                               DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

ASSETS
Investments:
 Fixed maturities available for sale, at fair value (cost--$24,373).. $24,220
 Short-term investments..............................................     350
                                                                      -------
Total investments....................................................  24,570
Cash and cash equivalents............................................       5
Accrued investment income............................................     338
Deferred income tax benefit..........................................      54
                                                                      -------
Total assets......................................................... $24,967
                                                                      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Other liabilities................................................... $     1
 Income taxes payable................................................      23
                                                                      -------
Total liabilities....................................................      24
Commitments and contingencies
STOCKHOLDER'S EQUITY
Preferred stock, par value $5,000 per share, authorized 6,000
shares...............................................................      --
Common stock, par value $10 per share, authorized, issued, and
outstanding 200,000 shares...........................................   2,000
Additional paid-in capital...........................................  23,000
Unrealized depreciation of fixed maturities..........................     (99)
Retained earnings....................................................      42
                                                                      -------
Total stockholder's equity...........................................  24,943
                                                                      -------
Total liabilities and stockholder's equity........................... $24,967
                                                                      =======



                            See accompanying notes.

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                              STATEMENT OF INCOME

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

REVENUES
Net investment income (net of expenses of $1).............................. $65
                                                                            ---
Total revenues.............................................................  65
Income taxes...............................................................  23
                                                                            ---
Net income................................................................. $42
                                                                            ===

----------------------
*Commencement of operations




                            See accompanying notes.

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                              UNREALIZED
                                  ADDITIONAL DEPRECIATION              TOTAL
                           COMMON  PAID-IN     OF FIXED   RETAINED STOCKHOLDER'S
                           STOCK   CAPITAL    MATURITIES  EARNINGS    EQUITY
                           ------ ---------- ------------ -------- -------------
Capitalization of Company
by issuance of common
stock and contribution of
paid-in capital..........  $2,000  $23,000                            $25,000
Net income...............      --       --                  $42            42
Change in unrealized
depreciation of fixed
maturities...............      --       --       $(99)       --           (99)
                           ------  -------       ----       ---       -------
Balance at December 31,
1996.....................  $2,000  $23,000       $(99)      $42       $24,943
                           ======  =======       ====       ===       =======

----------------------
*Commencement of operations




                             See accompanying notes

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                            STATEMENT OF CASH FLOWS

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net income.......................................................... $     42
Adjustments to reconcile net income to net cash provided by
operating activities:
 Increase in accrued investment income..............................      (58)
 Net amortization of discount on short-term investments.............       (7)
 Increase in income taxes payable...................................       23
 Increase in other liabilities......................................        1
                                                                     --------
Net cash provided by provided operating activities..................        1
INVESTING ACTIVITIES
Purchases of fixed maturities including accrued interest............  (24,653)
Purchases of short-term investments.................................  (25,598)
Sales of short-term investments.....................................   25,255
                                                                     --------
Net cash used in investing activities...............................  (24,996)
FINANCING ACTIVITIES
Capitalization of Company by issuance of common stock and
contribution of paid-in capital.....................................   25,000
                                                                     --------
Net cash provided by financing activities...........................   25,000
                                                                     --------
Net increase in cash and cash equivalents...........................        5
Cash and cash equivalents at beginning of period....................       --
                                                                     --------
Cash and cash equivalents at end of period.......................... $      5
                                                                     ========

----------------------
*Commencement of operations



                            See accompanying notes.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

Organization
  First Golden American Life Insurance Company of New York ("First Golden" or the "Company") a wholly-owned subsidiary of Golden American Life Insurance Company ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly-owned indirect subsidiary of Equitable of Iowa Companies. On December 17, 1996, Golden American provided capitalization in the amount of $25,000,000 to First Golden (see note 5). First Golden commenced investment operations on December 17, 1996. First Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997, First Golden became licensed as a life insurance company in the State of New York and is currently pursuing policy approvals.

Use of Estimates
  The preparation of the financial statements in conformity with generally ac-cepted accounting principles requires management to make estimates and assump-tions that affect the amounts reported in the financial statements and accom-panying notes. Actual results could differ from those estimates.

Investments
  The Company accounts for its investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Pursuant to SFAS No. 115, fixed maturity securi-ties are designated as either "available for sale", "held for investment" or "trading". Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity after adjustment for related changes in de-ferred income taxes.

  At December 31, 1996, all of the Company's fixed maturity securities are designated as available for sale although the Company is not precluded from designating fixed maturity securities as held for investment or trading at some future date. Securities that the company has the positive intent and ability to hold to maturity are designated as "held for investment". Held for investment securities are reported at cost adjusted for amortization of premi-ums and discounts.

  Changes in the fair value of these securities, except for declines that are other than temporary, are not reflected in the Company's financial statements. Sales of securities designated as held for investment are severely restricted by SFAS No. 115. Securities that are bought and held principally for the pur-pose of selling them in the near term are designated as trading securities. Unrealized gains and losses on trading securities are included in current earnings. Transfers of securities between categories are restricted and are recorded at fair value at the time of the transfer. Securities that are deter-mined to have a decline in value that is other than temporary are written down to estimated fair value which becomes the security's new cost basis by a charge to realized losses in the Company's statement of income. Premiums and discounts are amortized/accrued utilizing the scientific interest method which results in a constant yield over the securities' expected life. Amortization/accrual of premiums and discounts on mortgage-backed securities incorporates a prepayment assumption to estimate the securities' expected life.

  Short-term investments are carried at cost, adjusted for amortization of premiums and accrual of discounts.

  Estimated fair values, as reported herein, of publicly-traded fixed maturity securities are as reported by an independent pricing service. Fair values of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third-party pricing system, which uses a matrix calcula-tion assuming a spread over U.S. Treasury bonds based upon the expected aver-age lives of the securities. Fair values of private placement bonds are esti-mated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Realized gains and losses are determined on the basis of specific identification and average cost meth-ods for manager initiated and issuer initiated disposals, respectively.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
  For purposes of the statement of cash flows, the Company considers all de-mand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

Deferred Income Taxes
  Deferred tax assets or liabilities are computed based on the difference be-tween the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro-forma impact of unrealized gains and losses on fixed maturity securities the Company has designated as available for sale un-der SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Company's Statement of Income are based on the changes in the deferred tax asset or lia-bility from period to period (excluding the SFAS No. 115 adjustment).

Fair Value of Financial Instruments
  First Golden has evaluated its financial instruments, including short-term investments, and determined that carrying amounts reported in the balance sheet approximate fair value.

2. INVESTMENT OPERATIONS
  The Company accounts for its investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires companies to classify their securities as either "available for sale", "held to maturity" or "trading". At December 31, 1996, all of First Golden's fixed maturities are designated as available for sale.

  SFAS No. 115 requires the carrying value of fixed maturity securities clas-sified as available for sale to be adjusted for changes in fair value, primar-ily caused by interest rates. While other related accounts are adjusted as discussed in Note 1, the insurance liabilities supported by these securities are not adjusted under SFAS No. 115, thereby creating volatility in stockhold-er's equity as interest rates change. As a result, the Company expects that its stockholder's equity will be exposed to incremental volatility due to changes in market interest rates and the accompanying changes in the reported value of securities classified as available for sale, with equity increasing as market interest rates decline and, conversely, decreasing as market inter-est rates rise.

  For the period December 17, 1996 through December 31, 1996, there were no realized gains or losses on investments.

  The major categories of investment income for the period December 17, 1996 through December 31, 1996 are summarized as follows (dollars in thousands):

             Fixed maturities.............................. $57
             Short-term investments........................   9
                                                            ---
                                                             66
             Less investment expenses......................  (1)
                                                            ---
             Net investment income......................... $65
                                                            ===

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996

2. INVESTMENT OPERATIONS (CONTINUED)
  At December 31, 1996, amortized cost, gross unrealized gains and losses and estimated fair value of the Company's fixed maturity securities designated as available for sale are as follows:

                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED   FAIR
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
                                              (DOLLARS IN THOUSANDS)
   U.S. government and governmental
   agencies and authorities:
    Mortgage-backed securities.....   $ 4,870     $ 1       $ (36)    $ 4,835
    Other..........................       396     --           (2)        394
   Public utilities................       983     --           (5)        978
   Investment grade corporates.....    16,046     --         (120)     15,926
   Below investment grade
   corporates......................     2,078      15          (6)      2,087
                                      -------     ---       -----     -------
                                      $24,373     $16       $(169)    $24,220
                                      =======     ===       =====     =======

  The amortized cost and estimated fair value of fixed maturity securities by contractual maturity at December 31, 1996, are shown below. Expected maturi-ties will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penal-ties.

                                                                  ESTIMATED FAIR
                                                   AMORTIZED COST     VALUE
                                                   -------------- --------------
                                                      (DOLLARS IN THOUSANDS)
   Due after one year through five years..........    $   919        $   912
   Due after five years through ten years.........     18,584         18,473
                                                      -------        -------
                                                       19,503         19,385
   Mortgage-backed securities.....................      4,870          4,835
                                                      -------        -------
                                                      $24,373        $24,220
                                                      =======        =======

  During periods of significant interest rate volatility, the mortgages under-lying mortgage-backed securities may prepay more quickly or more slowly than anticipated. If the principal amount of such mortgages are prepaid earlier than anticipated during periods of declining interest rates, investment income may decline due to reinvestment of these funds at lower current market rates. If principal repayments are slower than anticipated during periods of rising interest rates, increases in investment yield may lag behind increases in in-terest rates because funds will remain invested at lower historical rates rather than reinvested at higher current rates. To mitigate this prepayment volatility, the Company invests primarily in intermediate tranche collateral-ized mortgage obligations ("CMOs"). CMOs are pools of mortgages that are seg-regated into sections, or tranches, which provide sequential retirement of bonds rather than a pro-rata share of principal return in the pass-through structure. The Company owns no "interest only" or "principal only" mortgage-backed securities. Further, the Company has not purchased obligations at sig-nificant premiums, thereby limiting exposure to loss during periods of accel-erated prepayments. At December 31, 1996, unamortized premiums on mortgage-backed securities totaled $18,000 and unaccrued discounts on mortgage-backed securities totaled $43,000.

  The Company analyzes its investment portfolio at least quarterly in order to determine if the carrying value of its investments has been impaired. The car-rying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary. During 1996, there were no investments having impairments in value that were other than temporary.

  At December 31, 1996, $400,000 in par value of fixed maturity investments were on deposit with regulatory authorities pursuant to certain statutory re-quirements.

  No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockhold-er's equity at December 31, 1996.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996


3. INCOME TAXES
  First Golden will file a separate federal income tax return. Deferred income taxes have been established based upon temporary differences, the reversal of which will result in taxable or deductible amounts in future years when the related asset or liability is recovered or settled. The only component of First Golden's deferred taxes is an asset in the amount of $54,000 related to the unrealized depreciation of fixed maturities.

4. STOCKHOLDER'S EQUITY
  First Golden is required to maintain a minimum total statutory-basis capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell variable an-nuity products on January 2, 1997.

  Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than thirty days in advance of the proposed declaration. The superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

5. RELATED PARTY TRANSACTIONS
  On December 17, 1996, Golden American contributed $25,000,000 to First Gold-en, $2,000,000 in common stock (200,000 shares at $10 per share) and $23,000,000 of additional capital.

  All expenses related to the incorporation and licensing of First Golden were incurred by its Parent.

  The Company has a service agreement with Golden American in which Golden American will provide administrative and financial related services. As of De-cember 31, 1996, no services had been rendered.

6. COMMITMENTS AND CONTINGENCIES

Leases
  The Company leases its home office space which expires December 31, 2001. The office space is currently under construction with an expected completion date of February, 1997. As a result, no rent expense was incurred for the year ended December 31, 1996. At December 31, 1996, minimum rental payments due un-der the operating lease are:

             1997..................................... $ 47,348
             1998.....................................   75,756
             1999.....................................   75,756
             2000.....................................   75,756
             2001.....................................   75,756
                                                       --------
                                                       $350,372
                                                       ========

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS

      ITEM                                                                PAGE
      INTRODUCTION.......................................................    1
      Description of First Golden American Life Insurance Company of New
      York...............................................................    1
      Safekeeping of Assets..............................................    1
      The Administrator..................................................    1
      Independent Auditors...............................................    1
      Distribution of Contracts..........................................    1
      Performance Information............................................    2
      IRA Partial Withdrawal Option......................................    5
      Other Information..................................................    6
      Financial Statements of Separate Account NY-B......................    6
      Appendix--Description of Bond Ratings..............................  A-1

-------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION (CONTINUED)

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. AD-DRESS THE FORM TO OUR CUSTOMER SERVICE CENTER, THE ADDRESS IS SHOWN ON THE COVER.

 ...............................................................................

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEP-ARATE ACCOUNT NY-B

PLEASE PRINT OR TYPE

                   ----------------------------------
                   NAME

                   ----------------------------------
                   SOCIAL SECURITY NUMBER

                   ----------------------------------
                   STREET ADDRESS

                   ----------------------------------
                   CITY, STATE, ZIP

(IN FG-3120 NY DVA PLUS 5/97)

 ...............................................................................

                 (This page has been intentionally left blank.)

                                  APPENDIX A

                       MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075/3/)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X  1.07    (/2,555/365/)     = $9,700
                                           ------
                                         [(1.0825)                -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X  1.07    (/2,555/365/)     = $6,270
                                           ------
                                         [(1.0625)                -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270).

EXAMPLE #3: PARTIAL WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $114,530 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year Guaran-tee Period is 8.0%; and that no prior transfers or partial withdrawals affect-ing this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Amount that must be withdrawn =   $114,530/ 1.07   /2,555/365/  = $124,230
                                               ------
                                      [       (1.0825)              ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X     1.07   (/2,555/365/)   = $9,700
                                              ------
                                            [(1.0825)             -1]

                                      A1

  Therefore, the amount of the partial withdrawal paid to you is $114,530, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Allocation of $124,230.

EXAMPLE #4: PARTIAL WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $130,500 requested three years into the Guarantee Period; that the then Index Rate ("J") for a seven year Guarantee Period is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Amount that must be withdrawn = $130,500/ 1.07   /2,555/365/ = $124,230
                                               ------
                                    [         (1.0625)           ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X   1.07   /2,555/365/    = $6,270
                                            ------
                                          [(1.0625)            -1]

  Therefore, the amount of the partial withdrawal paid to you is $130,500, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Allocation of $124,230.

                                      A2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.
IN FG-3120 NY DVA PLUS 5/97

--------------------------------------------------------------------------------

                                Empire PrimElite

                      Deferred Variable Annuity Prospectus

                                  May 6, 1997
                  First Golden American Life Insurance Company
                                  of New York

                                  May 1, 1997
                            Equi-Select Series Trust

                               February 28, 1997
                           Travelers Series Fund Inc.

                                 April 29, 1997
                         Smith Barney Series Fund Inc.

                                October 31, 1996
                  Smith Barney Concert Allocation Series Inc.

--------------------------------------------------------------------------------
PE-1-NY                                                                     5.97

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
DEFINITION OF TERMS.......................................................   1
SUMMARY OF CONTRACT.......................................................   3
FEE TABLE.................................................................   6
CONDENSED FINANCIAL AND OTHER INFORMATION.................................   9
  Financial Statements....................................................   9
  Performance Related Information.........................................   9
INTRODUCTION..............................................................  10
FACTS ABOUT THE COMPANY AND THE ACCOUNTS..................................  10
  First Golden............................................................  10
  The ESS Trust, Travelers Series Fund, Smith Barney Series Fund and Smith
   Barney Concert Allocation Series.......................................  10
  Separate Account NY-B...................................................  10
  Account NY-B Divisions..................................................  11
  ESS Trust...............................................................  11
  Travelers Series Fund...................................................  12
  Smith Barney Series Fund................................................  13
  Smith Barney Concert Allocation Series..................................  13
  Changes Within Account NY-B.............................................  14
  The Fixed Account.......................................................  14
FACTS ABOUT THE CONTRACT..................................................  17
  The Owner...............................................................  17
  The Annuitant...........................................................  17
  The Beneficiary.........................................................  18
  Change of Owner or Beneficiary..........................................  18
  Availability of the Contract............................................  18
  Types of Contracts......................................................  18
  Your Right to Select or Change Contract Options.........................  19
  Premiums................................................................  19
  Making Additional Premium Payments......................................  19
  Crediting Premium Payments..............................................  20
  Restrictions on Allocation of Premium Payments..........................  20
  Your Right to Reallocate................................................  20
  Dollar Cost Averaging...................................................  21
  What Happens if a Division is Not Available.............................  22
  Your Accumulation Value.................................................  22
  Accumulation Value in Each Division.....................................  22
  Measurement of Investment Experience....................................  23
  Cash Surrender Value....................................................  23
  Surrendering to Receive the Cash Surrender Value........................  24
  Partial Withdrawals.....................................................  24
  Automatic Rebalancing...................................................  26
  Proceeds Payable to the Beneficiary.....................................  26
  Death Benefit Options...................................................  26
  Reports to Owners.......................................................  27
  When We Make Payments...................................................  27
CHARGES AND FEES..........................................................  28
  Charge Deduction Division...............................................  28
  Charges Deducted from the Accumulation Value............................  28

                                                                           PAGE
                                                                           ----
  Charges Deducted from the Divisions.....................................  30
  Trust Expenses..........................................................  30
CHOOSING YOUR ANNUITIZATION OPTIONS.......................................  30
  Annuitization of Your Contract..........................................  30
  Annuity Commencement Date Selection.....................................  31
  Frequency Selection.....................................................  31
  The Annuitization Options...............................................  31
  Payment When Named Person Dies..........................................  32
OTHER CONTRACT PROVISIONS.................................................  32
  In Case of Errors in Application Information............................  32
  Contract Changes -- Applicable Tax Law..................................  33
  Your Right to Cancel or Exchange Your Contract..........................  33
  Other Contract Changes..................................................  33
  Group or Sponsored Arrangements.........................................  33
  Selling the Contract....................................................  34
REGULATORY INFORMATION....................................................  34
  Voting Rights...........................................................  34
  State Regulation........................................................  34
  Legal Proceedings.......................................................  35
  Legal Matters...........................................................  35
  Experts.................................................................  35
MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE
 COMPANY OF NEW YORK......................................................  35
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  35
  Directors and Executive Officers........................................  38
FEDERAL TAX CONSIDERATIONS................................................  40
  Introduction............................................................  40
  Tax Status of First Golden..............................................  40
  Taxation on Non-Qualified Annuities.....................................  40
  IRA Contracts and Other Qualified Retirement Plans In General...........  44
  Federal Income Tax Withholding..........................................  48
FINANCIAL STATEMENTS OF FIRST GOLDEN AMERICAN LIFE INSURANCE
 COMPANY OF NEW YORK......................................................  49
STATEMENT OF ADDITIONAL INFORMATION.......................................  60
  Table of Contents.......................................................  60
  Appendix A.............................................................. A-1
  Market Value Adjustment Examples........................................   i

  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
  First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.

          DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                               EMPIRE PRIMELITE

  This prospectus describes individual deferred variable annuity Contracts (the "Contract") offered by First Golden American Life Insurance Company of New York ("First Golden," "we," "our" or "us"). The Owner ("you" or "your") purchases the Contract with an Initial Premium and is permitted to make additional premium payments.

  The Contract is funded by two accounts, Separate Account NY-B ("Account NY-B") and the Fixed Account (collectively, the "Accounts").

  Thirteen divisions of Account NY-B are currently available under the Contract. The investments available through the Divisions of Account NY-B include mutual fund portfolios (the "Series") of the Equi-Select Series Trust (the "ESS Trust"), Travelers Series Fund Inc. (the "Travelers Series Fund"), Smith Barney Series Fund Inc. (the "Smith Barney Series Fund") and Smith Barney Concert Allocation Series Inc. (the "Smith Barney Concert Allocation Series"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations.

  This prospectus describes the Contract and provides background information regarding Account NY-B and the Fixed Account. The prospectuses for the ESS Trust, Travelers Series Fund, Smith Barney Series Fund and Smith Barney Concert Allocation Series (individually, "a Fund," and collectively, "the Funds"), which must accompany this prospectus, provide information regarding investment activities and policies of the Funds.

  You may allocate your premiums among the thirteen Divisions and the Fixed Allocations available under the Contract in any way you choose, subject to certain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to assess a charge for each allocation change after the twelfth allocation change in a Contract Year.

  Your Accumulation Value in Account NY-B will vary in accordance with the investment performance of the Divisions selected by you. Therefore, you bear the entire investment risk for all amounts allocated to Account NY-B. You also bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guarantee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

  We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commencement Date when the Owner is other than an individual.

  This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before investing. A Statement of Additional Information, dated May 6, 1997, about Account NY-B has been filed with the Securities and Exchange Commission ("SEC") and is available without charge upon request. To obtain a copy of this document call or write our Customer Service Center. The Table of Contents of the Statement of Additional Information may be found on the last page of this prospectus. The Statement of Additional Information is incorporated herein by reference.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  CONTRACTS AND UNDERLYING SERIES SHARES WHICH FUND THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO MARKET FLUCTUATION, REINVESTMENT RISK AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

  PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE ESS TRUST, TRAVELERS SERIES FUND, SMITH BARNEY SERIES FUND AND SMITH BARNEY CONCERT ALLOCATION SERIES.

ISSUED BY:                       DISTRIBUTED BY:              HOME OFFICE:           ADMINISTERED AT:
First Golden American Life       Directed Services, Inc.      New York, New York     Customer Service Center
Insurance Company of New York    Wilmington, Delaware                                Mailing Address:
                                 19801                                               230 Park Avenue, Suite 966
                                                                                     New York, NY 10169
                                                                                     1-800-963-9539

                         PROSPECTUS DATED: MAY 6, 1997

                              DEFINITION OF TERMS

  ACCOUNTS -- Separate Account NY-B and the Fixed Account.

  ACCUMULATION VALUE -- The total amount invested under the Contract. Initially, this amount is equal to the premium paid. Thereafter, the Accumulation Value will reflect the premiums paid, investment experience of the Divisions and interest credited to your Fixed Allocations, charges deducted and any partial withdrawals.

  ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION -- An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turning age 80, as adjusted for additional premiums and partial withdrawals.

  ANNUITANT -- The person designated by the Owner to be the measuring life in determining Annuity Payments.

  ANNUITY COMMENCEMENT DATE -- The date on which Annuity Payments begin.

  ANNUITY OPTIONS -- Options the Owner selects that determine the form and amount of Annuity Payments.

  ANNUITY PAYMENT -- The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

  ATTAINED AGE -- The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

  BENEFICIARY -- The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

  BUSINESS DAY -- Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

  CASH SURRENDER VALUE -- The amount the Owner receives upon surrender of the Contract, including any Market Value Adjustment.

  CHARGE DEDUCTION DIVISION -- The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Money Market Division.

  CONTINGENT ANNUITANT -- The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

  CONTRACT -- The entire Contract consisting of the basic Contract and any riders or endorsements.

  CONTRACT ANNIVERSARY -- The anniversary of the Contract Date.

  CONTRACT DATE -- The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

  CONTRACT PROCESSING DATES -- The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract Processing Dates will be once each year on the Contract Anniversary.

  CONTRACT PROCESSING PERIOD -- The first Contract processing period begins with the Contract Date and ends at the close of business on the first Contract Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract Processing Date and extend to the close of business on the next Contract Processing Date. There is one Contract processing period each year.

  CONTRACT YEAR -- The period between Contract anniversaries.

  CUSTOMER SERVICE CENTER -- Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

  DIVISIONS -- The investment options available under Account NY-B.

  ENDORSEMENTS -- An endorsement changes or adds provisions to the Contract.

  EXPERIENCE FACTOR -- The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

  FIXED ACCOUNT -- An Account which contains all of our assets that support Owner Fixed Allocations and any interest credited thereto.

  FIXED ALLOCATION -- An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

  FREE LOOK PERIOD -- The period of time within which the Owner may examine the Contract and return it for a refund.

  GUARANTEED INTEREST RATE -- The effective annual interest rate which we will credit for a specified Guarantee Period. The Guaranteed Interest Rate will never be less than 3%.

  GUARANTEE PERIOD -- The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

  INDEX OF INVESTMENT EXPERIENCE -- The index that measures the performance of a Division.

  INITIAL PREMIUM -- The payment required to put a Contract into effect.

  ISSUE AGE -- The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

  ISSUE DATE -- The date the Contract is issued at our Customer Service
Center.

  MARKET VALUE ADJUSTMENT -- A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed Allocation prior to the end of a Guarantee Period.

  MATURITY DATE -- The date on which a Guarantee Period matures.

  OWNER -- The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

  RIDER -- A rider amends the Contract, in certain instances adding benefits.

  SPECIALLY DESIGNATED DIVISION -- The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify otherwise. The Specially Designated Division currently is the Money Market Division.

  STANDARD DEATH BENEFIT OPTION -- The death benefit option that you will receive under the Contract unless the Annual Ratchet Death Benefit Option is elected. The death benefit provided by this option is equal to the greatest of
(i) Accumulation Value; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

  VALUATION DATE -- The day at the end of a Valuation Period when each Division is valued.

  VALUATION PERIOD -- Each business day together with any non-business days before it.

                              SUMMARY OF CONTRACT

  This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract. Information concerning the Series underlying the Divisions of Account NY-B and the Fixed Account is set forth in the Funds' prospectuses.

  This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this prospectus and in the Contract. The Contract, together with any riders or endorsements, constitutes the entire agreement between you and us and should be retained as part of your permanent records.

  This prospectus has been designed to provide you with the necessary information to make a decision on purchasing the Contract. You have a choice of investments. We do not promise that your Accumulation Value will increase. Depending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

DESCRIPTION OF THE CONTRACT

  The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, an individual retirement annuity ("IRA") meeting the requirements of section 408(b) of the Internal Revenue Code of 1986 ("qualified plan"). For a Contract funding a qualified plan, distributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan ("non-qualified plan").

  The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the annuity commencement date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your Annuity Options.

AVAILABILITY

  We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qualified plans, except for rollover contributions). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

  The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000.

THE DIVISIONS

  Each of the thirteen Divisions of Account NY-B offered under this prospectus invests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account NY-B invests in a corresponding Series of the ESS Trust, managed by Equitable Investment Services, Inc. ("EISI") a corresponding Series of the Travelers Series Fund, managed by Smith Barney Mutual Funds Management Inc. ("SBMFM"), a corresponding Series of the Smith Barney Series Fund, managed by SBMFM or a corresponding Series of the Smith Barney Concert Allocation Series, managed by Travelers Investment Adviser, Inc. ("TIA") (TIA, together with SBMFM and EISI, the "Managers"). The Trusts and the Managers have retained several portfolio managers to manage the assets of each Series. See Facts About the Company and the Accounts, Account NY-B Divisions.

HOW THE ACCUMULATION VALUE VARIES

  The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumulation Value also reflects premium payments, charges deducted and partial withdrawals. See Facts About the Contract, Accumulation Value in Each Division.

THE FIXED ACCOUNT

  The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We reset the interest rates for new Guarantee Periods periodically based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

  You bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Period may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program. Systematic withdrawals from a Fixed Allocation also are not subject to a Market Value Adjustment.

MARKET VALUE ADJUSTMENT

  We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Allocation made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account NY-B.

SURRENDERING YOUR CONTRACT

  You may surrender the Contract and receive its Cash Surrender Value at any time while both the Annuitant and Owner are living and before the Annuity Commencement Date. See Facts About the Contract, Cash Surrender Value and Surrendering to Receive the Cash Surrender Value.

TAKING PARTIAL WITHDRAWALS

  After the Free Look Period, prior to the annuity commencement date and while the Contract is in effect, you may take partial withdrawals from the Accumulation Value of your Contract. You may elect in advance to take systematic partial withdrawals on a monthly or quarterly basis. If you have an IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or annual basis.

  Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Partial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial Withdrawals.

DOLLAR COST AVERAGING

  Under this program, you may choose to have a specified dollar amount transferred from either the Money Market Division or a Fixed Allocation with a one year Guarantee Period to the other Divisions of Account NY-B on a monthly basis with the objective of shielding your investment from short-term price fluctuations. See Facts About the Contract, Dollar Cost Averaging.

YOUR RIGHT TO CANCEL THE CONTRACT

  You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract. For purposes of administering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to Cancel or Exchange Your Contract.

YOUR RIGHT TO CHANGE THE CONTRACT

  The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract Provisions, Other Contract Changes.

DEATH BENEFIT OPTIONS

  The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are two death benefit options that may be available to you under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced Death Benefit Option. See Facts About the Contract, Death Benefit Options. We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

DEDUCTIONS FOR CHARGES AND FEES

  We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions we impose. See Facts About the Contract, Restrictions on Allocation of Premium Payments. We then may deduct an annual Contract fee from your Accumulation Value; other charges, including the mortality and expense risk charge and asset based administrative charge, are deducted from the Account NY-B Divisions. See Fee Table, Other Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account NY-B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

FEDERAL INCOME TAXES

  The ultimate effect of Federal income taxes on the amounts held under an annuity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on First Golden's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on increases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or surrender the Contract before reaching age 59 1/2. See Federal Tax Considerations.

                                   FEE TABLE

TRANSACTION EXPENSES /(1)/

  Contingent Deferred Sales Charge /(2)/ (imposed as a percentage of premium payments withdrawn upon excess partial withdrawal or surrender): /(3)/

     COMPLETE YEARS ELAPSED                                            SURRENDER
     SINCE PREMIUM PAYMENT                                              CHARGE
     ----------------------                                            ---------
         0............................................................      7%
         1............................................................      6%
         2............................................................      5%
         3............................................................      4%
         4............................................................      3%
         5............................................................      2%
         6............................................................      1%
         7+...........................................................      0%

Excess Allocation Charge............................................... $0/(4)/
ANNUAL CONTRACT FEES:
Administrative Charge..................................................     $30

(Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

SEPARATE ACCOUNT ANNUAL EXPENSES (percentage of assets in each
Division): /(5)/

                                                                  ENHANCED DEATH
                                                         STANDARD    BENEFIT
                                                         -------- --------------
                                                                      ANNUAL
                                                                     RATCHET
   Mortality and Expense Risk Charge....................   1.10%       1.25%
   Asset Based Administrative Charge....................   0.15%       0.15%
                                                           ----        ----
   Total Separate Account Expenses......................   1.25%       1.40%

THE ESS TRUST ANNUAL EXPENSES:

                                                     OTHER            TOTAL
                                                   EXPENSES         EXPENSES
                                                 AFTER EXPENSE    AFTER EXPENSE
   SERIES                           FEES /(6)/ REIMBURSEMENT/(7)/ REIMBURSEMENT
   ------                           ---------- ------------------ -------------
   OTC Portfolio...................    0.80%          0.40%           1.20%
   Research Portfolio..............    0.80%          0.40%           1.20%
   Total Return Portfolio..........    0.80%          0.40%           1.20%

  TRAVELERS SERIES FUND EXPENSES:

                                                                OTHER    TOTAL
   SERIES                                                FEES  EXPENSES EXPENSES
   ------                                                ----  -------- --------
   Smith Barney Income and Growth....................... 0.65%   0.08%    0.73%
   Smith Barney International Equity.................... 0.90%   0.20%    1.10%
   Smith Barney High Income............................. 0.60%   0.24%    0.84%
   Smith Barney Money Market /(8)/...................... 0.60%   0.14%    0.74%

  SMITH BARNEY SERIES FUND EXPENSES:

                                                               OTHER    TOTAL
   SERIES                                               FEES  EXPENSES EXPENSES
   ------                                               ----  -------- --------
   Appreciation Portfolio.............................. 0.75%   0.10%    0.85%

  SMITH BARNEY CONCERT ALLOCATION SERIES ANNUAL EXPENSES:

                                            OTHER EXPENSES         TOTAL EXPENSES
                             MANAGEMENT     AFTER EXPENSE          AFTER EXPENSE
   SERIES                    FEES /(9)/ REIMBURSEMENT /(10)/ REIMBURSEMENT /(10)/
   ------                    ---------- ---------------------- ----------------------
   Select High Growth Port-
    folio..................     .35%               0%                   .35%
   Select Growth Portfo-
    lio....................     .35%               0%                   .35%
   Select Balanced Portfo-
    lio....................     .35%               0%                   .35%
   Select Conservative
    Portfolio..............     .35%               0%                   .35%
   Select Income Portfo-
    lio....................     .35%               0%                   .35%

------------------
(1) A Market Value Adjustment, which may increase or decrease your Accumulation Value, may apply to certain transactions. See Market Value Adjustment.
(2) We also deduct a charge for premium taxes (which can range from 0% to 3.5% of premium) from your Accumulation Value upon surrender, excess partial withdrawals or on the Annuity Commencement Date. See Premium Taxes.
(3) For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. See Charges Deducted from the Accumulation Value, Surrender Charge for Excess Partial Withdrawals.
(4) We reserve the right to impose a charge in the future at a maximum of $25 or each allocation change in excess of twelve per Contract Year. See Excess Allocation Charge.
(5) See Facts About the Contract, Death Benefit Options, for a description of the Contract's Standard and Annual Ratchet Death Benefit Options.
(6) Fees decline as combined assets increase (see Account NY-B Divisions and the Trust prospectuses for details).
(7) Other expenses shown take into account the effect of EISI's agreement to reimburse the portfolios for all operating expenses, excluding management fees, that exceed 0.40% of its average daily net assets. This reimbursement is voluntary and can be terminated at any time. Prior to February 3, 1997, EISI had an agreement to reimburse each portfolio for all operating expenses, excluding management fees, that exceeded 0.75% of its average daily net assets. In the absence of the current reimbursement agreement, other expenses would have been 0.55%, 0.51% and 0.45%, respectively for the OTC, Research and Total Return Portfolios, for the year ended December 31, 1996.
(8) SBMFM, the fund's investment manager, waived all or part of its management fees for the year ended October 31, 1996 for the Money Market Portfolio such that the actual total annual expenses charged in 1996 was 0.65%. This voluntary fee waiver can be terminated at any time.
(9) Each Select Portfolio of Smith Barney Concert Allocation Series, as a shareholder of the underlying Smith Barney Funds (see "Smith Barney Concert Allocation Series" following), also will indirectly bear its proportionate share of any investment management fees and other expenses paid by the underlying Smith Barney Funds.
(10) TIA, the manager of each Select Portfolio, has agreed to bear all expenses of these Select Portfolios of Smith Barney Concert Allocation Series other than the management fee and extraordinary expenses.

EXAMPLES:

  The examples do not take into account any deduction for premium taxes. Premium taxes currently range from 0% to 3.5% of premium payments. There may be surrender charges if you choose to annuitize within the first three Contract Years.

  If at issue you elect the Annual Ratchet Enhanced Death Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:

DIVISION                              ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
--------                              -------- ----------- ---------- ---------
OTC..................................  $87.22    $123.50    $162.33    $301.38
Research.............................  $87.22    $123.50    $162.33    $301.38
Total Return.........................  $87.22    $123.50    $162.33    $301.38
Smith Barney Income and Growth.......  $82.51    $109.36    $118.75    $254.34
Smith Barney International Equity....  $86.22    $120.51    $157.36    $291.57
Smith Barney High Income.............  $83.62    $112.69    $144.32    $265.57
Smith Barney Money Market............  $82.62    $109.67    $139.26    $255.37
Appreciation Portfolio...............  $83.72    $112.99    $144.83    $266.58
Select High Growth Portfolio.........  $78.69    $ 97.78    $119.27    $214.54
Select Growth Portfolio..............  $78.69    $ 97.78    $119.27    $214.54
Select Balanced Portfolio............  $78.69    $ 97.78    $119.27    $214.54
Select Conservative Portfolio........  $78.69    $ 97.78    $119.27    $214.54
Select Income Portfolio..............  $78.69    $ 97.78    $119.27    $214.54

  If at issue you elect the Annual Ratchet Enhanced Death Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:

DIVISION                              ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
--------                              -------- ----------- ---------- ---------
OTC..................................  $27.22    $83.50     $142.33    $301.38
Research.............................  $27.22    $83.50     $142.33    $301.38
Total Return.........................  $27.22    $83.50     $142.33    $301.38
Smith Barney Income and Growth.......  $22.51    $69.36     $138.75    $254.34
Smith Barney International Equity....  $26.22    $80.51     $137.36    $291.57
Smith Barney High Income.............  $23.62    $72.69     $124.32    $265.57
Smith Barney Money Market............  $22.62    $69.67     $119.26    $255.37
Appreciation Portfolio...............  $23.72    $72.99     $124.83    $266.58
Select High Growth Portfolio.........  $19.68    $57.78     $ 99.27    $214.54
Select Growth Portfolio..............  $19.68    $57.78     $ 99.27    $214.54
Select Balanced Portfolio............  $19.68    $57.78     $ 99.27    $214.54
Select Conservative Portfolio........  $19.68    $57.78     $ 99.27    $214.54
Select Income Portfolio..............  $19.68    $57.78     $ 99.27    $214.54

  The purpose of the Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. For purposes of computing the annual per Contract administrative charge, the dollar amounts shown in the examples are based on an Initial Premium of $33,000.

  The examples reflect the election at issue of the Annual Ratchet Enhanced Death Benefit Option. If the Standard Death Benefit Option is elected, the actual expenses incurred will be less than those represented in the Examples.

  THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN, SUBJECT TO THE GUARANTEES UNDER THE CONTRACT.

                   CONDENSED FINANCIAL AND OTHER INFORMATION

  No condensed financial information for Account NY-B is presented because, as of the date of this prospectus, Account NY- B had not yet commenced operations.

FINANCIAL STATEMENTS

  The audited financial statements of First Golden prepared in accordance with generally accepted accounting principles for the period ended December 31, 1996 (as well as the auditors' report thereon) are contained in the Prospectus.

PERFORMANCE RELATED INFORMATION

  Performance information for the Divisions of Account NY-B, including the yield and effective yield of the Money Market Division, the yield of the remaining Divisions, and the total return of all Divisions may appear in reports and promotional literature to current or prospective Owners.

  Current yield for the Money Market Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Money Market Division is calculated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

  For the remaining Divisions, quotations of yield will be based on all investment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value) earned during a given 30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical investment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the applicable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account certain contractual charges, such as the surrender charge.

  Performance information for a Division may be compared, in reports and promotional literature, to: (i) the Standard & Poor's 500 Stock Index ("S&P 500"), Dow Jones Industrial Average ("DJIA"), Donoghue Money Market Institutional Averages, or other indices measuring performance of a pertinent group of securities so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services, a widely used independent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

  Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Division during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objectives and policies, characteristics and quality of the portfolio of the Series of the respective Fund in which the Division invests and the market conditions during the given time period, and should not be considered as a representation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information.

  Reports and promotional literature may also contain other information including the ranking of any Division derived from rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria. First Golden may, from time to time, include in its advertising and sales materials, tax deferred compounding charts and other hypothetical illustrations, which may include comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets.

                                 INTRODUCTION

  The following information describes the Contract and the Accounts which fund the Contract, Account NY-B and the Fixed Account. Account NY-B invests in mutual fund portfolios of the Funds. The Fixed Account contains all of the assets that support Owner Fixed Allocations which we credit with Guaranteed Interest Rates for the Guarantee Periods you select.

                   FACTS ABOUT THE COMPANY AND THE ACCOUNTS

FIRST GOLDEN

  First Golden American Life Insurance Company of New York ("First Golden" or the "Company") is a stock life insurance company organized under the laws of the State of New York. First Golden is a wholly owned subsidiary of Golden American Life Insurance Company. Golden American Life Insurance Company, in turn, is an indirect wholly owned subsidiary of the Equitable of Iowa Companies, a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., Equitable American Insurance Company, Equitable Investment Services, Inc. ("EISI"), Golden American, and Directed Services, Inc. ("DSI"). First Golden is authorized to do business only in the State of New York. First Golden offers variable annuities.

THE ESS TRUST, TRAVELERS SERIES FUND, SMITH BARNEY SERIES FUND AND SMITH BARNEY CONCERT ALLOCATION SERIES

  The Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series are open-end management investment companies, more commonly called mutual funds. The Travelers Series Fund and the Smith Barney Series Fund shares may also be available to other separate accounts funding variable insurance products offered by First Golden. This is called "mixed funding."

  The Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series may also sell their shares to separate accounts of other insurance companies, both affiliated and not affiliated with First Golden. This is called "shared funding." Although we do not anticipate any inherent difficulties arising from either mixed or shared funding, it is theoretically possible that, due to differences in tax treatment or other considerations, the interest of Owners of various Contracts participating in the Travelers Series Fund or the Smith Barney Series Fund might at sometime be in conflict. The Boards of the Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series and we and any other insurance companies participating in the Travelers Series Fund, the Smith Barney Series Fund or the Smith Barney Concert Allocation Series are required to monitor events to identify any material conflicts that arise from the use of the Travelers Series Fund, the Smith Barney Series Fund or the Smith Barney Concert Allocation Series for mixed and/or shared funding or between various policy Owners and pension and retirement plans. For more information about the risks of mixed and shared funding, please refer to the Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series prospectuses.

  The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insurance companies except affiliated insurance companies such as First Golden. It is anticipated that in the future the ESS Trust will become available to separate accounts of unaffiliated companies

  You will find complete information about the ESS Trust, the Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series including the risks associated with each Series, in the accompanying Funds' prospectuses. You should read them carefully in conjunction with this prospectus before investing. Additional copies of the Funds' prospectuses may be obtained by contacting our Customer Service Center.

SEPARATE ACCOUNT NY-B

  All obligations under the Contract are general obligations of First Golden. Account NY-B is a separate investment account used to support our variable annuity Contracts and for other purposes as permitted by applicable laws and regulations. The assets of Account NY-B are kept separate from our general account and any other separate accounts we may have. We may offer other variable annuity Contracts investing in Account NY-B which are not discussed in this prospectus. Account NY-B may also invest in other series which are not available to the Contract described in this prospectus.

  We own all the assets in Account NY-B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other investment accounts. As required, the assets in Account NY-B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

  They may, however, be subject to liabilities arising from Divisions whose assets are attributable to other variable annuity Contracts supported by Account NY-B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.

  Account NY-B was established on June 13, 1996 to invest in mutual funds, unit investment trusts or other investment portfolios which we determine to be suitable for the Contract's purposes. Account NY-B is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as an investment company and meets the definition of a separate account under the Federal securities laws. It is governed by the laws of the state of New York, our state of domicile. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account NY-B.

ACCOUNT NY-B DIVISIONS

  Account NY-B is divided into Divisions. Currently, each Division of Account NY-B offered under this prospectus invests in a portfolio of the ESS Trust, Travelers Series Fund, Smith Barney Series Fund or the Smith Barney Concert Allocation Series. EISI serves as the Manager to each Series of the ESS Trust, SBMFM serves as Manager to each Series of the Travelers Series Fund and the Smith Barney Series Fund and TIA serves as Manager to each Series of the Smith Barney Concert Allocation Series. See the Funds' prospectuses for details. The ESS Trust and EISI have retained several portfolio managers to manage the assets of each Series of the Trust. There may be restrictions on the amount of the allocation to certain Divisions based on state laws and regulations. The investment objectives of the various Series in the Funds are described below. There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions.

  EISI, SBMFM and TIA provide the overall business management and administrative services necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Funds' prospectuses for details.

  Each Fund pays its respective Manager for its services a fee, payable monthly, based on the annual rates of the average daily net assets of the Series shown in the fee tables. EISI (and not the Fund) pays each portfolio manager a monthly fee for managing the assets of the Series.

ESS TRUST

  The ESS Trust is one of the funding vehicles for the Contracts. The Trust is managed by EISI which is a wholly owned subsidiary of the Equitable of Iowa Companies. EISI has retained a Sub-Adviser for the OTC, Research and Total Return Portfolios to make investment decisions and place orders. The Sub-Adviser for the Portfolios is Massachusetts Financial Services Company. See "Management of the Trust" in the ESS Trust Prospectus, which accompanies this Prospectus, for additional information concerning EISI and the Sub-Adviser, including a description of advisory and sub-advisory fees. Purchasers should read this Prospectus and the Prospectus for the Trust carefully before investing.

  The Trust is an open-end management investment company. While a brief summary of the investment objectives of the available Portfolios is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for the ESS Trust which is included with this Prospectus. Additional Prospectuses and the Statement of Additional Information can be obtained by calling or writing the Company's Administrative Office.

  The investment objectives of the Portfolios are as follows:

  OTC PORTFOLIO. The investment objective of the OTC Portfolio is to seek to obtain long-term growth of capital. The Portfolio seeks to achieve its objective by investing at least 65% of its total assets, under normal circumstances, in securities principally traded on the over-the-counter (OTC) securities market.

  RESEARCH PORTFOLIO. The Research Portfolio seeks to provide long-term growth of capital and future income by investing a substantial portion of its assets in the common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth. A smaller proportion of the assets may be invested in bonds, short- term obligations, preferred stocks or common stocks whose principal characteristic is income production rather than growth. The portfolio securities of the Research Portfolio are selected by the investment research analysts in the Equity Research Group of the Sub-Adviser. The Portfolio's assets are allocated to industry groups (e.g. within the health care sector, the managed care, drug and medical supply industries). The allocation by sector and industry is determined by the analysts acting together as a group.

  TOTAL RETURN PORTFOLIO. The Total Return Portfolio primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. While current income is the primary objective, the Portfolio believes that there should also be a reasonable opportunity for growth of capital and income since many securities offering a better than average yield may also possess growth potential. Generally, at least 40% of the Portfolio's assets will be invested in equity securities.

TRAVELERS SERIES FUND

  The Travelers Series Fund is an investment company underlying certain variable annuity and variable life insurance contracts. The Fund is managed by SBMFM. SBMFM is a wholly owned subsidiary of Smith Barney Holdings Inc. Smith Barney Holdings Inc. is a wholly owned subsidiary of Travelers Group Inc. which is a financial services holding company engaged, through its subsidiaries, principally in four business segments: investment services, consumer finance services, life insurance services and property & casualty insurance services.

  While a brief summary of the investment objectives is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for the Fund, which is included with this Prospectus. Additional Prospectuses and the Statement of Additional Information can be obtained by calling or writing the Company's Administrative Office.

  The Fund is intended to meet differing investment objectives with its currently available separate Portfolios.

  The investment objectives of the Portfolios are as follows:

  INCOME AND GROWTH PORTFOLIO. The Income and Growth Portfolio seeks current income and long-term growth of income and capital by investing primarily, but not exclusively, in common stocks. The Portfolio invests primarily in common stocks offering a current return from dividends and in interest-paying debt obligations (such as U.S. Government Securities, investment grade bonds and debentures) and high quality short-term debt obligations (such as commercial paper and repurchase agreements collateralized by U.S. Government Securities with broker/dealers or other financial institutions.)

  INTERNATIONAL EQUITY PORTFOLIO. The International Equity Portfolio seeks total return on its assets from growth of capital and income. The Portfolio seeks to achieve its objective by investing at least 65% of its assets in a diversified portfolio of equity securities of established non-U.S. issuers. Investing in foreign securities generally involves risks not ordinarily associated with investing in securities of domestic issuers. Purchasers are cautioned to read "Special Investment Techniques and Risk Considerations-- Foreign Securities" in the Fund Prospectus.

  HIGH INCOME PORTFOLIO. The High Income Portfolio seeks high current income. Capital appreciation is a secondary objective. The Portfolio seeks to achieve its investment objectives by investing, under normal circumstances, at least 65% of its assets in high-yielding corporate debt obligations and preferred stock. The Portfolio invests significantly in lower grade corporate debt securities, which are commonly known as "junk bonds" and involve a significant degree of risk. (See "The Fund's Investment Program--Smith Barney High Income Portfolio" in the Fund Prospectus.) Prior to investing in this Portfolio, Contact owners are cautioned to read the section entitled "Special Investment Techniques and Risk Considerations--Lower-Quality and Non-Rated Securities" in the Fund Prospectus. The Portfolio may invest up to 20% of its assets in the securities of foreign issuers that are denominated in currencies other than the U.S. dollar and may invest without limitation in securities of foreign issuers that are denominated in U.S. dollars. Investing in foreign securities generally involves risks not ordinarily associated with investing in securities of domestic issuers. Contract owners are cautioned to read "Special Investment Techniques and Risk Considerations--Foreign Securities" in the Fund Prospectus.

  MONEY MARKET PORTFOLIO. The Money Market Portfolio seeks maximum current income and preservation of capital. The Portfolio seeks to achieve its objectives by investing in bank obligations and high quality commercial paper, corporate obligations and municipal obligations, in addition to U.S. Government Securities and related repurchase agreements. An investment in this Portfolio is neither insured nor guaranteed by the U.S. Government. In addition, there is no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00 per share.

SMITH BARNEY SERIES FUND

  The Smith Barney Series Fund is a diversified, open-end management investment company. SBMFM is the investment adviser to the Appreciation Portfolio (see "Travelers Series Fund" above information pertaining to SBMFM).

  The Smith Barney Series Fund has ten Portfolios, one of which are currently available in connection with the Contracts. While a brief summary of the investment objective is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for Smith Barney Series Fund, which is included with this Prospectus. Additional Prospectuses and the Statement of Additional Information can be obtained by calling or writing the Company's Administrative Office.

  The investment objective of the Portfolios are as follows:

  APPRECIATION PORTFOLIO. The Appreciation Portfolio's goal is long-term appreciation of capital. The Portfolio will attempt to achieve its goal by investing primarily in equity and equity-related securities that are believed to afford attractive opportunities for appreciation. Under normal market conditions, substantially all--but not less than 65%--of the Portfolio's assets will consist of common stocks, but the Portfolio also may hold securities convertible into common stocks and warrants.

SMITH BARNEY CONCERT ALLOCATION SERIES

  Smith Barney Concert Allocation Series is an open-end, non-diversified management investment company. TIA serves as investment manager to each portfolio in the Smith Barney Concert Allocation Series (the "Select Portfolios"). TIA is an indirect wholly owned subsidiary of Travelers Group Inc. Each Select Portfolio of Concert Series seeks to achieve its investment objective by investing in a diverse mix of "Underlying Smith Barney Funds" ("fund of funds" structure), which consist of open-end management investment companies or series thereof for which Smith Barney Inc. ("Smith Barney") now or in the future acts as principal underwriter or for which Smith Barney, SBMFM or Smith Barney Strategy Advisers Inc. now or in the future acts as investment adviser. See the Prospectus for the Select Portfolios of Smith Barney Concert Allocation Series for more information concerning the fund of funds structure. The fund of funds structure is different from the investment structure of most investment options available for a variable annuity contract. Such a structure involves additional income tax risks (see "Federal Tax Considerations").

  The investment objectives of the Select Portfolios are as follows:

  SELECT HIGH GROWTH PORTFOLIO. The Select High Growth Portfolio's investment objective is to seek capital appreciation.

  SELECT GROWTH PORTFOLIO. The Select Growth Portfolio's investment objective is to seek long-term growth of capital.

  SELECT BALANCED PORTFOLIO. The Select Balanced Portfolio's investment objective is to seek a balance of growth of capital and income.

  SELECT CONSERVATIVE PORTFOLIO. The Select Conservative Portfolio's investment objective is to seek income and, secondarily, long-term growth of capital.

  SELECT INCOME PORTFOLIO. The Select Income Portfolio's investment objective is to seek high current income.

  While a brief summary of the investment objectives of the Portfolios of ESS Trust, Travelers Series Fund, Smith Barney Series Fund and Smith Barney Concert Allocation Series are set forth above, more comprehensive information, including a discussion of potential risks, is found in the current Prospectuses for each of the Investment Options, which are included with this Prospectus. Additional Prospectuses and the Statements of Additional Information can be obtained by calling the Customer Service Center or writing. Purchasers should read the Prospectuses carefully before investing.

CHANGES WITHIN ACCOUNT NY-B

  We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account NY-B, to combine two or more Divisions, or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we reserve the right to transfer assets of Account NY-B, which we determine to be associated with the class of Contracts to which your Contract belongs, to another account. If necessary, we will get prior approval from the insurance department of our state of domicile before making such a substitution or transfer. We will also get any required approval from the SEC and any other required approvals before making such a substitution or transfer. We will notify you as soon as practicable of any proposed changes.

  When permitted by law, We reserve the right to:

  (1) deregister Account NY-B under the 1940 Act;

  (2) operate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust;

  (3) restrict or eliminate any voting rights as to Account NY-B; and

  (4) combine Account NY-B with other accounts.

THE FIXED ACCOUNT

  Premium payments may be allocated to the Fixed Account at the time of the Initial Premium payment or as subsequently made. In addition, all or part of your Accumulation Value may be transferred to the Fixed Account. Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEE PERIOD

  You may select one or more Fixed Allocations with specified Guarantee Periods for investment. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations. Each Fixed Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee Period.

  Your Accumulation Value in the Fixed Account equals the sum of your Fixed Allocations plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed Allocation will be credited with the Guaranteed Interest Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The Guaranteed Interest Rate will be credited daily to yield the quoted Guaranteed Interest Rate.

GUARANTEED INTEREST RATES

  Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Ratings Group (AAA, AA, A or BBB) or any other nationally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade rating at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict or guarantee the level of future interest rates. However, no Fixed Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

  While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any particular strategy, except as may be required by New York and other state insurance laws.

TRANSFERS FROM A FIXED ALLOCATION

  You may transfer your Accumulation Value from a Fixed Allocation to one or more new Fixed Allocations with new Guarantee Periods of any length offered by us or to the Divisions of Account NY-B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity Date, until we have honored your transfer request.

  Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost averaging program will not be subject to a Market Value Adjustment. All other transfers from your Fixed Allocations will be subject to a Market Value Adjustment. The minimum amount that can be transferred to or from any Fixed Allocation is $250. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $250, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Allocation.

  At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Allocations with Guarantee Periods of any length then offered by us.

You may not, however, transfer amounts to any Fixed Allocation with a Guarantee Period that extends beyond your Annuity Commencement Date.

  At least 30 calendar days prior to a Maturity Date of any of your Fixed Allocations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed Allocations you must notify us as to which Division or new Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period. If such Guarantee Period is not available or extends beyond your annuity commencement date, we will transfer your Accumulation Value in the maturing Fixed Allocation to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Designated Division.

PARTIAL WITHDRAWALS FROM A FIXED ALLOCATION

  Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allocation by sending satisfactory notice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal Option. (See Partial Withdrawals, Systematic Partial Withdrawal Option.) Systematic withdrawals from a Fixed Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program. Withdrawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be imposed. Withdrawals may have federal income tax consequences, including a 10% penalty tax. See Surrender Charge, Surrender Charge for Excess Partial Withdrawals and Federal Tax Considerations.

  If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account NY-B. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

MARKET VALUE ADJUSTMENT

  We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances: (i) whenever you make a withdrawal or transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursuant to the dollar cost averaging program; and (ii) on the Annuity Commencement Date with respect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the annuity commencement date.

  The Market Value Adjustment is determined by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                                (    (1 + I)    ) /(N/365)/
                                (---------------)
                                ((1 + J + .0025))           -1

  Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years remaining in the Guarantee Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the withdrawal, transfer or annuitization.

  The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity is the maturity date for these U.S. Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method approved where required.

  We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

  The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed Allocation. If a full surrender, transfer or annuitization from the Fixed Allocation has been requested, the balance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The Appendix contains several examples which illustrate the application of the Market Value Adjustment.

  Because of the Market Value Adjustment provision of the Contract, you bear the investment risk that the Guaranteed Interest Rates offered by us at the time you make a withdrawal or transfer from a Fixed Allocation or start receiving annuity payments may be higher or lower than the Guaranteed Interest Rate of the Fixed Allocation to which the Market Value Adjustment is applied, with the result that the Accumulation Value of your Fixed Allocation may be substantially reduced or increased. This will depend on the relationship of
(1) the initial Index Rate, applicable at the time the allocation is made, on the Fixed Allocation from which the withdrawal, transfer or annuitization is made to (2) the current Index Rate offered by us for the Guarantee Period equal to the number of years remaining in the Guarantee Period as of such date. If the initial Index Rate of (1) is higher than the then current Index Rate of (2) plus .0025, application of the Market Value Adjustment will result in an increase in your Accumulation Value. If the Index Rate of (1) is lower than the then current Index Rate of (2) plus .0025, application of the Market Value Adjustment will result in a decrease in your Accumulation Value.

                           FACTS ABOUT THE CONTRACT

THE OWNER

  You are the Owner. You are also the Annuitant unless another Annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Owners named, the age of the oldest Owner shall determine the applicable death benefit.

  Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit when due. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the annuity commencement date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

  In the case where the Owner is a trust and a beneficial Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Contract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial Owner of the Trust has been designated, the availability of enhanced death benefits will be determined by the age of the Annuitant at issue.

THE ANNUITANT

  The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if the Annuitant is living on the Annuity

Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (unless the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

  If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date, the Owner will become the Annuitant. The Owner may designate a new Annuitant within 60 days of the death of the Annuitant.

  If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date and the Owner is not an individual, we will pay the Beneficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole Owner and there is no Beneficiary designation, the Annuitant's estate will be the Beneficiary.

  Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

THE BENEFICIARY

  The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the annuity commencement date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint Owners, in which case death proceeds are payable to the surviving Owner(s)). See Proceeds Payable to the Beneficiary.

  If the Beneficiary dies before the Annuitant or Owner, the death benefit proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

  One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, unless otherwise specified, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

  You have the right to change beneficiaries during the Annuitant's lifetime unless you have designated an irrevocable Beneficiary. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

CHANGE OF OWNER OR BENEFICIARY

  During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Federal Tax Considerations, Transfer of Annuity Contracts, and Assignments.

AVAILABILITY OF THE CONTRACT

  We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

TYPES OF CONTRACTS

 QUALIFIED CONTRACTS

  The Contract may be issued as an Individual Retirement Annuity or in connection with an individual retirement account. In the latter case, the Contract will be issued without an Individual Retirement Annuity endorsement, and the rights of the participant under the Contract will be affected by the terms and conditions of the particular individual retirement trust or custodial account, and by provisions of the Code and the regulations thereunder. For example, the individual retirement trust or custodial account will impose minimum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement Annuities and individual retirement accounts, the minimum Initial Premium is $1,500.

  IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN, DISTRIBUTION MUST COMMENCE NOT LATER THAN APRIL 1ST OF THE CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE 70 1/2. IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT YOUR TAX ADVISOR.

 NON-QUALIFIED CONTRACTS

  The Contract may fund any non-qualified plan. Non-qualified Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

YOUR RIGHT TO SELECT OR CHANGE CONTRACT OPTIONS

  Before the Annuity Commencement Date, you may change the Annuity Commencement Date, frequency of Annuity Payments or the Annuity Option by sending a written request to our Customer Service Center. The Annuitant may not be changed at any time.

PREMIUMS

  You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

  You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Group or Sponsored Arrangements.

QUALIFIED PLANS

  For IRA Contracts, the annual premium on behalf of any individual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some compensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation reduced by the contribution (if any) made by you for the taxable year to your own IRA. However, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

WHERE TO MAKE PAYMENTS

  Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

MAKING ADDITIONAL PREMIUM PAYMENTS

  You may make additional premium payments after the end of the Free Look Period. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

CREDITING PREMIUM PAYMENTS

  The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to determine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within five business days, the applicant will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the applicant consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day received.

  We will also accept, by agreement with broker-dealers and when permissible in a state, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accompanied by a simultaneous facsimile transmission of an application. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

  Upon our acceptance of premium payments received via wire order and accompanied by a facsimile of an application, we will issue the Contract, allocate the premium payment according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by an application may be retained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract. If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the premium payment immediately to the broker-dealer for return to the applicant, unless the applicant specifically consents to allow us to retain the premium payment until our Customer Service Center receives the application.

  On the date we receive and accept your initial or additional premium payment:

  (1) We allocate the Initial Premium among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restrictions on Allocation of Premium Payments. For additional premium payments, the Accumulation Value will increase by the amount of the premium. If we do not receive instructions from you, the increase in the Accumulation Value will be allocated among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accumulation Value will be allocated to a Fixed Allocation with the shortest Guarantee Period then available.

  (2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the application, and investment of the premium payment, we will issue the Contract.

RESTRICTIONS ON ALLOCATION OF PREMIUM PAYMENTS

  We may require that an Initial Premium designated for a Division of Account NY-B be allocated to the Specially Designated Division during the Free Look Period for Initial Premiums received. After the free look period, if your Initial Premium was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen.

YOUR RIGHT TO REALLOCATE

  You may reallocate your Accumulation Value among the Divisions and Fixed Allocations at the end of the free look period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each reallocation of your Accumulation Value equal at least $250 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of the ESS Trust, the Travelers Series Fund or the Smith Barney Series Fund. We also reserve the right to modify or terminate your right to reallocate your Accumulation Value at any time in accordance with applicable law. Reallocations from the Fixed Account are subject to the Market Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer Service Center.

  We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation request if we believe that: (a) excessive trading by you or a specific reallocation request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by the ESS Trust, the Travelers Series Fund, the Smith Barney Series Fund or the Smith Barney Concert Allocation Series that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the ESS Trust, the Travelers Series Fund or the Smith Barney Series Fund.

  Where permitted by law, we may accept your authorization of third party reallocation on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancellation. We may restrict the Divisions and Fixed Allocations that will be available to you for reallocations of premiums during any period in which you authorize such third party to act on your behalf. We will give you prior notification of any such restrictions. However, we will not enforce such restrictions if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

  Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your Right to Cancel or Exchange Your Contract.

DOLLAR COST AVERAGING

  If you have at least $10,000 of Accumulation Value in the Smith Barney Money Market Division or a Fixed Allocation with a one year Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from the Division or such Fixed Allocation on a monthly basis.

  The main objective of dollar cost averaging is to attempt to shield your investment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Division if the value per unit is low and less units are purchased if the value per unit is high.

  Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

  Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to your Accumulation Value in Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

  The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise. If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end.

You may change the transfer amount once each Contract Year, or cancel this program by sending satisfactory notice to our Customer Service Center at least seven days before the next transfer date. Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Allocations with other than one year Guarantee Periods. Transfers from a Fixed Allocation under the dollar cost averaging program will not be subject to a Market Value Adjustment. See Market Value Adjustment. A Fixed Allocation may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

WHAT HAPPENS IF A DIVISION IS NOT AVAILABLE

  When a distribution is made from an investment portfolio supporting a Division of Account NY-B in which reinvestment is not available, we will allocate the distribution, unless you specify otherwise, to the Specially Designated Division.

  Such a distribution can occur when (a) an investment portfolio matures, or
(b) a distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permitted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If, within 30 days, you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

YOUR ACCUMULATION VALUE

  Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time. You select the Divisions and Fixed Allocations to which to allocate your Accumulation Value. We adjust your Accumulation Value on each Valuation Date to reflect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments or partial withdrawals since the previous Valuation Date, and on each Contract processing date to reflect any deduction of the annual Contract fee. Your Accumulation Value is applied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

ACCUMULATION VALUE IN EACH DIVISION

 ON THE CONTRACT DATE

  On the Contract Date, your Accumulation Value is allocated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Period, in which case, the portion of your Initial Premium not allocated to a Fixed Allocation will be allocated to the Specially Designated Division during the Free Look Period. See Your Right to Cancel or Exchange Your Contract.

 ON EACH VALUATION DATE

  At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

  (1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.

  (2) We multiply (1) by the Division's net rate of return for the current Valuation Period.

  (3) We add (1) and (2).

  (4) We add to (3) any additional premium payments allocated to the Division during the current Valuation Period.

  (5) We add or subtract allocations to or from that Division during the current Valuation Period.

  (6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.

  (7) We subtract from (6) the amounts allocated to that Division for: (a) any Contract fees; and (b) any charge for premium taxes.

  All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account NY- B, unless the Charge Deduction Division has been specified. See Charges Deducted from the Accumulation Value.

MEASUREMENT OF INVESTMENT EXPERIENCE

 INDEX OF INVESTMENT EXPERIENCE AND UNIT VALUE

  The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. In most cases, we set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current Valuation Period.

  We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experience for that date. The index of investment experience is equal to the value of a unit.

 HOW WE DETERMINE THE EXPERIENCE FACTOR

  For Divisions of Account NY-B the experience factor reflects the investment experience of the Series of the Fund in which a Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

  (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.

  (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

  (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

  (4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the valuation period.

  (5) We subtract the daily asset based administrative charge from each Division for each day in the valuation period.

  Calculations for Divisions investing in a Series are made on a per share basis.

 NET RATE OF RETURN FOR A DIVISION

  The net rate of return for a Division during a valuation period is the experience factor for that Valuation Period minus one.

CASH SURRENDER VALUE

  Your Contract's Cash Surrender Value fluctuates daily with the investment results of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the cash surrender value is calculated as follows:

  (1) We take the Contract's Accumulation Value;

  (2) We deduct from (1) any surrender charge and any charge for premium taxes;

  (3) We deduct from (2) any charges incurred but not yet deducted; and

  (4) We adjust (3) for any Market Value Adjustment.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

  The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement Date.

  A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity Options. We will usually pay the Cash Surrender Value within seven days but we may delay payment. See When We Make Payments.

PARTIAL WITHDRAWALS

  Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

  There are three options available for selecting partial withdrawals, the Conventional Partial Withdrawal Option, the Systematic Partial Withdrawal Option and the IRA Partial Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 15% of your Accumulation Value. See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

 CONVENTIONAL PARTIAL WITHDRAWAL OPTION

  After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw under this option is $1,000. A conventional partial withdrawal from a Fixed Allocation may be subject to a Market Value Adjustment.

 SYSTEMATIC PARTIAL WITHDRAWAL OPTION

  This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

  You may choose to receive systematic partial withdrawals on a monthly or quarterly basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You select the date of the quarter or month when the withdrawals will be made but no later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

  You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal subject to the following maximums, but in no event can a payment be less than $100:

   FREQUENCY                                                  MAXIMUM PERCENTAGE
   ---------                                                  ------------------
   Monthly...................................................        1.25%
   Quarterly.................................................        3.75%
   Annual....................................................       15.00%

  If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage. For example, if a $500 monthly withdrawal was elected and on the withdrawal date 1.25% of the Accumulation Value equaled $300, the withdrawal amount would be reduced to $300. If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 1.0% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 1.25% of the Accumulation Value, we would send $100. If 1.0% equaled $75, and since $100 is more than 1.25% of the Accumulation Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new notice to our Customer Service Center.

  Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month or quarter, depending on whether you have chosen a monthly or quarterly frequency, respectively. Systematic Partial Withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

  You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date. However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a conventional partial withdrawal.

 IRA PARTIAL WITHDRAWAL OPTION

  If you have an IRA Contract and will attain age 70 1/2 in the current calendar year, distributions may be made to you to satisfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. See Federal Tax Considerations. We will send you a notice before your distributions commence, and you may elect this option at that time, or at a later date. You may not elect IRA partial withdrawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the Systematic Partial Withdrawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

  You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

  At your request, we will determine the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

  You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

  An IRA partial withdrawal in excess of the amount allowed under the Systematic Partial Withdrawal Option may be subject to a Market Value Adjustment.

PARTIAL WITHDRAWALS IN GENERAL

  CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considerations for more details.

AUTOMATIC REBALANCING

  If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset allocation that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

  Under the program you may elect to have all your allocations among the Divisions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

  To participate in automatic rebalancing you must submit to our Customer Service Center written notice in a form satisfactory to us. We will begin the program on the last Valuation Date of the applicable calendar period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

PROCEEDS PAYABLE TO THE BENEFICIARY

  If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annuity Option, a single sum distribution will be made. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribution requirements.

DEATH BENEFIT OPTIONS

  Subject to our rules, there are two death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced Death Benefit Option.

  The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger at issue.

  We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

STANDARD DEATH BENEFIT OPTION

  You will automatically receive the Standard Death Benefit Option unless you elect the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit Option for the Contract is equal to the greatest of: (i) your Accumulation Value; (ii) total premiums less any partial withdrawals; and (iii) the Cash Surrender Value.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION

  The Annual Ratchet Enhanced Death Benefit under the Contract, if elected, is equal to the greatest of: (i) the Accumulation Value; (ii) total premium payments less any partial withdrawals; (iii) the Cash Surrender Value; or (iv) the following valuation:

  (1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.

  (2) We add to (1) any additional premiums paid since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior Valuation Date.

  (3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

  On all other Valuation Dates, the enhanced death benefit is equal to (2).

HOW TO CLAIM PAYMENTS TO BENEFICIARY

  We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service Center before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

REPORTS TO OWNERS

  We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accumulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

  We will also send you copies of any shareholder reports of the portfolios or securities in which Account NY-B invests, as well as any other reports, notices or documents required by law to be furnished to Owners.

WHEN WE MAKE PAYMENTS

  We will generally pay death benefit proceeds and the cash surrender value within seven days after our Customer Service Center receives all the information needed to process the payment.

  However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account NY-B because:

  (1) The NYSE is closed for trading;

  (2) The SEC determines that a state of emergency exists;

  (3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,

  (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

  During such times, as to amounts allocated to the Divisions, we may delay:

  (1) Determination and payment of any Cash Surrender Value;

  (2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;

  (3) Allocation changes of the Accumulation Value; or,

  (4) Application under an Annuity Option of the Accumulation Value.

  We reserve the right to delay payment of amounts from the Fixed Account for up to six months.

                               CHARGES AND FEES

CHARGE DEDUCTION DIVISION

  You may specify at issue if you wish to have all charges against the Accumulation Value deducted from the Money Market Division. We call this the Charge Deduction Division Option, and within this context refer to the Money Market as the Charge Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE ACCUMULATION VALUE

  We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions. See Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all affected Divisions in which you are invested. If there is no Accumulation Value in those Divisions, we will deduct charges from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

SURRENDER CHARGE

  A contingent deferred sales charge ("Surrender Charge") is imposed as a percentage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the seven year period from the date we receive and accept such premium payment. The percentage of premium payments deducted at the time of surrender or excess partial withdrawal depends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment as follows:

     COMPLETE YEARS ELAPSED
     SINCE PREMIUM PAYMENT                                      SURRENDER CHARGE
     ----------------------                                     ----------------
         0.....................................................         7%
         1.....................................................         6%
         2.....................................................         5%
         3.....................................................         4%
         4.....................................................         3%
         5.....................................................         2%
         6.....................................................         1%
         7+....................................................         0%

SURRENDER CHARGE FOR EXCESS PARTIAL WITHDRAWALS

  There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 15% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account, Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Accumulation Value in each Division or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumulation Value in each such Division or Fixed Allocation, charges will be deducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

  For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for purposes of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See Federal Tax Considerations, Taxation of Non-Qualified Annuities.

  For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Contract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fourth Contract Year of 20% of the Accumulation Value of $35,000.

  In this example, $5,250 ($35,000 x .15) is the maximum partial withdrawal that may be withdrawn during the Contract Year without the imposition of a surrender charge. The total partial withdrawal would be $7,000 ($35,000 x .2). Therefore, $1,750 ($7,000-$5,250) is considered an excess partial withdrawal of a part of the Initial Premium payment of $10,000 and would be subject to a 4% surrender charge of $70.00 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

 PREMIUM TAXES

  We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium. The charge depends on the Owner's state of residence. We reserve the right to change this amount to conform with changes in the law or if the Owner changes state of residence.

  Premium taxes are generally incurred on the annuity commencement date and a charge for such premium taxes is then deducted from your Accumulation Value on such date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Commencement Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and deduct it against Accumulation Value on surrender of the Contract, excess partial withdrawals or on the Annuity Commencement Date.

 ADMINISTRATIVE CHARGE

  The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $30 per Contract Year. See Asset Based Administrative Charge, below.

 EXCESS ALLOCATION CHARGE

  We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount represents the maximum we will charge. The charge would be deducted from the Divisions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation unless you have chosen to use the Charge Deduction Division. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not Available will not be included in determining if the excess allocation charge should apply.

CHARGES DEDUCTED FROM THE DIVISIONS

  We deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for the distribution and administration of the Contracts, for providing the benefits payable thereunder and for bearing various risks thereunder. The amount of a charge will not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the Surrender Charge collected may not fully cover all of the distribution expenses incurred by us.

 MORTALITY AND EXPENSE RISK CHARGE

  The amount of the mortality and expense risk charge depends on the death benefit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an annual basis, to 1.10% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of
 .003030% for each day in the Valuation Period. If the Annual Ratchet Enhanced Death Benefit is elected, the charge is equivalent, on an annual basis, to 1.25% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003446% for each day in the Valuation Period.

 ASSET BASED ADMINISTRATIVE CHARGE

  We will deduct a daily administrative charge from the assets in each Division. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.

TRUST EXPENSES

  There are fees and charges deducted from each Series of the ESS Trust, the Travelers Series Fund, the Smith Barney Series Fund, and the Smith Barney Concert Allocation Series. Please read the respective Trust prospectus for details.

                      CHOOSING YOUR ANNUITIZATION OPTIONS

ANNUITIZATION OF YOUR CONTRACT

  If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Option by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be determined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annuity Options section below, subject to our published rules at such time. See When We Make Payments.

  You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Commencement Date. If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable Federal tax law.

  The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

  For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable payment rate used and the investment results of the Divisions and interest credited to the Fixed Allocations in which the Accumulation Value has been invested.

  Some annuity options may provide only for fixed payments. Fixed Annuity Payments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of payments chosen, the age of the Annuitant or Beneficiary (and sex, where appropriate), the total Accumulation Value applied to purchase the fixed option, and the applicable payment rate.

  Our approval is needed for any option where:

  (1) The person named to receive payment is other than the Owner or Beneficiary;

  (2) The person named is not a natural person, such as a corporation; or

  (3) Any income payment would be less than the minimum annuity income payment allowed.

ANNUITY COMMENCEMENT DATE SELECTION

  You select the Annuity Commencement Date. You may select any date following the fifth Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's 90th birthday. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a life annuity or a period certain of at least five years duration. If you do not select a date, the annuity commencement date will be in the month following the Annuitant's 90th birthday. If the Annuity Commencement Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Consult your tax advisor.

FREQUENCY SELECTION

  You choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITIZATION OPTIONS

  There are four options to choose from as shown below. Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumulation Value in the Divisions is transferred to the general account.

  OPTION 1. INCOME FOR A FIXED PERIOD

  Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the annuity commencement date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are available upon request. Illustrations are available upon request. If the Cash Surrender Value or Accumulation Value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

  OPTION 2. INCOME FOR LIFE

  Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain may be available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

  OPTION 3. JOINT LIFE INCOME

  This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available upon request.

  OPTION 4. ANNUITY PLAN

  An amount can be used to buy any single premium annuity we offer on the option's effective date.

PAYMENT WHEN NAMED PERSON DIES

  When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

  (1) For option 1, or any remaining guaranteed payments under option 2, payments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and 3.50% for option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.

  (2) For option 3, no amounts are payable after both named persons have died.

  (3) For option 4, the annuity agreement will state the amount due, if any.

                           OTHER CONTRACT PROVISIONS

IN CASE OF ERRORS IN APPLICATION INFORMATION

  If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

SENDING NOTICE TO US

  Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

ASSIGNING THE CONTRACT AS COLLATERAL

  You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Transfer of Annuity Contracts, and Assignments. An assignment may have Federal tax consequences. See Federal Tax Considerations.

  You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

NON-PARTICIPATING

  The Contract does not participate in the divisible surplus of First Golden.

AUTHORITY TO MAKE AGREEMENTS

  All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any can change any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

CONTRACT CHANGES -- APPLICABLE TAX LAW

  We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

YOUR RIGHT TO CANCEL OR EXCHANGE YOUR CONTRACT

 CANCELING YOUR CONTRACT

  You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of administering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer Free Look Period. If you decide to cancel, you may mail or deliver the Contract to our Customer Service Center. We will refund the greater of the premium paid or the Accumulation Value plus any charges we deducted; and the contract will be void as of the effective date of cancellation. We may require your premiums designated for investment in the Divisions of Account NY-B be allocated to the Specially Designated Division during the Free Look Period. Premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen. If you do not choose to exercise your right to cancel during the Free Look Period, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Experience and Unit Value.

EXCHANGING YOUR CONTRACT

  For information regarding Section 1035 Exchanges, see Federal Tax Considerations.

OTHER CONTRACT CHANGES

  You may change the Contract to another annuity plan subject to our rules at the time of the change.

GROUP OR SPONSORED ARRANGEMENTS

  For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an individual basis.

  Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Contracts or that have been in existence less than six months will not qualify for reduced charges.

  We will make these and any similar reductions according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

SELLING THE CONTRACT

  DSI is also principal underwriter and distributor of the Contract as well as for any other Contracts issued through Account NY-B and any other separate accounts of First Golden and Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.

  DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered representatives who are licensed to sell securities and variable insurance products including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by First Golden to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent will receive commissions and expense allowances totaling up to 6.5% of any initial or additional premium payments made.

                            REGULATORY INFORMATION

VOTING RIGHTS

 ACCOUNT NY-B

  We will vote the shares of a Trust owned by Account NY-B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a trust in our own right, we may decide to do so.

  We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting.

  If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Division. We will also vote shares we hold in Account NY-B which are not attributable to Owners in the same proportion.

STATE REGULATION

  We are regulated and supervised by the Insurance Department of the State of New York, which periodically examines our financial condition and operations. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of New York. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

  First Golden, as an insurance company, is ordinarily involved in litigation. We do not believe that any current litigation is material and we do not expect to incur significant losses from such actions.

LEGAL MATTERS

  The legal validity of the Contract described in this prospectus has been passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of First Golden. Sutherland, Asbill & Brennan, L.L.P. of Washington, D.C. has provided advice on certain matters relating to Federal securities laws.

EXPERTS

  The audited financial statements of First Golden American Life Insurance Company of New York, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this Prospectus and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW
                                     YORK

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the GAAP Basis Financial Statements and Notes to Financial Statements included herein.

  First Golden, a wholly owned subsidiary of Golden American Life Insurance Company ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly owned indirect subsidiary of Equitable of Iowa Companies. Equitable of Iowa Companies is a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., Equitable of Iowa Securities Network, Inc., Equitable American Insurance Company, Equitable Investment Services, Inc., Directed Services, Inc. ("DSI"), and Golden American. First Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997 First Golden became licensed as a life insurance company in the State of New York. First Golden is authorized to do business only in the State of New York.

  First Golden's primary business purpose is to offer variable insurance products (the "Contracts"). The First Golden Contracts are funded by Separate Account NY-B and were offered to the public for the first time in March of 1997. As of the date of this prospectus, Separate Account NY-B had not received any premium payments under the Contracts.

BUSINESS ENVIRONMENT

  The current business and regulatory environment remains challenging for the insurance industry. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable annuity product remains strong for several reasons including: a dynamic stock market performance over the last 3 years; relatively low interest rates; an aging United States population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

RESULTS OF OPERATIONS FOR THE PERIOD DECEMBER 17, 1996 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 1996

  Net income for the period from December 17, 1996 through December 31, 1996 was $42,000. Net investment income of $65,000 was earned and income taxes were $23,000.

  Future revenues will be generated from the sale of variable products resulting in product charge revenues as well as investment income from the investments. Future benefits and expenses will include policy benefits, operating expenses and commission expenses associated with the sale and maintenance of the Contracts.

LIQUIDITY AND CAPITAL RESOURCES

  Positive cash flow elements from operations included net income and increases in liabilities. Negative cash flow elements from operations were produced from two sources, the increase in accrued investment income and the net amortization of discounts on short-term investments.

  Future cash flows will consist of product charges, investment income and maturities of fixed maturity investments. Future cash flow uses will include the payment of annuity and insurance benefits, operating expenses and commissions and the purchase of new investments.

  On December 17, 1996, Golden American made capital contributions to First Golden of $25,000,000. Of this amount, $2,000,000 represented 200,000 shares of common stock with a par value of $10.00 per share. The remaining $23,000,000 was contributed as additional paid-in capital. First Golden believes that it will be able to fund the capital and surplus required for projected new business from existing statutory capital and surplus as well as future surplus contributions from its Parent. First Golden expects to continue to receive capital contributions from Golden American if necessary.

  First Golden is required to maintain a minimum capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell insurance products on January 2, 1997.

  Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than thirty days in advance of the proposed declaration. The superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

  The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the type and mixture of risks inherent in the Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Company intends to comply with these requirements in 1997, as its insurance license was approved on January 2, 1997, and expects its total adjusted capital to exceed levels which require regulatory action.

SEGMENT INFORMATION

  First Golden's operations will consist of one business segment, the sale of insurance products. First Golden anticipates that it will not be dependent upon any single customer but anticipates three broker/dealers will account for a significant portion of its revenue in 1997. All premiums will be received from consumers in the State of New York.

                              FINANCIAL CONDITION

INVESTMENTS

  First Golden's assets are invested in accordance with applicable New York laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate and certain other investments.

  First Golden makes investments in accordance with investment guidelines that take into account investment quality, liquidity and diversification, and invests primarily in investment grade securities. All of First Golden's assets except for variable separate account assets are available to meet its obligations under the Contracts. At December 31, 1996, First Golden had invested assets of $24,570,000 consisting of $24,220,000 of bonds, and $350,000 of short-term securities.

  Based on amortized cost, at December 31, 1996, 91.6% of the investment portfolio were invested in investment grade bonds and 8.4% were invested in non-investment grade securities. First Golden defines non-investment grade as unsecured corporate debt obligations which do not have a rating equivalent to Standard & Poor's (or similar rating agency) BBB or higher and are not guaranteed by an agency of the federal government.

RESERVES

  Future policy benefits for the fixed account will be established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accrued interest less mortality and administration charges.

REINSURANCE

  The Company intends to reinsure its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies.

COMPETITION

  In 1997, First Golden will be engaged in a business that is highly competitive because of the number of competitors including banks, mutual funds and life insurance companies which all compete for retirement savings from consumers. There are approximately 142 stock, mutual and other types of insurers in the life insurance business in the State of New York, a substantial number of which offer similar products and are significantly larger than First Golden.

CERTAIN AGREEMENTS

  On November 8, 1996, First Golden and Golden American entered into an administrative service agreement pursuant to which Golden American agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Golden American in relation to this service agreement will be reimbursed by First Golden on an allocated cost basis. As of December 31, 1996, no such charges have been billed to First Golden. First Golden expects to enter into a similar agreement with another affiliate, Equitable Life Insurance Company of Iowa, for additional services.

  Also on November 8, 1996, First Golden and DSI entered into a service agreement pursuant to which First Golden has agreed to provide DSI certain of its personnel to perform management, administrative and clerical services and the use of certain of its facilities. First Golden expects to charge DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and second allocated based on the estimated amount of time spent by First Golden's employees on behalf of DSI. As of December 31, 1996, no such charges have been billed to DSI.

DISTRIBUTION AGREEMENT

  First Golden has entered into agreements with DSI to perform services related to the distribution of its products. DSI will act as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by First Golden.

EMPLOYEES

  During 1996, Golden American provided the support necessary for the incorporation and licensing of First Golden. During 1997, First Golden will have a few direct employees due to its small size and will continue to various management services from DSI, Golden American and other affiliates as described above under "Certain Agreements." The cost of these services are allocated to First Golden.

  Certain officers of First Golden are also officers of Golden American and DSI, and certain officers of First Golden are also officers of Equitable of Iowa Companies, Equitable Life Insurance Company of Iowa and/or of Equitable of Iowa Securities Network, Inc. See "Directors and Executive Officers."

PROPERTIES

  First Golden's principal office is located at 230 Park Avenue, Suite 966, New York, New York 10169, where certain of the Company's records are maintained. The 2,568 square feet of office space is leased for a 5-year term.

DIRECTORS AND EXECUTIVE OFFICERS

NAME                         (AGE)         POSITIONS(S) WITH THE COMPANY
----                         -----         -----------------------------
Terry L. Kendall............  (50) Chairman, President, Chief Executive Officer
                                   and Director
Myles R. Tashman............  (54) Executive Vice President, General Counsel,
                                   Secretary and Director
Barnett Chernow.............  (47) Executive Vice President, Director
Edward C. Wilson............  (56) Executive Vice President
Carol V. Coleman............  (47) Director
Stephen J. Friedman.........  (59) Director
Frederick S. Hubbell........  (46) Director
Bernard Levitt..............  (71) Director
Roger R. Martin.............  (65) Director
Andrew Kalinowski...........  (52) Director
David L. Jacobson...........  (47) Senior Vice President and Assistant Secretary
Stephen J. Preston..........  (39) Senior Vice President and Chief Actuary
Mary B. Wilkinson...........  (40) Senior Vice President and Treasurer
                                   (Chief Financial Officer)
Marilyn Talman..............  (50) Vice President, Associate Counsel and
                                   Assistant Secretary

  Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of First Golden's ultimate parent, Equitable of Iowa Companies.

  The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:

  Mr. Terry L. Kendall is President, Chief Executive Officer and Chairman of the Board of the First Golden American Life Insurance Company of New York. Since September, 1993, Mr. Kendall has also served as President and Chief Executive Officer of Golden American Life Insurance Company. From September, 1993 through September, 1996, Mr. Kendall also served as Chairman of the Board of Golden American Life Insurance Company. From 1982 through June 1993, he was President and Chief Executive Officer of United Pacific Life Insurance Company. He was elected to serve as director of First Golden in June, 1996.

  Mr. Myles R. Tashman is Executive Vice President, General Counsel, Secretary and Director of First Golden American Life Insurance Company of New York. Since December, 1995, Mr. Tashman has also served as Executive Vice President of Golden American Life Insurance Company. From 1986 through 1993, he was Senior Vice President and General Counsel of United Pacific Life Insurance Company. He was elected to serve as a director of First Golden in June, 1996.

  Mr. Barnett Chernow is Executive Vice President and Director of First Golden American Life Insurance Company of New York. Since 1996, Mr. Chernow has also served as Executive Vice President of Golden American Life Insurance Company. From 1977 through 1993, he held various positions with Reliance Insurance Companies and was Senior Vice President and Chief Financial Officer of United Pacific Life Insurance Company from 1984 through 1993. He was elected to serve as a director of First Golden in June, 1996.

  Mr. Edward C. Wilson is Executive Vice President of First Golden American Life Insurance Company. Since January, 1997, Mr. Wilson has also served as President of Directed Services, Inc. Since January, 1996,

Mr. Wilson has also served as Executive Vice President of Golden American Life Insurance Company. From August, 1994 to December, 1995, he was Senior Managing Director at Van Eck Global Investors. From July, 1990 to August, 1994, he was Vice President and National Sales Manager at Keyport Life Insurance Company.

  Ms. Carol V. Coleman is a Director of First Golden, having been first appointed in December, 1996. She is a financial recruiter with Vantage Staffing since 1994. From 1991 through 1993, she was a consultant with Executive Edge. She also served as a Chair of the Board for Typa Youth Program Association from 1988 through 1990. Prior to that, she held various executive and board positions with banking institutions.

  Mr. Stephen J. Friedman is a Director of First Golden, having been first appointed in June, 1996. Mr. Friedman is a partner of the law firm of Debevoise & Plimpton in New York, NY since 1993. From 1988 through 1993, he was Executive Vice President and General Counsel to Equitable Life Assurance Society of the United States.

  Mr. Frederick S. Hubbell is a Director of First Golden, having been first appointed in December, 1996. Mr. Hubbell is Chairman, President and Chief Executive Officer of Equitable of Iowa since 1991. He also has served as Chairman and President of Equitable Life Insurance Company of Iowa since 1987. He serves in a similar capacity for most Equitable of Iowa affiliate companies.

  Mr. Bernard Levitt is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in 1990, Mr. Levitt was a life insurance consultant with American Life Insurance Company of New York, since 1989.

  Mr. Roger R. Martin is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in July, 1995, Mr. Martin was a Vice President with Bear Sterns since 1984.

  Mr. Andrew Kalinowski is a Director of First Golden, having been first appointed in June, 1996. Mr. Kalinowski is a Principal and the President of Upstate Special Risk Services, Incorporated since 1974. He is also a Principal, the Chief Marketing Officer and Vice President of LifeMark Securities Corporation since 1983, a Principal, Vice President and Secretary of LifeMark Associates, Incorporated since 1993, and a Principal and Director of LIFE Incorporated.

  Mr. David L. Jacobson is Senior Vice President and Assistant Secretary of First Golden American Life Insurance Company. Since November, 1993, Mr. Jacobson has also served as Senior Vice President and Assistant Secretary of Golden American Life Insurance Company. Since September, 1996, Mr. Jacobson has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as Vice President of Equitable of Iowa Securities Network, Inc. From April, 1974 through November, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President upon leaving.

  Mr. Stephen J. Preston is Senior Vice President and Chief Actuary of First Golden American Life Insurance Company. Since December, 1993, Mr. Preston has served in an identical capacity with Golden American Life Insurance Company. From September, 1993 through November, 1993, he was Senior Vice President and Actuary for Mutual of America Insurance Company. From July, 1987 through August, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President and Actuary upon leaving.

  Ms. Mary Bea Wilkinson is Senior Vice President and Treasurer of First Golden American Life Insurance Company. From November, 1993 through 1996, Ms. Wilkinson served as Senior Vice President, Assistant Secretary and Treasurer of Golden American Life Insurance Company. From August, 1993 through October, 1993, she was an Assistant Vice President with CIGNA Insurance Companies. From January, 1987 through July, 1993, she held various positions with United Pacific Life Insurance Company and was Vice President and Controller upon leaving.

  Ms. Marilyn Talman is Vice President, Associate General Counsel and Assistant Secretary of First Golden American Life Insurance Company of New York. Since April, 1996, Ms. Talman has also served as Vice President, Associate General Counsel and Assistant Secretary for Golden American Life Insurance Company.

Since September, 1996, Ms. Talman has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as Vice President of Equitable of Iowa Securities Network, Inc. From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and General Counsel upon leaving. From June, 1989 through February, 1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll for Golden American Life Insurance Company. From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and General Counsel upon leaving. From June, 1989 through February, 1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll.

                          FEDERAL TAX CONSIDERATIONS

INTRODUCTION

  The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

  This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, FIRST GOLDEN MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

TAX STATUS OF FIRST GOLDEN

  First Golden is taxed as a life insurance company under the Code. Since the operations of Account NY-B are a part of, and are taxed with, the operations of First Golden, Account NY-B is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws, investment income and capital gains of Account NY-B are not taxed to First Golden to the extent they are applied under a Contract. First Golden does not anticipate that it will incur any federal income tax liability in Account NY-B attributable to Contract obligations, and therefore First Golden does not intend to make provision for any such taxes. If First Golden is taxed on investment income or capital gains of Account NY-B, then First Golden may impose a charge against Account NY-B, as appropriate, in order to make provision for such taxes.

TAXATION OF NON-QUALIFIED ANNUITIES

 TAX DEFERRAL DURING ACCUMULATION PERIOD

  Under existing provisions of the Code, except as described below, any increase in an Owner's Accumulation Value is generally not taxable to the Owner until amounts are received from the Contract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribution. However, this rule allowing deferral applies only if (1) the investments of Account NY-B are "adequately diversified" in accordance with Treasury Department regulations, (2) First Golden, rather than the Owner, is considered the owner of the assets of Account NY-B for federal income tax purposes, and (3) the Contract is owned by an individual (or is treated as owned by an individual). In addition to the foregoing, if the Contract's annuity commencement date occurs at a time when the Annuitant is at an advanced age, such as over age 85, it is possible that the Owner will be taxable currently on the annual increase in the Accumulation Value.

  Diversification Requirements. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset account, such as the Divisions of Account NY-B, are to be "adequately diversified." If a Division of Account NY-B failed to comply with these diversification standards, Contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the contract (as defined in the tax law) beginning with the period of non-diversification. First Golden expects that the Divisions of Account NY-B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

  Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account NY-B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In addition, the Treasury Department announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular subaccounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

  The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a segregated asset account. For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could result in the Owner being treated as the owner of all or a portion of the assets of Account NY-B.

  Furthermore, under the Contract, the Owner may choose to invest in the Select Portfolios of Concert Series, which in turn invest in regulated investment companies which are available for investment to the general public ("fund of funds structure"). Section 817 of the Code and the Treasury Regulations thereunder do not currently address variable contract diversification in the context of such a fund of funds structure. Furthermore, in consideration of this structure, it is unknown what level of investment management must be exercised by the managers of the Portfolios of the Investment Options and what amount of investment diversification of these portfolios is required in order to preclude the existence of an unacceptable level of owner control. As discussed above, if the Owner is deemed to possess too much control over the assets of the Separate Account, the Contract would not be given tax-deferred treatment and therefore the earnings allocable to the Contract would be subject to federal income tax prior to receipt by the Owner.

  First Golden does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. First Golden therefore reserves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of Account NY-B. However, there is no assurance that such efforts would be successful. Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective basis only. Thus, if the IRS or the Treasury Department were to issue regulations or a ruling which treated an Owner of this Contract as the owner of Account NY-B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new position, an Owner might retroactively be determined to be the owner of the assets of Account NY-B.

  Non-Natural Owner. As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural owners. First, Contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

  In addition, exceptions to the general rule for non-natural Owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in connection with qualified retirement plans, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

  The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

 TAXATION OF PARTIAL WITHDRAWALS AND SURRENDERS

  In the case of a partial withdrawal prior to the annuity commencement date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) before the surrender exceeds his or her "investment in the contract." In the case of a surrender of the Contract for the cash surrender value, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes, the investment in the contract at any time equals the total of the premium payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includible in income.

  In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the annuity commencement date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is possible that additional amounts may be includible in income.

  The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. As described elsewhere in this prospectus, First Golden imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the Contract.

 TAXATION OF ANNUITY PAYMENTS

  Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by multiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund feature, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract (determined under Treasury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the contract allocated to the variable annuity option when payments begin divided by the number of variable payments expected to be made (determined by Treasury Department regulations).

  Once the total amount of the investment in the contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant or Beneficiary (depending upon the circumstances).

 TAXATION OF DEATH BENEFIT PROCEEDS

  Prior to the annuity commencement date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the annuity commencement date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.

  If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as constructively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annuity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable mimimum distribution requirements imposed by the Code.)

 ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS

  Other than in the case of Contracts issued as IRAs or in connection with certain other qualified retirement plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax purposes as a partial withdrawal of such amount or portion. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

 SECTION 1035 EXCHANGES

  Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract, provided that no cash or other property is received in the exchange transaction. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035. Also, there are additional tax considerations involved when the contracts are issued in connection with qualified retirement plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section 1035 exchange (with respect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover (with respect to qualified annuity contracts).

 PENALTY TAX ON PREMATURE DISTRIBUTIONS

  Where a Contract has not been issued as an IRA or in connection with another qualified retirement plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Owner reaches age 59 1/2; (b) attributable to the Owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law), or (e) made under a Contract purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

  In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this exception). In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed Allocation, exception (d) will not apply.

 AGGREGATION OF CONTRACTS

  In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by combining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For example, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the annuity commencement date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA CONTRACTS AND OTHER QUALIFIED RETIREMENT PLANS IN GENERAL

  In addition to issuing the Contracts as non-qualified annuities, First Golden also currently issues the Contracts as IRAs. (As indicated above, in this prospectus, IRAs are referred to as "qualified plans.") First Golden may also issue the Contracts in connection with certain other types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the owners under IRAs and other qualified retirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and conditions of the plan itself. For example, for both surrenders and annuity payments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount received may be taxable. Also, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Contracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

  When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, First Golden is not bound by terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless First Golden consents.

INDIVIDUAL RETIREMENT ANNUITIES

  As indicated above, First Golden currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.

  Premium Payments. Both the premium payments that may be paid, and the tax deduction that an individual may claim for such premium payments, are limited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the individual's earned income for the year. Also, with respect to an individual who has less income than his or her spouse, premium payments may be made by that individual to an IRA to the extent of the lesser of (1) $2,000, or (2) the sum of (i) the compensation includible in the gross income of the individual's spouse for the taxable year and (ii) the compensation includible in the gross income of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.

  The deductible amount of the premium payments made for an IRA for any taxable year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. A single person who is an active participant in a qualified retirement plan (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $35,000 may not deduct premium payments, and such a person with adjusted gross income between $25,000 and $35,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a qualified retirement plan, and who have adjusted gross income in excess of $50,000 may not deduct premium payments, and those with adjusted gross income between $40,000 and $50,000 may deduct only a portion of such payments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

  In applying these and other rules applicable to an IRA, all individual retirement accounts and IRAs owned by an individual are treated as one contract, and all amounts distributed during any taxable year are treated as one distribution.

  Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.

  IRAs and individual retirement accounts (that may invest in this Contract) generally may not invest in life insurance contracts, but an annuity contract that is issued as an IRA (or that is purchased by an individual retirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an enhanced death benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.

  Taxation of Distributions and Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible premium payments were made to an IRA (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is includible in income when it is distributed. In such a case, any amount distributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distributed that were excluded from income). Also, in such a case, any amount distributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the contract to the Accumulation Value.

  In any event, subject to the direct rollover and mandatory withholding requirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retirement account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible individuals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

  Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are excludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age 59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic payments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution exceeds the actual distribution from an IRA. Under this requirement, distributions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

 OTHER TYPES OF QUALIFIED RETIREMENT PLANS

  The following sections describe tax considerations of Contracts used in connection with various types of qualified retirement plans other than IRAs. First Golden does not currently offer all of the types of qualified retirement plans described and may not offer them in the future. Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact First Golden's Customer Service Center to ascertain the availability of the Contract for qualified retirement plans at any given time.

  Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employers intending to use the contract in connection with such plans should seek competent advice.

  SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the contract in connection with a SIMPLE retirement account should seek competent advice.

  Corporate and Self-Employed ("H.R. 10" or "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

  Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section 170(b)(l)(A)(ii), to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes. Purchasers of the Contracts for use as a "Section 403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associated with such contracts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to employees. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity Contract. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.

  Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after 1988 on amounts attributable to salary reduction contributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent First Golden is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issuer of another Section 403(b) Annuity Contract or into a section 403(b)(7) custodial account subject to withdrawal restrictions which are at least as stringent.)

  Eligible Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

 DIRECT ROLLOVERS AND FEDERAL INCOME TAX WITHHOLDING FOR "ELIGIBLE ROLLOVER DISTRIBUTIONS."

  In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or that is a Section 403(b) Annuity Contract, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made not less frequently than annually for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary (within the meaning of the tax law), or for a specified period of 10 years or more).

  Under these new requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply to that portion of the eligible rollover distribution which, instead of receiving, the taxpayer elects to have directly transferred to certain eligible retirement plans (such as to this Contract when issued as an IRA).

  If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a
Section 403(b) Annuity Contract, then, prior to receiving an eligible rollover distribution, the Owner will receive a notice (from the plan administrator or First Golden) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

  First Golden will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the distributee notifies First Golden at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, First Golden may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the annuity commencement date) is 10%. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

                              FINANCIAL STATEMENTS

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                 DECEMBER 17, 1996 (COMMENCEMENT OF OPERATIONS)
                           THROUGH DECEMBER 31, 1996
                      WITH REPORT OF INDEPENDENT AUDITORS

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                              FINANCIAL STATEMENTS

    DECEMBER 17, 1996 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 1996

                                    CONTENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors.............................................  51
Audited Financial Statements
Balance Sheet..............................................................  52
Statement of Income........................................................  53
Statement of Changes in Stockholder's Equity...............................  54
Statement of Cash Flows....................................................  55
Notes to Financial Statements..............................................  56

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder First Golden American Life Insurance Company of New York

  We have audited the accompanying balance sheet of First Golden American Life Insurance Company of New York (wholly owned by Golden American Life Insurance Company) as of December 31, 1996 and the related statements of income, changes in stockholder's equity, and cash flows for the period from December 17, 1996 (commencement of operations) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Golden American Life Insurance Company of New York at December 31, 1996, and the results of its operations and its cash flows for the period from December 17, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.

                                                    /S/ Ernst & Young LLP

Des Moines, Iowa
January 24, 1997

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                                 BALANCE SHEET

                               DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

ASSETS
Investments:
 Fixed maturities available for sale, at fair value (cost--$24,373).. $24,220
 Short-term investments..............................................     350
                                                                      -------
Total investments....................................................  24,570
Cash and cash equivalents............................................       5
Accrued investment income............................................     338
Deferred income tax benefit..........................................      54
                                                                      -------
Total assets......................................................... $24,967
                                                                      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Other liabilities................................................... $     1
 Income taxes payable................................................      23
                                                                      -------
Total liabilities....................................................      24
Commitments and contingencies
STOCKHOLDER'S EQUITY
Preferred stock, par value $5,000 per share, authorized 6,000
 shares..............................................................      --
Common stock, par value $10 per share, authorized, issued, and
 outstanding 200,000 shares..........................................   2,000
Additional paid-in capital...........................................  23,000
Unrealized depreciation of fixed maturities..........................     (99)
Retained earnings....................................................      42
                                                                      -------
Total stockholder's equity...........................................  24,943
                                                                      -------
Total liabilities and stockholder's equity........................... $24,967
                                                                      =======


                            See accompanying notes.

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                              STATEMENT OF INCOME

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

REVENUES
Net investment income (net of expenses of $1).............................. $65
                                                                            ---
Total revenues.............................................................  65
Income taxes...............................................................  23
                                                                            ---
Net income................................................................. $42
                                                                            ===

-----------------------
* Commencement of operations



                            See accompanying notes.

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                              UNREALIZED
                                  ADDITIONAL DEPRECIATION              TOTAL
                           COMMON  PAID-IN     OF FIXED   RETAINED STOCKHOLDER'S
                           STOCK   CAPITAL    MATURITIES  EARNINGS    EQUITY
                           ------ ---------- ------------ -------- -------------
Capitalization of Company
 by issuance of common
 stock and contribution
 of paid-in capital......  $2,000  $23,000                            $25,000
Net income...............      --       --                  $42            42
Change in unrealized
 depreciation of fixed
 maturities..............      --       --       $(99)       --           (99)
                           ------  -------       ----       ---       -------
Balance at December 31,
 1996....................  $2,000  $23,000       $(99)      $42       $24,943
                           ======  =======       ====       ===       =======

-----------------------
* Commencement of operations



                            See accompanying notes.

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                            STATEMENT OF CASH FLOWS

            PERIOD FROM DECEMBER 17, 1996* THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net income.......................................................... $     42
Adjustments to reconcile net income to net cash provided by operat-
 ing activities:
 Increase in accrued investment income..............................      (58)
 Net amortization of discount on short-term investments.............       (7)
 Increase in income taxes payable...................................       23
 Increase in other liabilities......................................        1
                                                                     --------
Net cash provided by operating activities...........................        1
INVESTING ACTIVITIES
Purchases of fixed maturities including accrued interest............  (24,653)
Purchases of short-term investments.................................  (25,598)
Sales of short-term investments.....................................   25,255
                                                                     --------
Net cash used in investing activities...............................  (24,996)
FINANCING ACTIVITIES
Capitalization of Company by issuance of common stock and contribu-
 tion of paid-in capital............................................   25,000
                                                                     --------
Net cash provided by financing activities...........................   25,000
                                                                     --------
Net increase in cash and cash equivalents...........................        5
Cash and cash equivalents at beginning of period....................       --
                                                                     --------
Cash and cash equivalents at end of period.......................... $      5
                                                                     ========

-----------------------
* Commencement of operations


                            See accompanying notes.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

Organization

  First Golden American Life Insurance Company of New York ("First Golden" or the "Company") a wholly-owned subsidiary of Golden American Life Insurance Company ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly-owned indirect subsidiary of Equitable of Iowa Companies. On December 17, 1996, Golden American provided capitalization in the amount of $25,000,000 to First Golden (see note 5). First Golden commenced investment operations on December 17, 1996. First Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997, First Golden became licensed as a life insurance company in the State of New York and is currently pursuing policy approvals.

Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments

  The Company accounts for its investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Pursuant to SFAS No. 115, fixed maturity securities are designated as either "available for sale", "held for investment" or "trading". Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity after adjustment for related changes in deferred income taxes.

  At December 31, 1996, all of the Company's fixed maturity securities are designated as available for sale although the Company is not precluded from designating fixed maturity securities as held for investment or trading at some future date. Securities that the company has the positive intent and ability to hold to maturity are designated as "held for investment". Held for investment securities are reported at cost adjusted for amortization of premiums and discounts.

  Changes in the fair value of these securities, except for declines that are other than temporary, are not reflected in the Company's financial statements. Sales of securities designated as held for investment are severely restricted by SFAS No. 115. Securities that are bought and held principally for the purpose of selling them in the near term are designated as trading securities. Unrealized gains and losses on trading securities are included in current earnings. Transfers of securities between categories are restricted and are recorded at fair value at the time of the transfer. Securities that are determined to have a decline in value that is other than temporary are written down to estimated fair value which becomes the security's new cost basis by a charge to realized losses in the Company's statement of income. Premiums and discounts are amortized/accrued utilizing the scientific interest method which results in a constant yield over the securities' expected life. Amortization/accrual of premiums and discounts on mortgage-backed securities incorporates a prepayment assumption to estimate the securities' expected life.

  Short-term investments are carried at cost, adjusted for amortization of premiums and accrual of discounts.

  Estimated fair values, as reported herein, of publicly-traded fixed maturity securities are as reported by an independent pricing service. Fair values of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third-party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Fair values of private

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments (continued)

placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Realized gains and losses are determined on the basis of specific identification and average cost methods for manager initiated and issuer initiated disposals, respectively.

Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

Deferred Income Taxes

  Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro-forma impact of unrealized gains and losses on fixed maturity securities the Company has designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Company's Statement of Income are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

Fair Value of Financial Instruments

  First Golden has evaluated its financial instruments, including short-term investments, and determined that carrying amounts reported in the balance sheet approximate fair value.

2. INVESTMENT OPERATIONS

  The Company accounts for its investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires companies to classify their securities as either "available for sale", "held to maturity" or "trading". At December 31, 1996, all of First Golden's fixed maturities are designated as available for sale.

  SFAS No. 115 requires the carrying value of fixed maturity securities classified as available for sale to be adjusted for changes in fair value, primarily caused by interest rates. While other related accounts are adjusted as discussed in Note 1, the insurance liabilities supported by these securities are not adjusted under SFAS No. 115, thereby creating volatility in stockholder's equity as interest rates change. As a result, the Company expects that its stockholder's equity will be exposed to incremental volatility due to changes in market interest rates and the accompanying changes in the reported value of securities classified as available for sale, with equity increasing as market interest rates decline and, conversely, decreasing as market interest rates rise.

  For the period December 17, 1996 through December 31, 1996, there were no realized gains or losses on investments.

  The major categories of investment income for the period December 17, 1996 through December 31, 1996 are summarized as follows (dollars in thousands):

               Fixed maturities........... $57
               Short-term investments.....   9
                                           ---
                                            66
               Less investment expenses...  (1)
                                           ---
               Net investment income...... $65
                                           ===

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996

2. INVESTMENT OPERATIONS (CONTINUED)

  At December 31, 1996, amortized cost, gross unrealized gains and losses and estimated fair value of the Company's fixed maturity securities designated as available for sale are as follows:

                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED   FAIR
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
                                              (DOLLARS IN THOUSANDS)
   U.S. government and governmental
    agencies and authorities:
     Mortgage-backed securities....   $ 4,870     $ 1       $ (36)    $ 4,835
     Other.........................       396      --          (2)        394
   Public utilities................       983      --          (5)        978
   Investment grade corporates.....    16,046      --        (120)     15,926
   Below investment grade
    corporates.....................     2,078      15          (6)      2,087
                                      -------     ---       -----     -------
                                      $24,373     $16       $(169)    $24,220
                                      =======     ===       =====     =======

  The amortized cost and estimated fair value of fixed maturity securities by contractual maturity at December 31, 1996, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                  ESTIMATED FAIR
                                                   AMORTIZED COST     VALUE
                                                   -------------- --------------
                                                      (DOLLARS IN THOUSANDS)
   Due after one year through five years..........    $   919        $   912
   Due after five years through ten years.........     18,584         18,473
                                                      -------        -------
                                                       19,503         19,385
   Mortgage-backed securities.....................      4,870          4,835
                                                      -------        -------
                                                      $24,373        $24,220
                                                      =======        =======

  During periods of significant interest rate volatility, the mortgages underlying mortgage-backed securities may prepay more quickly or more slowly than anticipated. If the principal amount of such mortgages are prepaid earlier than anticipated during periods of declining interest rates, investment income may decline due to reinvestment of these funds at lower current market rates. If principal repayments are slower than anticipated during periods of rising interest rates, increases in investment yield may lag behind increases in interest rates because funds will remain invested at lower historical rates rather than reinvested at higher current rates. To mitigate this prepayment volatility, the Company invests primarily in intermediate tranche collateralized mortgage obligations ("CMOs"). CMOs are pools of mortgages that are segregated into sections, or tranches, which provide sequential retirement of bonds rather than a pro-rata share of principal return in the pass-through structure. The Company owns no "interest only" or "principal only" mortgage-backed securities. Further, the Company has not purchased obligations at significant premiums, thereby limiting exposure to loss during periods of accelerated prepayments. At December 31, 1996, unamortized premiums on mortgage-backed securities totaled $18,000 and unaccrued discounts on mortgage-backed securities totaled $43,000.

  The Company analyzes its investment portfolio at least quarterly in order to determine if the carrying value of its investments has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary. During 1996, there were no investments having impairments in value that were other than temporary.

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                               DECEMBER 31, 1996
2. INVESTMENT OPERATIONS (CONTINUED)

  At December 31, 1996, $400,000 in par value of fixed maturity investments were on deposit with regulatory authorities pursuant to certain statutory requirements.

  No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1996.

3. INCOME TAXES

  First Golden will file a separate federal income tax return. Deferred income taxes have been established based upon temporary differences, the reversal of which will result in taxable or deductible amounts in future years when the related asset or liability is recovered or settled. The only component of First Golden's deferred taxes is an asset in the amount of $54,000 related to the unrealized depreciation of fixed maturities.

4. STOCKHOLDER'S EQUITY

  First Golden is required to maintain a minimum total statutory-basis capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell variable annuity products on January 2, 1997.

  Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than thirty days in advance of the proposed declaration. The superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

5. RELATED PARTY TRANSACTIONS

  On December 17, 1996, Golden American contributed $25,000,000 to First Golden, $2,000,000 in common stock (200,000 shares at $10 per share) and $23,000,000 of additional capital.

  All expenses related to the incorporation and licensing of First Golden were incurred by its Parent.

  The Company has a service agreement with Golden American in which Golden American will provide administrative and financial related services. As of December 31, 1996, no services had been rendered.

6. COMMITMENTS AND CONTINGENCIES

Leases

  The Company leases its home office space which expires December 31, 2001. The office space is currently under construction with an expected completion date of February, 1997. As a result, no rent expense was incurred for the year ended December 31, 1996. At December 31, 1996, minimum rental payments due under the operating lease are:

               1997.................. $ 47,348
               1998..................   75,756
               1999..................   75,756
               2000..................   75,756
               2001..................   75,756
                                      --------
                                      $350,372
                                      ========

                      STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

ITEM                                                                       PAGE
INTRODUCTION..............................................................   1
Description of First Golden American Life Insurance Company of New York...   1
Safekeeping of Assets.....................................................   1
The Administrator.........................................................   1
Independent Auditors......................................................   2
Distribution of Contracts.................................................   2
Performance Information...................................................   2
IRA Partial Withdrawal Option.............................................   9
Other Information.........................................................   9
Financial Statements of Separate Account NY-B.............................  10
Appendix--Description of Bond Ratings..................................... A-1

  PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE
STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER, THE ADDRESS IS SHOWN ON THE COVER.
 ...............................................................................

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B

                             PLEASE PRINT OR TYPE

                     _____________________________________
                                     NAME:

                     _____________________________________
                            SOCIAL SECURITY NUMBER:

                     _____________________________________
                                STREET ADDRESS:

                     _____________________________________
                               CITY, STATE, ZIP:

PE-1-NY
 ...............................................................................

                                  APPENDIX A

                       MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075/3/)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X [(1.07  ) /(2,555/365)/  ] = $9,700
                                          [(------)                ]
                                          [(1.0825)              -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X [(1.07  ) /(2,555/365)/  ] = $6,270
                                          [(------)                ]
                                          [(1.0625)              -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270).

EXAMPLE #3: PARTIAL WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $114,530 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year Guarantee Period is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Amount that must be withdrawn = [$114,530/(1.07  ) /2,555/365/] = $124,230
                                     [         (------)            ]
                                     [         (1.0825)            ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X [(1.07  ) /(2,555/365)/  ] = $9,700
                                          [(------)                ]
                                          [(1.0825)              -1]

                                      A1

  Therefore, the amount of the partial withdrawal paid to you is $114,530, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Allocation of $124,230.

EXAMPLE #4: PARTIAL WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $130,500 requested three years into the Guarantee Period; that the then Index Rate ("J") for a seven year Guarantee Period is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)

  3. Amount that must be withdrawn = [ $130,500/ (1.07  ) /2,555/365/ ] = $124,230
                                     [           (------)             ]
                                     [           (1.0625)             ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X [(1.07  ) /2,555/365/   ] = $6,270
                                          [(------)               ]
                                          [(1.0625)             -1]

  Therefore, the amount of the partial withdrawal paid to you is $130,500, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Allocation of $124,230.

                                      A2

            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
               First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York

                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND INCORPORATORS

First   Golden  shall  indemnify  (including   therein   the
prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of First Golden as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

First Golden may also, to the extent permitted by law, indemnify any other person who is or was serving First American in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

First Golden may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs, against any such liability to the extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or other-wise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)     EXHIBITS.

     1       Underwriting Agreement Between First
             Golden American Life Insurance Company of New
             York and Directed Services, Inc./1

     3(i)    Articles of Incorporation of First Golden
             American Life Insurance Company of New York./1

     3(ii)   By-laws of First Golden American Life
             Insurance Company of New York./1

     4(a)    Individual Deferred Combination Variable and
             Fixed Annuity Contract./1

     4(b)    Individual Deferred Combination Variable and
             Fixed Annuity Application./1

     4(c)    Individual Retirement Annuity Rider Page./1

     5       Opinion and Consent of Myles R. Tashman, Esq.

    10(a) Services Agreement, dated November 8, 1996, between Directed Services, Inc. and First Golden
             American Life Insurance Company of New York./1

    10(b)    Administrative Services Agreement, dated
             November 8, 1996, between First Golden American
             Life Insurance Company of New York and Golden
             American Life Insurance./1

    10(c) Form of Administrative Services Agreement between First Golden American Life Insurance
             Company of New York and Equitable Life
             Insurance Company of Iowa./1

    10(d) Form of Custodial Agreement between Registrant and The Bank of New York./1

    10(e)    Form of Participation Agreement between:
                Depositor and the Travelers Series Fund Inc.
                Depositor and the Smith Barney Series Fund Inc.
                Depositor and the Smith Barney Concert
                  Allocation Series Inc./1

    23(a)    Consent of Sutherland, Asbill & Brennan, L.L.P.

    23(b)    Consent of Ernst & Young LLP, Independent Auditors.

    24       Powers of Attorney.

    27       Fincial Data Schedule
___________________
/1 Incorporated by reference to Pre-Effective Amendment No. 1 of this Registration Statement filed with the Securities and Exchange COmmission on March 18, 1997.


    (b)  FINANCIAL STATEMENT SCHEDULE.

        (1) All financial statements are included in the Prospectuses, as indicated therein.
        (2)   Schedule I follows:


                                SCHEDULE I
                          SUMMARY OF INVESTMENTS
                OTHER THAN INVESTMENTS IN RELATED PARTIES
                          (Dollars in thousands)



                                                                       Balance
                                                                        Sheet
December 31, 1996                               Cost/1        Value     Amount
-------------------------------------------------------------------------------

TYPE OF INVESTMENT
Fixed maturities, available for sale:
 Bonds:
  United States Government and governmental
    agencies and authorities                 $   5,266    $   5,229  $   5,229
  Public utilities                                 983          978        978
  Investment grade corporate                    16,046       15,926     15,926
  Below investment grade corporate               2,078        2,087      2,087
                                             ---------------------------------
 Total fixed maturities, available for sale     24,373       24,220     24,220

Short-term investments                             350                     350
                                             ---------               ---------
Total investments                            $  24,723               $  24,570
                                             =========               =========



Note 1: Cost is defined as the amortized cost for bonds adjusted for amortization of premiums and accrual of discounts.



ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)   To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware, on the 6th day of May, 1997.

                              FIRST GOLDEN AMERICAN LIFE
                              INSURANCE COMPANY OF NEW YORK
                              (Registrant)

                         By:  _______________________________
                              Terry L. Kendall*
                              Chairman, President, Chief Executive
                                Officer and Director

Attest:  /s/ Marilyn Talman
         -------------------------
         Marilyn Talman
         Vice President, Associate General Counsel
           and Assistant Secretary

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 6, 1997.

     Signature                          Title
     ---------                          -----


______________________________          Chairman, President
     Terry L. Kendall*                    Director, Chief Executive Officer
                                          of Depositor



______________________________          Senior Vice President and
     Mary Bea Wilkinson*                  Treasurer (Chief Financial Officer)




                     DIRECTORS OF DEPOSITOR

_______________________________         _______________________________
     Myles R. Tashman*                       Bernard Levitt*




_______________________________         _______________________________
     Barnett Chernow*                        Roger Martin*



_______________________________         _______________________________
     Stephen J. Friedman*                    Andrew Kalinowski*



_______________________________         _______________________________
     Carol V. Coleman                        Frederick S. Hubbell*



     By:  /s/ Marilyn Talman   Attorney-in-Fact
          ---------------------
          Marilyn Talman

________________

* Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.

                         EXHIBIT INDEX



ITEM   EXHIBIT. . . . . . . . . . . . . . . . . . . . . . . .    PAGE #

 5     Opinion and Consent of Myles R. Tashman, Esq.  . . . .

23(a)  Consent of Sutherland, Asbill & Brennan, L.L.P.  . . .

23(b)  Consent of Ernst & Young LLP, Independent Auditors . .

24     Powers of Attorney . . . . . . . . . . . . . . . . . .

27     Financial Data Schedule  . . . . . . . . . . . . . . .